LOAN AGREEMENT



                             by and between
               THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                                   and
                    CATELLUS DEVELOPMENT CORPORATION



                            February 16, 1994


                  TABLE OF CONTENTS

                                                              Page

   1.     GLOSSARY                                              1
   2.     THE LOAN                                              6
   3.     SECURITY FOR THE LOAN AND ADDITIONAL CREDIT
          SUPPORT                                               7
          (a)    First Mortgage and/or Deed of Trust            7
          (b)    Assignment of Leases and Rents                 8
          (c)    Letters of Credit for Certain Defects          8
   4.     BORROWER'S REPRESENTATIONS AND WARRANTIES             8
   5.     ADDITIONAL COVENANTS AND AGREEMENTS OF BORROWER      12
   6.     RELEASE OF MORTGAGED PROPERTY                        20
          (a)    Special Property and Option Property          20
          (b)    Release of Santa Fe Center or South Bay Center21
          (c)    Additional Releases up to $30,000,000         21
          (d)    Additional Conditions for Release             22
          (e)    Service Fee                                   24
          (f)    Prepayment Premium                            25
          (g)    No Reborrowing                                25
          (h)    Special Rules for Release of San Diego Baggage
                 Building                                      25
          (i)    Prepayment in Excess of Allocated Loan Amount 26
          (j)    Lender's Approval or Disapproval of Release
                 Requests                                      26
   7.     SUBSTITUTION OF PROPERTIES                           26
          (a)    General                                       26
          (b)    Substitution of Additional Properties         26
          (c)    Required Deliveries for Properties that Borrower
                 Proposes to Add to the Mortgaged Property     27
          (d)    Additional Conditions for Substitution        30
          (e)    Determination of Lender                       36
          (f)    Service Fee                                   36
          (g)    Allocated Loan Amounts following Substitution 37

          (h)    Determination of Market Value and Net Operating
                 Income                                        37
   8.     ACCELERATION FOR MATERIAL MISSTATEMENTS              37
   9.     DUE ON SALE, ENCUMBRANCE, ETC.                       38
   10.    LIMITATION OF LIABILITY                              41
   12.    COVENANT REGARDING FUNDED DEBT                       43
   12.    ASSIGNMENT OF WARRANTIES                             45
   13.    EVENTS OF DEFAULT                                    45
   14.    LENDER'S REMEDIES UPON DEFAULT                       47
   15.    APPROVAL OF MAJOR LEASES; SUBORDINATION,
          NON-DISTURBANCE AND ATTORNMENT; ETC.                 48
   16.    MISCELLANEOUS PROVISIONS                             49
          (a)    Indemnity                                     50
          (b)    Rights of Third Parties                       51
          (c)    Assignment                                    51
          (d)    Successors and Assigns Included in Parties    53
          (e)    Headings                                      53
          (f)    Invalid Provisions to Affect No Others        53
          (g)    Number and Gender                             53
          (h)    Amendments                                    53
          (i)    Notices                                       53
          (j)    Governing Law                                 54
          (k)    No Waivers                                    54
          (l)    Time of Essence                               55
          (m)    Survival of Covenants, Representations and
                 Warranties                                    55
          (n)    Limitation on Interest                        55
          (o)    Attorney's Fees                               55
          (p)    Estoppel Certificates                         56
          (q)    Confidentiality                               56
          (r)    Entire Agreement; No Oral Agreement           58

                           TABLE OF CONTENTS
                               (cont'd.)

                            LIST OF EXHIBITS

   Exhibit      Title                    Page
   A-1          Note A-1
   A-2          Note A-2
   A-3          Note A-3
   B-1          Note B-1
   B-2          Note B-2
   C-1          Note C-1
   C-2          Note C-2
   D            Form of Borrower's Officer's Certificate
   E            Survey Requirements
   F            Guidelines for Hazardous Materials Report
   G            Hazard Insurance Instructions
   H            Guidelines for Engineering Report
   I            Asbestos Bulk Survey  Survey of Work
   J            Form of Subordination, Non-Disturbance and
                Attornment Agreement


                               SCHEDULES

   Schedule     Title                    Page
   A            Properties
   B            Special Property
   C            List of Major Tenants
   D            Option Property


                             LOAN AGREEMENT

             This Loan Agreement is made and entered into this 16th day of February, 1994 (hereinafter sometimes referred to as the "Closing Date") by and between The Prudential Insurance Company of America ("Lender") and Catellus Development Corporation ("Borrower"), with reference to the following facts:

             A.     Borrower and Lender have executed the
   Amended and Restated First Mortgage Loan Commitment dated December 2, 1993 (the "Amended Commitment") for the loan by Lender to Borrower and the borrowing by Borrower of the Loan (as hereinafter defined). Among the Loan Documents (as defined therein) contemplated by the Amended Commitment is this agreement (the "Loan Agreement", as referred to therein and herein).

             B. Concurrent with the execution and delivery of this Loan Agreement the Loan is being made at the Closing (as defined therein) pursuant to the Amended
   Commitment.

             C.     The Loan is secured by, inter alia, a
   first deed of trust or first mortgage, as the case may be, on those properties set forth on Schedule A hereto, as such schedule may be amended from time to time (individually, a "Property" and collectively, the "Properties").

             D. Lender and Borrower desire to set forth herein the terms of the Loan not set forth in one or more of the other Loan Documents, the security for the Loan, terms under which certain Properties may be released from the lien of the deed of trust or mortgage, as the case may be, and certain other matters related to the foregoing.

             In consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

             1.     GLOSSARY.

             The following terms used in this Loan Agreement shall have the definitions set forth below:

             (a)     "Additional Properties" shall have the
   meaning set forth in Section 7(b).

             (b) "Allocated Loan Amount" when used herein with respect to a Property (other than an Additional Property) shall mean the amount set forth with respect to such Property in the column on Schedule A entitled "Allocated Loan Amount" or, with respect to more than one Property (other than an Additional Property), the total of such amounts with respect to such Properties and when used with respect to an Additional Property shall be the amount of the Loan allocated to such Additional Property by Lender as provided in Section 7(g). In the case of Note C only, the monthly payments of principal by Borrower shall be applied monthly to reduce the Allocated Loan Amount of the South Bay Center; in the case of Note A and Note B, there shall be no reduction in the Allocated Loan Amounts of any Properties on account of the monthly amortization of such Notes.

             (c) "Annual Debt Service" shall mean as to Note A the level monthly payment of principal and interest on such Note multiplied by 12 and as to Notes B and C shall mean the total of the level monthly payments of principal and interest on such Notes multiplied by 12.

             (d)     "Assignment of Leases" shall mean the
   Assignment of Lessor's Interest in Leases given to Lender as security for the Loan.

             (e)     "Borrower" shall mean Catellus Development
   Corporation, a Delaware corporation.

             (f) "Closing Date" shall mean the date of this Loan Agreement.

             (g)     "Debt Service" shall mean the periodic
   payments of principal and interest as required under the Notes.

             (h) "Deed of Trust" shall mean the several Deed of Trust, Security Agreement, Fixture Filing and Assignment of Rents granting Lender a first priority security interest in the Mortgaged Property located in the states of Arizona, California, Colorado and Oregon, respectively.

             (i)     "Event of Default" shall mean the
   occurrence of any of the events specified in Section 13, subject to any notice requirements and grace periods specified in said Section 13.

             (j)     "Ground Leased Properties" shall mean
   those Properties shown on Schedule A designated "Ground
   Leased" and for which Borrower holds the lessor's interest under a ground lease.

             (k)     "Improvements" shall mean any and all
   structures located on the Properties (including the Additional Properties), but excluding any structures located on Ground Leased Properties if such structures are owned by the Tenant(s).

             (l)     "Lender" shall mean The Prudential
   Insurance Company of America and any other successor
   Owner/Servicing Agent (as such term is defined in Section 16(c) of this Agreement).

             (m)     "Loan" shall mean the loan described in
   Section 2 hereof.

             (n) "Loan Documents" shall mean the Notes, the Deed of Trust, the Mortgage, the Assignment of Leases, this Loan Agreement and any other documents setting forth the terms of, evidencing or given as security for, the Loan, including without limitation the letters of credit and the side letters referred to in Section 3(c) of this Agreement, the Hazardous Substances Remediation and Indemnification Agreement of even date herewith executed by Borrower in favor of Lender (the "Hazardous Substances Agreement"), the side letter regarding Borrower's representations and warranties of even date herewith, Borrower's disclosure letter, and the side letter regarding title and survey.

             (o)     "Major Lease" shall mean each lease for
   which the lessee is a Major Tenant.

             (p) "Major Tenant" shall mean each tenant so designated on Schedule C to this Loan Agreement and any tenant under any lease executed or renewed subsequent to the date hereof that provides for (a) in the case of a Ground Leased Property, rent for the first year (including actual base rent (excluding rental concessions, if any) and projected percentage rent) of at least $500,000, or (b) in the case of a Non-Ground Leased Property, the leasing by a single tenant of either (i) at least 50,000 square feet or
   (ii) 80% or more of the net rentable space in a building containing a total of at least 20,000 rentable square feet.

             (q) "Market Value" of a Mortgaged Property or an Approved Property shall be the fair market value as determined by Lender in its sole discretion in accordance with Section 7(h); provided that Lender may elect to obtain at Borrower's expense, after consultation with Borrower, outside appraisals in connection with its valuation of such properties.

             (r)     "Mortgage" shall mean the several
   Mortgage, Security Agreement, Fixture Filing and Assignment of Rents granting Lender a first priority security interest in the Mortgaged Property located in the states of Illinois, Kansas and Oklahoma, respectively.

             (s)     "Mortgaged Property" shall mean
   individually each and collectively all the Property which is subject to the lien of the Deed of Trust or Mortgage.

             (t) "Net Operating Income" (or "NOI") shall be determined by Lender based upon the following general definition, but subject to adjustment by Lender due to the factors referred to in Section 7(h): gross income from operations of the Mortgaged Property from all sources (including base rent, percentage rent, management supervisory fees, service fees or charges, rental insurance proceeds actually collected, license fees, and including additional rent derived from operating expense, common area maintenance and tax escalation pass through provisions), less normal and customary operating expenses (such as property taxes, insurance, cleaning, utilities, administrative expenses, repairs and maintenance) and an aggregate allowance for management fees, leasing commissions, tenant allowances and reserves for replacements set forth below:

                                           Total Percentage
             Type of Property                    Allowance
   Ground Lease
   No Participation
        Short Term Lease (10 years or less)         3%
   No Participation
        Long Term Lease (In excess of 10 years)     1%

   Participation
        Short Term Lease (10 years or less)         3%

   Participation
        Long Term Lease (In Excess of 10 years)     1%


                                           Total Percentage
             Type of Property                    Allowance
   Buildings
   Multi-tenant shopping centers,
   retail, incubator, low-rise
   office and R&D                                   9%

   South Bay Center                                 7%

   Santa Fe Center                                  8%

   Industrial Warehouse and Manufacturing
        3 tenants or less and a long term
        lease (in excess of 7 years)                3%

   Industrial Warehouse and Manufacturing,
        short term leases (7 years or less)         8%


   Except for the reserve for replacements, NOI shall be calculated without deducting amounts expended or set aside for capital improvements and replacements, debt service and depreciation or amortization. NOI shall be accounted for on a cash basis in accordance with generally accepted accounting principles.

   In any case herein where Net Operating Income is calculated on a monthly basis to determine NOI, the expense for property taxes and insurance shall be deemed to be one-twelfth of the annual property taxes and insurance. In calculating Net Operating Income for all purposes under this Loan Agreement, rental income shall be included only from tenants whose leases and credit worthiness are satisfactory to Lender, it being understood that the length of term remaining is a factor that Lender may deem significant for such purpose. If a petition in bankruptcy has been filed by or against any Major Tenant, or if a receiver, trustee or liquidator has been appointed for the benefit of the creditors of any Major Tenant, Lender may exclude such Major Tenant's scheduled rent obligation from the calculation of Net Operating Income.

             (u) "Non-Ground Leased Properties" shall mean all Mortgaged Properties other than Ground Leased
   Properties.

             (v)     "Non-Material Defect" shall mean any
   Engineering Defect, Asbestos Defect or Environmental Defect as defined in Section 3(c).

             (w)     "Non-Material Title Defect" shall have
   the meaning set forth in Section 3(c)(4).

             (x)     "Notes" shall mean Note A, Note B, and
   Note C, which evidence Borrower's obligation to repay the Loan.

             (y)     "Option Property" shall mean the
   Mortgaged Property which is referred to on Schedule D.

             (z)     "Personal Property" shall mean personal
   property of the Borrower located in or upon the Mortgaged
   Property.
             (aa)     "Property" shall mean the parcels of
   real property which are referred to on Schedule A.

             (bb)     "Release" shall mean the release of a
   Mortgaged Property from the lien of the Deed of Trust or Mortgage in accordance with the provisions of Section 6.

             (cc)     "Remaining Portfolio" shall mean the
   Mortgaged Property continuing to be subject to the lien of the Deed of Trust or Mortgage after a Release or Substitution.

             (dd)     "Removed Properties" shall mean the
   Properties removed pursuant to Section 7 in connection with a Release and Substitution.

             (ee)     "Santa Fe Center" shall mean the office
   building located at 224 South Michigan Avenue, Chicago,
   Illinois and the land on which it is situated.

             (ff) "South Bay Center" shall mean the office building located at 2540-2590 North First Street, San Jose,
   California and the land on which it is situated.

             (gg)     "Special Property" shall mean the
   Mortgaged Property referred to on Schedule B.

             (hh)     "Substitution" shall mean the addition
   of Additional Properties to the Mortgaged Properties concurrently with the Release of Mortgaged Properties as permitted in Section 7 of this Loan Agreement.

             2.     THE LOAN.

             (a) The amount of the Loan ("Loan Amount") will be $280,000,000. The Loan shall be evidenced by three notes: "Note A", "Note B", and "Note C". The Notes are being executed and delivered concurrently with this Loan Agreement at the Closing contemplated by the Amended Commitment. Note A is in the original principal amount of $216,700,000, on the terms and provisions of Exhibit A. Note B is in the original principal amount of $53,300,000, on the terms and provisions of Exhibit B. Note C is in the original principal amount of $10,000,000, on the terms and provisions of Exhibit C. In the event the Loan closes prior to March 1, 1994, then the amount of interest accruing from the date of disbursement of the Loan through and including February 28, 1994 shall be paid to Lender on April 1, 1994, which interest shall be paid in addition to the first regular monthly installments of principal and interest on the Notes due on April 1, 1994. By executing and delivering the Notes, Borrower agrees to repay the Loan in accordance with the terms of the Notes.

             (b)     Notwithstanding Section 2(a) above,
   Borrower acknowledges and agrees that, for Lender's administrative purposes, (i) Note A is actually represented by three Notes, "Note A-1" in the original principal amount of $108,350,000, "Note A-2" in the original principal amount of $98,350,000 and "Note A-3" in the original principal amount of $10,000,000 (all three of such promissory notes being hereafter referred to as Category A Notes), (ii) Note B is actually represented by two Notes, "Note B-1" in the original principal amount of $26,650,000 and "Note B-2" in the original principal amount of $26,650,000 (both of such promissory notes being hereafter referred to as Category B Notes), and (iii) Note C is actually represented by two Notes, "Note C-1" in the original principal amount of $5,000,000 and "Note C-2" in the original principal amount of $5,000,000 (both of such promissory notes being hereafter referred to as Category C Notes). The seven promissory notes described above bear interest at varying rates. Whenever in this Loan Agreement Borrower is required or permitted to make a payment or prepayment of principal and/or interest on any of Note A, Note B and/or Note C, such payment or prepayment shall be allocated by Lender to all Notes within the same category in proportion to the outstanding principal balance of each
   Note in that category. By way of example and not by way of limitation, a prepayment of principal on Note A shall be allocated proportionately among Note A-1, Note A-2 and Note A-3.

             (c) Notwithstanding Lender's right, pursuant to Section 16(c) of this Agreement, to sell, assign, syndicate, transfer or negotiate or grant or sell participations in the "Loan Transaction" (as defined in such section), there shall be only one holder of each and all of the Notes at all times during the term of the Loan.

             3.     SECURITY FOR THE LOAN AND ADDITIONAL
   CREDIT SUPPORT.

             Prior to or concurrently with the execution and delivery of this Loan Agreement, Borrower shall have executed and delivered to Lender each of the following documents and delivered such documents and each of the following other items:

             (a) First Mortgage and/or Deed of Trust. The Mortgages and Deeds of Trust securing the Notes and creating valid first lien(s) upon the fee simple estate in the land and, if owned by Borrower, the improvements comprising the Mortgaged Property. Notwithstanding anything contained herein or in the Loan Documents, none of Borrower's obligations under or pursuant to the Hazardous Substances Agreement shall be secured by the lien of a Deed of Trust or Mortgage.

             (b)     Assignment of Leases and Rents.  An
   Assignment of Lessor's Interest in Leases in form and substance satisfactory to Lender which shall create a present first priority assignment to Lender of all present and future leases of all or any part of the Mortgaged Property, all guaranties thereof and all rents and other sums payable thereunder.

             (c) Letters of Credit for Certain Defects. Concurrently with the execution of this Loan Agreement, Borrower shall deliver to Lender unconditional, irrevocable letters of credit issued by a bank or banks acceptable to Lender and otherwise in form and substance acceptable to Lender in its sole and absolute discretion as follows:

                  (1)     A letter of credit in the amount of
   $150,000 for Mortgaged Property subject to engineering defects ("Engineering Defects"). Said letter of credit shall be governed by an Agreement Regarding Engineering Defects between Borrower and Lender of even date herewith.

                  (2)     A letter of credit in the amount of
   $92,500 for Mortgaged Property subject to asbestos defects ("Asbestos Defects"). Said letter of credit shall be governed by an Agreement Regarding Asbestos Defects between Borrower and Lender of even date herewith.

                  (3)     A letter of credit in the amount of
   $60,000 for Mortgaged Property subject to environmental defects ("Environmental Defects"). Said letter of credit shall be governed by an Agreement Regarding Environmental Defects between Borrower and Lender of even date herewith.

                  (4)     A letter of credit in the amount of
   $3,000,000 for Mortgaged Property that sustained damage in the January 17, 1994 Northridge earthquake. Said letter of credit shall be governed by an Agreement Regarding Earthquake Damage between Borrower and Lender of even date herewith.

             4.     BORROWER'S REPRESENTATIONS AND WARRANTIES.

             In consideration of and as an inducement for Lender to make the Loan to Borrower, Borrower hereby makes the following representations and warranties to Lender:

             (a)     Each of the Recitals set forth above is
   true and correct;

             (b) Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware; Borrower is duly qualified to do business as a foreign corporation in each state in which such qualification is required by law; and Borrower has full power and authority to make the representations, warranties and covenants set forth herein and to enter into and execute this Loan Agreement and each of the Loan Documents;

             (c) This Loan Agreement and all of the Loan Documents have been duly authorized and executed by Borrower and constitute the valid, legal and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms;

             (d) Borrower has not dealt with any person, firm or corporation who is or may be entitled to any brokerage commission, finder's fee or other like payment in connection with the Amended Commitment (and any of the agreements constituting or which comprised the Original Commitment as defined in the Amended Commitment) or Lender's agreement herein to make or Lender's making of the Loan to Borrower that will in any way be binding upon or constitute a liability of Lender. Borrower hereby indemnifies Lender against, and agrees to defend Lender and hold Lender harmless from, any and all loss, cost, liability or expense (including reasonable attorneys' fees) which may be incurred by Lender by reason of any claim made by any person for such brokerage commission, finder's fee or other like payment, other than any claim based upon or arising out of the actions of Lender;

             (e)     Borrower is not in default under any
   contract, agreement or commitment to which Borrower is a party or by which Borrower is bound, which default would have a material adverse effect on Borrower's ability to perform its obligations under this Loan Agreement or any of the Loan Documents. The execution and delivery of this Loan Agreement and all of the Loan Documents, the consummation of the transactions contemplated hereby or thereby, and compliance with the terms and conditions hereof or thereof will not: (i) violate any existing order, writ, injunction or decree of any court or governmental agency to which Borrower is subject; or
   (ii) conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, instrument, document, commitment, agreement or contract of any kind to which Borrower is a party or by which Borrower may be bound;

             (f) Neither this Loan Agreement nor any of the other Loan Documents nor any other document, financial statement, credit information, certificate or statement furnished to Lender by or on behalf of Borrower in connection with the Loan (including without limitation those furnished under, pursuant to, or in respect of the Original Commitment or the Amended Commitment) contains any factual statement which is untrue in any material respect or omits to state a fact material to this Loan Agreement or the Loan;

             (g) The amounts to be received by Lender as interest payments under the Notes shall constitute lawful interest and shall be neither usurious nor illegal under the present laws of the State of California or any other applicable laws;

             (h) All representations and warranties made by Borrower in this Loan Agreement or in any certificate or other document delivered to Lender by or on behalf of Borrower in connection with this Loan Agreement (including without limitation those furnished under, pursuant to, or in respect of the Amended Commitment) shall be deemed to have been relied upon by Lender, notwithstanding any investigation heretofore or hereafter made by Lender or on Lender's behalf, and Borrower hereby acknowledges such reliance by Lender in making the Loan. All of such representations and warranties shall survive the recording of the Deed of Trust and/or the Mortgage and the disbursement of all sums contemplated hereby;

             (i) Borrower declares and certifies, under penalty of perjury, that: (1) Borrower's U.S. Taxpayer I.D. Number is 94-2953477; (2) the business address of Borrower is 201 Mission Street, 30th Floor, San Francisco, California 94105 ; (3) Borrower is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended (the "Code"); and
   (4) Borrower understands that the information and certification contained in this Section 4(i) may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment or both. Borrower agrees to provide Lender with a new certification containing the provisions of this
   Section 4(i) immediately upon any change in such information.

             (j)     Borrower represents and warrants with
   respect to compliance with ERISA and state statutes on government plans that:

                  (1)     Borrower represents and warrants to
   Lender that, as of the date hereof and throughout the term of the Loan, (a) Borrower is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, and (b) the assets of Borrower do not constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

                  (2)     Borrower represents and warrants to
   Lender that, as of the date of the Loan and throughout the term of the Loan, (a) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA, (b) transactions by or with Borrower are not subject to state statutes or other applicable law regulating investments of, transactions with, and fiduciary obligations with respect to governmental plans, and (c) transactions by or with Borrower will not be treated as a transaction with or involving a governmental plan.

                  (3)     Borrower covenants and agrees to
   deliver to Lender such certifications or other evidence on the Closing Date and from time to time throughout the term of the Loan (but not more frequently than annually), as requested by Lender in its sole discretion, that
   (i) Borrower is not an "employee benefit plan" or a "governmental plan"; (ii) Borrower is not subject to state statutes regulating governmental plans; and (iii) one or more of the following circumstances is true: (x) equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2); (y) less than 25 percent of all equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3- 101(f)(2); or (z) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Sections 2510.3-101(c) or (e).

                  (4)     Any of the following shall
   constitute an Event of Default under the Loan, entitling Lender to exercise any and all remedies to which it may be entitled under this Loan Agreement or any of the Loan
   Documents: (i) the failure of any representation or warranty made by Borrower under this Section 4(j) to be true and correct in all respects, (ii) the failure of Borrower to provide Lender with the written certifications and evidence referred to above, or (iii) the consummation by Borrower of a transaction which would cause this Loan Agreement or any exercise of Lender's rights under the Loan Documents or the repayment of the 1988 Loan (as defined in the Amended Commitment) to constitute a non-exempt prohibited transaction under ERISA or a violation of a state statute or other applicable law regulating governmental plans, subjecting Lender to liability for violation of ERISA or such state statute or other applicable law.

                  (5)     Borrower shall indemnify Lender and
   defend and hold Lender harmless from and against all loss, cost, damage and expense (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of any such material default under the immediately preceding paragraph. This indemnity shall survive any termination, satisfaction or foreclosure of the Deed of Trust and/or Mortgage and shall not be subject to the limitation on personal liability as set forth in Section 11.

             (k)     Borrower represents and warrants that,
   except as disclosed to Lender in writing, none of the Mortgaged Properties suffered any material damage as a result of the January 17, 1994 Northridge earthquake and its aftershocks.

             5.     ADDITIONAL COVENANTS AND AGREEMENTS OF
   BORROWER.

             In consideration of and as an inducement to Lender to make the Loan to Borrower, Borrower hereby covenants and agrees with Lender as follows:

             (a) Subject to Article III, Paragraph J of the Deed of Trust and the Mortgage, Borrower shall pay, or cause to be paid, all taxes, assessments and other similar charges which are assessed, levied, confirmed, imposed or which become a lien upon or against the Mortgaged Property or any portions thereof, or which become payable with respect thereto or with respect to the occupancy, use or possession of the Mortgaged Property before such taxes, assessments and other similar charges become delinquent, and within ninety (90) days of the delinquency date of each tax statement (or as soon thereafter as such become available), Borrower shall deliver to Lender receipted tax bills or other written evidence in form and substance satisfactory to Lender confirming the payment of such taxes, assessments and other charges.

             (b)     Borrower shall duly and punctually
   perform, observe and comply with all of the terms, provisions, conditions, covenants and agreements to be performed, observed, and complied with by Borrower under this Loan Agreement and the Loan Documents, and Borrower shall not suffer or permit any default to exist under this Loan Agreement or any of the Loan Documents.

             (c)     Borrower shall keep the Mortgaged
   Property free and clear of all liens, encumbrances and other title defects of every nature or description, whether arising from taxes or assessments, from charges for labor, materials, supplies or services, or otherwise, except for such liens, encumbrances and other title defects which Lender shall have specifically approved in writing in connection with the Closing. Notwithstanding the foregoing, Borrower shall have the right to contest in good faith the validity of any such lien, encumbrance or charge, provided Borrower shall first deposit with Lender a bond or other security satisfactory to Lender in such amount as Lender shall reasonably require, but not more than one hundred fifty percent (150%) of the amount of such lien if such amount is ascertainable, and if not ascertainable, one hundred fifty percent (150%) of Lender's estimate of the cost to Borrower if an adverse judgment is rendered in any action or proceeding to enforce such lien, encumbrance or charge, and provided further, that Borrower shall thereafter diligently proceed to cause such lien, encumbrance or charge to be removed and discharged.

             (d) Borrower shall pay, on demand by Lender, as such charges are incurred and promptly after billing and as to charges billed at or shortly before Closing, on or before the Closing Date Lender's consultants' fees, title company premiums and charges, survey costs, recording fees and taxes, fees and expenses of Lender's in-house and outside counsel (which may include counsel in California and counsel in each other jurisdiction where the Mortgaged Property is located) and all of Lender's other costs and expenses pertaining to the Loan, including, without limitation, the Application, the Original Commitment and all amendments thereto, including the Amended Commitment, the review and analysis of documents and other matters affecting the Eligible Properties, the Approved Properties, and the Disapproved Properties (as each such term was used in the Original Commitment as from time to time amended), or the Mortgaged Properties, whether submitted under Paragraphs 4 or 6 of, or otherwise in connection with the Original Commitment or the Amended Commitment, and any advice which Lender may wish to obtain in connection therewith and the preparation, negotiation and review of the Loan Documents, or the documents relating to the extension of the 1988 Loan and the modification of the 1990 Loan, each as contemplated in the Amended Commitment. It is the intent of this Section that Borrower shall make such payments so that Lender shall not be required to advance any money apart from loan funds in connection with the closing of this Loan.

             (e) Borrower acknowledges that Lender will continue to incur out-of-pocket costs and expenses (including, but not limited to, the cost of appraisers, title insurance endorsements and in-house and outside attorneys' fees and expenses) following the Closing Date in the ordinary course of its administration of the Loan, in connection with any Release or Substitution, in connection with the analysis of Mortgaged Property subject to Non-Material Defects, and in connection with Lender's determination in its sole and exclusive discretion whether or not to enter into, and the negotiation and carrying out of, any modifications and amendments of this Loan Agreement and other Loan Documents which Borrower may request. Borrower shall pay such costs and fees and expenses from time to time during the term of the Loan promptly upon receipt of a statement therefor.

             (f) Borrower shall promptly notify Lender in writing of the institution of any action, suit or proceeding at law or in equity against Borrower affecting the Properties or any portion thereof that would have a material adverse effect on Borrower's ability to perform its obligations under this Loan Agreement or any of the Loan Documents.

             (g)     Borrower shall protect, defend and
   indemnify Lender and hold Lender harmless from and against any and all loss, cost, liability or expense (including court costs and in-house and outside attorneys' fees) arising out of or relating to Lender's entering into or carrying out the terms of this Loan Agreement or Lender's being the holder of the Notes or the Deeds of Trust and Mortgages, or relating to any injury or damage to any person or property occurring on or about the Properties; provided, however, that (i) Borrower shall not be liable for any indemnity obligation herein if and to the extent that such indemnity obligation arises or is increased as a result of Lender's assignment or participation of all or any portion of its interest in the Loan as provided in
   Section 16(c) below, and (ii) the foregoing indemnity shall not apply with respect to any intentional tort, willful misconduct or act of gross negligence which Lender is determined by the judgment of a court of competent jurisdiction (sustained on appeal, if any) to have committed.

             (h) At no expense to Lender, Borrower shall keep and maintain or cause to be kept and maintained the Mortgaged Property, including the parking, recreational and landscaped portions thereof, in good order and condition, and Borrower shall promptly make or cause to be made all necessary structural and non-structural repairs to the Mortgaged Property. Borrower shall not diminish or materially alter the Improvements in a manner which would adversely affect the value of the Mortgaged Property, and shall not erect any new buildings, structures or building additions on the Mortgaged Property in a manner that would adversely affect the value or materially change the use of the Mortgaged Property, without the prior written consent of Lender. Borrower shall provide Lender with written notice of any material damage to or destruction of the Mortgaged Property or any portion thereof within five (5) business days of such occurrence.

             (i) At no expense to Lender, Borrower shall comply with and shall use its best efforts to cause all occupants of the Mortgaged Property to comply with all federal, state and local laws, rules, regulations and orders with respect to the discharge, generation, removal, transportation, storage and handling of hazardous or toxic wastes or substances, pay immediately when due the cost of removal of any such wastes or substances, and keep the Mortgaged Property free of any lien imposed pursuant to such laws, rules, regulations and orders. In the event Borrower fails to do so, Lender may declare this Loan Agreement, the Mortgage, Deed of Trust and other Loan Documents to be in default; provided, that with respect to the act or omission of any unaffiliated third party, Borrower shall not be declared in default without first having been notified by Lender of any such violation and given a reasonable opportunity to cure such violation. In addition, Borrower hereby grants Lender and its employees and agents an irrevocable and non-exclusive license, subject to the rights of tenants, to enter the Mortgaged Property to conduct testing and to remove the hazardous wastes or substances, upon expiration of the applicable cure period under this Loan Agreement, and the costs of such testing and removal shall immediately become due to Lender and shall be secured by the Deed of Trust and the Mortgage. Borrower shall indemnify Lender and hold Lender harmless from and against all loss, cost, damage and expense (including, without limitation, in-house and outside attorneys' fees and costs incurred in the investigation, defense and settlement of claims) that Lender may incur as a result of or in connection with the assertion against Lender of any claim relating to the presence or removal of any hazardous waste or substance referred to in this paragraph, or compliance with any federal, state or local laws, rules, regulations or orders relating thereto; provided, however, that (i) Borrower shall not be liable for any indemnity obligation herein if and to the extent that such indemnity obligation arises or is increased as a result of Lender's assignment or participation of all or any portion of its interest in the Loan as provided in Section 16(c) below, and (ii) the foregoing indemnity shall not apply with respect to any intentional tort, willful misconduct or act of gross negligence which Lender is determined by the judgment of a court of competent jurisdiction (sustained on appeal, if any) to have committed.

             (j) Borrower shall not install or permit to be installed in the Mortgaged Property friable asbestos or any substance containing asbestos and deemed hazardous by federal, state or local laws, rules, regulations or orders respecting such material. With respect to any such material currently present in the Mortgaged Property, Borrower shall promptly comply with, and shall use its best efforts to cause all occupants of the Mortgaged Property to comply with, such federal, state or local laws, rules, regulations or orders, at Borrower's expense. If Borrower shall fail to so comply, Lender may declare this Loan Agreement and the other Loan Documents to be in default. Borrower shall indemnify Lender and hold Lender harmless from and against all loss, cost, damage and expense (including, without limitation, in-house and outside attorneys' fees and costs incurred in the investigation, defense and settlement of claims) that Lender may incur as a result of or in connection with the assertion against Lender of any claim relating to the presence or removal of any asbestos substance referred to in this paragraph, or compliance with any federal, state or local laws, rules, regulations or orders relating thereto; provided, however, that (i) Borrower shall not be liable for any indemnity obligation herein if and to the extent that such indemnity obligation arises or is increased as a result of Lender's assignment or participation of all or any portion of its interest in the Loan as provided in Section 16(c) below, and (ii) the foregoing indemnity shall not apply with respect to any intentional tort, willful misconduct or act of gross negligence which Lender is determined by the judgment of a court of competent jurisdiction (sustained on appeal, if any) to have committed.

             (k) At no expense to Lender, Borrower shall obtain and maintain or cause to be obtained and maintained the policies of insurance required by the respective Deeds of Trust and Mortgages during the entire term of the Loan, for the benefit of Borrower and Lender.

             In the event of any insured property loss, the payment for such loss shall be made directly to Lender and, at Lender's option (except as otherwise specifically set forth herein or with respect to loss relating to a Mortgaged Property as specifically set forth otherwise in the Deed of Trust or Mortgage to which such Mortgaged Property is subject), may be either used to effect restoration of the loss or applied in payment of the respective Notes, whether or not then due and payable, in the order of priority provided below. Notwithstanding the foregoing, Lender shall permit the application of insurance proceeds to restoration of the Mortgaged Property affected by such insured loss to as good or better condition as existed prior to the loss, in accordance with plans and specifications approved by Lender in its reasonable discretion, provided that: (a) the amount of the loss caused by such casualty is not more than 30% of the Loan Amount Allocated to the particular Mortgaged Property; (b) there is no default by Borrower under any of the Loan Documents at the time of such application; (c) the insurer does not deny liability to any named insured; (d) any Major Tenant or its successors, assigns or replacements, as the case may be, whose lease permits termination thereof as a result of such insured loss, agrees in writing to continue its lease; (e) rental loss insurance is available to offset fully any abatement of rent to which any tenants of the Mortgaged Property may be entitled as a result of such loss; and (f) in Lender's judgment, restoration can be completed by March 1, 2002.

             If Lender elects or is required to apply insurance proceeds to restoration, (i) the proceeds shall be held by Lender in an interest-bearing account and may, at Lender's election, be disbursed in installments by Lender or by a disbursing agent ("Depository") selected by Lender and whose fees and expenses shall be paid by Borrower, (ii) Borrower shall upon demand by Lender from time to time deposit with Lender or Depository, in a mutually acceptable interest-bearing account, the amount of any deductible under such insurance coverage and such amounts in excess of the amount from time to time on deposit as may be necessary to complete such restoration, and (iii) the insurance proceeds shall be disbursed from time to time as restoration progresses satisfactorily in Lender's reasonable judgment, based upon receipt of appropriate lien waivers, a certificate of the architect or engineer in charge of the work, the form and content of such certificate to be reasonably satisfactory to Lender, and title insurance protection against mechanic's and materialmen's liens. If Borrower shall fail to complete the restoration of the Property or an Event of Default occurs prior to full disbursement of the insurance proceeds, any undisbursed portion (including accrued interest thereon) may, at Lender's option, be applied to the respective Notes, whether or not then due as provided below, and such application shall be deemed to be a prepayment of the outstanding principal balance of the Loan and shall be subject to a prepayment premium computed in accordance with the next sentence, except that no such prepayment premium shall be due
   (x) in the event that such prepayment is attributable to the application of insurance proceeds where Borrower has fulfilled the requirements of clauses (b) through (f) inclusive in the immediately preceding paragraph, and such prepayment is attributable solely to the exercise by Lender of its rights by reason of clause (a) in the preceding paragraph with respect to use of insurance proceeds or (y) in the event, and only to the extent, the total of all prepayments (other than under such clause (a)) attributable to insurance proceeds under this
   Section 5(k) and condemnation awards under Article V, Paragraph B of the Deed of Trust and of the Mortgage does not exceed $2,000,000. If the Mortgaged Property with respect to which the insurance proceeds, or in the case of a condemnation (as referred to in Article V of the Deed of Trust and of the Mortgage), the Transerred Property, is South Bay Center, the prepayment shall be applied to and the prepayment premium shall be calculated on the basis that the prepayment is first of Note C and after full prepayment of Note C, then as to any excess a prepayment of Note B, and after full prepayment of Note B, then as to any excess a prepayment of Note A, or if the Mortgaged Property with respect to which the insurance proceeds are paid or condemnation award is paid is Santa Fe Center, the prepayment shall be applied to and the prepayment premium shall be calculated on the basis that the prepayment is of Note B, and after full prepayment of Note B, then as to any excess a prepayment of Note A, and in all other instances of insurance proceeds or condemnation awards, the prepayment shall be applied to and the prepayment premium shall be calculated on the basis that the prepayment is of Note A.

             Notwithstanding the foregoing, so long as there is then existing no default on the part of Borrower under the Deed of Trust, in the event of a casualty which damages only one Mortgaged Property and repair of the damage will cost less than $250,000, the insurance proceeds with respect to such casualty shall be paid to Borrower on the condition that Borrower shall receive such funds in trust to be applied to the cost of repair and Borrower by receiving such funds shall covenant to complete such repair with such funds and such additional funds as Borrower shall expend or cause to be expended and Borrower shall cause any and all liens in connection with such repair to be discharged of record within thirty days of filing.

             In the case of any casualty that results in the application of insurance proceeds or condemnation awards to the prepayment of the Loan, the Allocated Loan Amount for the Mortgaged Property that is the subject of such casualty shall be reduced by the amount of principal of the Loan prepaid by Borrower.

             (l) Borrower shall furnish Lender (i) within 120 days after the close of each fiscal year of Borrower, with a copy of the Form 10-K of Borrower filed with the Securities and Exchange Commission ("SEC") for such year, or if Borrower is no longer required to file such form, with an annual financial statement of Borrower containing at least a balance sheet as at the end of such year, operating statement for such year, and a statement of sources and uses of funds for such year, each audited by and with the report of an independent certified public accountant, and (ii) at the time they are furnished to the SEC, copies of each quarterly report of Borrower on Form 10-Q and all Current Reports of Borrower on Form 8-K to the SEC. Additionally, Borrower shall provide Lender with prompt notice of any and all other reports to and filings (other than Borrower's filings of preliminary proxy statements and Borrower's responses to SEC comments on filings) with the SEC which the public is legally entitled to examine and which the Borrower from time to time makes, whether or not required to do so by applicable law or regulation; provided, that Borrower shall not be required to provide Lender with copies of such other reports to and filings with the SEC unless Lender shall request copies thereof from Borrower.

             (m) At any time after an Event of Default by Borrower under any of the Loan Documents, at the election of Lender, Borrower shall make monthly deposits on account of real estate taxes, assessments levied against the Mortgaged Property and insurance premiums equal to one-twelfth of the annual charges estimated by Lender therefor or such greater amount as may be reasonably necessary under the circumstances existing at the time Lender makes such election in order to accumulate with Lender sufficient funds to pay such taxes, assessments and premiums 30 days prior to their respective due dates. Any such funds paid by Borrower to Lender shall be held by Lender in an interest-bearing account selected by Lender, and the interest on such funds shall, at the election of Lender, either be applied to the payment of real estate taxes, assessments or insurance premiums or be paid over to Borrower.

             (n) Borrower shall not operate or permit the Mortgaged Property to be operated as a cooperative or condominium building or buildings in which the tenants or occupants participate in the ownership, control or management of the Mortgaged Property or any part thereof, as tenant stockholders or otherwise; provided, that the foregoing shall not prohibit Borrower from operating any Mortgaged Property that contains multi-tenant common areas.

             (o) Within ninety (90) days following the end of each calendar year beginning with calendar year 1994, Borrower shall furnish Lender with a current rent roll on a Property-by-Property basis containing each tenant's name, the rentable square footage of the premises, the monthly rental rate, the monthly rent, all items of additional rent, the term, the commencement and expiration dates, any option to renew and any option to terminate with respect to all Leases affecting the Mortgaged Property and a current report of any tenant delinquencies under any leases or tenancies, certified by an executive officer of Borrower.

             6.     RELEASE OF MORTGAGED PROPERTY.

             Without requiring substitution of collateral, Lender will at Borrower's request release ("Release") such of the Mortgaged Property as Borrower designates in such request, provided that the conditions set forth in this
   Section 6 are satisfied at the time of such Release.

             (a) Special Property and Option Property. At the Borrower's written request delivered to Lender ("Release Request") from time to time and upon compliance with the requirements of clause (d) (other than the requirements of clauses (d)(3) and (d)(4)) and clause (e) below with respect to each Release Request, and upon prepayment to Lender of (1) a principal prepayment in the amount of the greater of (A) the Allocated Loan Amount of such Mortgaged Property designated for Release in such Release Request or (B) in the case of (x) a Release Request in connection with a sale to a non-Affiliate of Borrower, the gross sales price of the Mortgaged Property designated for Release in such Release Request less the total of customary expenses of sale incurred, the federal and state income taxes, if any, due with respect to such sale by Borrower, and the prepayment premium due hereunder with respect to such prepayment of principal, and (y) any other Release Request under this clause (a), one hundred percent (100%) of the Market Value of the Mortgaged Property designated in such Release Request, less the prepayment premium due under the Notes with respect to such prepayment of principal, together with (2) a prepayment premium in connection with each such prepayment under (1) above on the amount payable under (1) above (such prepayment premium to be calculated as provided in clause (f) below), Lender shall execute and deliver to the Trustee under the applicable Deed of Trust a request for reconveyance from the applicable Deed of Trust (or a release from the Mortgage with respect to any Special Property or any Option Property which is subject to a Mortgage) of the Special Property or the Option Property which is being sold pursuant to the exercise of the tenant's option on such Option Property existing on the date of Closing, as the case may be, as specified in such Release Request.

             (b) Release of Santa Fe Center or South Bay Center. Upon receipt by Lender (i) of a Release Request at any time or times prior to March 1, 1996 (time being of the essence) and upon compliance with the requirements of clause (d) (other than the requirements of clause (d)(2)) and clause (e) below with respect to each Release Request,
   (ii) payment of (1) a principal prepayment in the amount of one hundred ten percent (110%) if prepayment is made before March 1, 1995 (time being of the essence) and one hundred twenty percent (120%) if prepayment is made thereafter (time being of the essence) of the Allocated Loan Amount with respect to the Mortgaged Property which is the subject of such Release Request and (2) a prepayment premium on the amount payable under subsubclause (1) above, calculated in accordance with Note B as a principal payment of Note B, Borrower shall be entitled to the release of South Bay Center and Santa Fe Center, respectively; provided that the release of South Bay Center shall also require the additional prepayment of the entire balance of principal and accrued interest of Note C and a prepayment premium on such prepayment of principal of Note C.

             (c) Additional Releases up to $30,000,000. Subject to the limitation set forth in the last sentence of this clause (c), in addition to the Releases which are made under clauses (a) or (b) hereof, and the Mortgaged Properties which become Removed Properties under Section 7 below, upon receipt by Lender (i) of a Release Request at any time or times and upon compliance with the requirements of clauses (d) and (e) below with respect to each Release Request, and upon prepayment to Lender of (1) a principal prepayment in the amount of the greater of (A) one hundred ten percent (110%) of the Allocated Loan Amount of such Mortgaged Property designated for Release in such Release Request or (B) in the case of (x) a Release Request in connection with a sale to a non-Affiliate of Borrower, the gross sales price of the Mortgaged Property designated for Release in such Release Request less the total of customary expenses of sale incurred, the federal and state income taxes, if any, due with respect to such sale by Borrower, and the prepayment premium due hereunder with respect to such prepayment of principal, and
   (y) any other Release Request under this clause (c), one hundred percent (100%) of the Market Value of the Mortgaged Property designated in such Release Request, less the prepayment premium due under the Notes with respect to such prepayment of principal, together with (2) a prepayment premium in connection with each such prepayment under (1) above on the amount payable under (1) above (such prepayment premium to be calculated as provided in clause (f) below). Borrower shall not be entitled to the release pursuant to this clause (c) of Mortgaged Properties having an aggregate Allocated Loan Amount exceeding $30,000,000.

             (d) Additional Conditions for Release. As to each Release Request Borrower shall have satisfied each of the following conditions:

                  (1)     No Default.  At the time of
   delivering to Lender a Release Request and immediately following a Release pursuant thereto, Borrower shall not be in default with respect to its obligations under this Loan Agreement or under any of the other Loan Documents or in any material respect under any other material agreement or instrument binding on the Mortgaged Property or Borrower's interest therein; provided, that the foregoing requirement shall not be applicable to any default which would be cured by effecting the Release requested by Borrower in the Release Request.

                  (2)     Valuations.  For purposes of
   determination of the Market Value in connection with such Release Request (to the extent applicable under clauses
   (a), (b), or (c) above), if requested by Lender, Borrower shall have delivered to Lender market appraisals with respect to each Mortgaged Property which is the subject of such Release Request, such appraisals performed by independent appraisers selected by Lender after consultation with Borrower.

                  (3)     Financial Information.  In the event
   of a Release Request under clauses (b) or (c) above, Borrower shall have supplied Lender with the following financial information in form and substance satisfactory to
   Lender:

                       (i)     an unaudited pro forma
   consolidated condensed balance sheet of Borrower as of the last day of the full calendar month preceding the Release ("Financial Statement Date"), accompanied by a certificate signed by the chief financial officer of Borrower to the effect that the historical financial information contained in the unaudited pro forma consolidated condensed balance sheet of Borrower was prepared in accordance with generally accepted accounting principles consistently applied, and reflects all adjustments necessary for a fair presentation of the information contained therein;

                       (ii)     such additional financial data
   and information regarding Borrower as Lender may reasonably request.

                  (4)     Adverse Financial Change.  The
   current financial statements of Borrower submitted under
   Section 6(d)(3) above, confirm that the net worth of Borrower before such Release (other than a Release under clause (a) above) is, and after such Release will be, not more than twenty percent (20%) less than such net worth as reflected in the financial statement delivered to Lender by Borrower pursuant to Paragraph 4.N.(iv) of the Amended Commitment.

                  (5)     Protection Against Bankruptcy.
   There shall not have been filed by or against Borrower a petition in bankruptcy or a petition or answer seeking assignment for the benefit of creditors, the appointment of a receiver, trustee or liquidator with respect to Borrower or any substantial portion of Borrower's property, reorganization, arrangement, liquidation or dissolution or similar relief under the Federal Bankruptcy Laws or any state law.

                  (6)     Representations and Warranties.
   Lender shall be satisfied that the representations and warranties contained in Section 4(b), (c) and (e) of this Agreement are true and correct as of the date of the Release, that the Borrower is not in breach of any covenant or agreement contained in Section 5 or elsewhere in this Loan Agreement or in the other Loan Documents as of the date of the Release, and that no condition exists as of the date of the Release under Section 5 or elsewhere in this Loan Agreement or in the other Loan Documents which with the giving of notice or the passage of time, or both, would constitute a breach of any representation, warranty, covenant or agreement in any of the Loan Documents.

                  (7)     Borrower's Officer's Certificate.
   The chief executive officer or chief financial officer of Borrower shall certify to Lender that (i) Borrower is duly formed, validly existing and in good standing,
   (ii) Borrower is not in breach or default with respect to its obligations under this Loan Agreement or any of the other Loan Documents or in any material respect with respect to any material agreement to which Borrower is a party affecting or binding the Mortgaged Property, and
   (iii) such other matters as are set forth in the form of certificate attached hereto as Exhibit D.

                  (8)     Title Insurance Policy.  At the time
   of the Release, Borrower shall have obtained commitments satisfactory to Lender for endorsements to its then-existing title insurance policies, issued by a company or companies satisfactory to Lender, insuring that the validity and priority of the liens of the Deed of Trust and Mortgage are not impaired as a result of the Release and insuring as to such other matters related to the Release as Lender may in its reasonable discretion require.

                  (9)     Amendment of Loan Documents.
   Borrower shall have executed and delivered to Lender such documents as Lender may reasonably require amending the Loan Documents, each in form and substance satisfactory to Lender, reflecting the Release.

                  (10)     No Pending or Threatened Action.
   At the time of the Release, there shall be no pending or threatened action seeking to challenge the legality, validity, priority or enforceability of Lender's Mortgage and/or Deed of Trust.

                  (11)     Opinion of Counsel.  Upon the
   written request of Lender, Borrower shall deliver to Lender, at the time of the Release Request, an opinion, in form and from counsel reasonably acceptable to Lender, covering such matters related to the Release as Lender shall reasonably request.

                  (12)     Access.  Ingress to and egress from
   all portions of the Mortgaged Property which are adjacent to property released by Lender shall be over fully-dedicated public roads or by private easements satisfactory to Lender.

                  (13)     Subdivision Approval.  At
   Borrower's expense, Borrower shall obtain any subdivision approval and such other evidence reasonably satisfactory to Lender that the remaining Mortgaged Property that is adjacent to any property that is being released shall be in compliance with all applicable laws, ordinances, rules and regulations relating to the subdivision of real property; provided, that if Borrower otherwise qualifies for a Release pursuant to this Section 6, Lender shall execute tentative, final and/or parcel maps and other documents necessary to comply with the California Subdivision Map Act or equivalent laws of other jurisdictions.

             (e) Service Fee. Prior to or concurrently with the delivery of any Release Request, Borrower shall have paid to Lender a service fee of one half of one percent (0.5%) of the Allocated Loan Amount with respect to, (with a minimum such fee of $15,000 and a maximum fee of $50,000 per) each Mortgaged Property requested to be released. Additionally, promptly upon receipt of an invoice therefor, Borrower shall pay Lender's in-house and outside attorneys' fees and costs and Lender's other out-of-pocket expenses relating to such Release.

             (f) Prepayment Premium. With respect to any prepayment under clauses (a) or (c) hereof, (i) if the Mortgaged Property which is the subject of the Release Request is South Bay Center, the prepayment shall be applied to and the prepayment premium shall be calculated on the basis that the prepayment is first of Note C and after full prepayment of Note C, then as to any excess a prepayment of Note B, and after full prepayment of Note B, then as to any excess a prepayment of Note A, (ii) if the Mortgaged Property which is the subject of the Release Request is Santa Fe Center, the prepayment shall be applied to and the prepayment premium shall be calculated on the basis that the prepayment is of Note B, and after full prepayment of Note B, then as to any excess a prepayment of Note A, and (iii) and if the Mortgaged Property which is the subject of the Release Request is neither Santa Fe Center nor South Bay Center, the prepayment shall be applied to and the prepayment premium shall be calculated on the basis that the prepayment is of Note A, and after full prepayment of Note A, then as to any excess a prepayment of Note B, and after full prepayment of Note B, then as to any excess a prepayment of Note C.

             (g)     No Reborrowing.  Amounts repaid or
   prepaid may not be reborrowed by Borrower.

             (h) Special Rules for Release of San Diego Baggage Building. Pursuant to an Amended and Restated Development Agreement by and between Borrower and the City of San Diego dated as of April 1993 (the "Development Agreement"), Borrower is obligated to transfer, on or before December 7, 1997, fee title to the "Baggage Building" (as such term is defined in the Development Agreement) to the City of San Diego or its designee free from the lien of the Deed of Trust. The Allocated Loan Amount for the Baggage Building parcel (identified as a part of Parcel No. CA0731752 in Schedule A hereof) is zero. Subject to compliance with the provisions of the Development Agreement relating to such transfer, Borrower shall be permitted to obtain a release of the Baggage Building parcel, for the purpose of conveying such parcel to the City of San Diego in accordance with the Development Agreement, without any prepayment of principal, prepayment premium or service fee. Notwithstanding the foregoing, Borrower shall be required to pay all title insurance premiums, Lender's in-house and outside attorneys' fees and costs and Lender's other out-of-pocket costs incurred in connection with the release of the Baggage Building.

             (i) Prepayment in Excess of Allocated Loan Amount. In the event of a prepayment in excess of the Allocated Loan Amount with respect to a Mortgaged Property in connection with the Release of such Mortgaged Property, the excess shall be credited against and in reduction of the Allocated Loan Amount of such of the other Mortgaged Properties as Lender shall designate in its sole and absolute discretion.

             (j)     Lender's Approval or Disapproval of
   Release Requests. In the case of any Release Request delivered by Borrower under this Section 6, Lender shall approve or disapprove such Release Request within thirty (30) days of receiving such Release Request and all documents and information required to be provided to Lender in connection therewith. Following the receipt of Lender's approval of any Release Request, Borrower shall have a reasonable period of time, not to exceed thirty (30) days, within which to effect the approved Release.

             7.     SUBSTITUTION OF PROPERTIES.

             (a) General. In addition to the release of Mortgaged Property pursuant to Section 6, Borrower may release Mortgaged Property by substitution (herein "Substitution") if Borrower shall deliver to Lender a Release Request with respect to such Mortgaged Property, and shall fulfill all of the conditions of this Section 7.

             (b)     Substitution of Additional Properties.
   Borrower shall add to the Mortgaged Property additional
   Properties ("Additional Properties) in accordance with the following rules:

                  (1)     Borrower shall submit to the Lender
   along with the Release Request a request for substitution which shall identify the Additional Property.

                  (2)     Such Additional Property at the time
   of Substitution must be, in Lender's sole and absolute opinion: (i) substantially identical to or better in quality than (with respect to such factors as age of improvements, quality of tenants, type of use and location) the Removed Properties, (ii) located in the States of Arizona, California, Illinois or Oregon, (iii) have a Market Value and a Net Operating Income equal to or greater than the Market Value and the Net Operating Income of the Removed Property, and (iv) occupied in all material respects with Improvements which are less than five years old at the time the Release Request is submitted;

                  (3) In Lender's sole and absolute opinion at the time of delivery of such Release Request and at the time of the Release and Substitution the Net Operating Income of the Mortgaged Property other than Santa Fe Center and South Bay Center included in the Mortgaged Property is at least one hundred twenty-five percent (125%) of the Annual Debt Service on Note A and the Net Operating Income of Santa Fe Center and South Bay Center is at least one hundred thirty percent (130%) of the Annual Debt Service of Notes B and C.

                  (4)     no more than one Release and
   Substitution shall be made within any period of twelve consecutive months.

                  (5)     there shall be no Release and
   Substitution permitted with respect to any Mortgaged
   Property or Mortgaged Properties if the aggregate Allocated
   Loan Amounts of all Removed Properties pursuant to this
   Section 7 and Sections 8 and 9 would exceed $30,000,000.

             (c) Required Deliveries for Properties that Borrower Proposes to Add to the Mortgaged Property. Concurrently with the delivery to Lender of any Release Request and proposed Substitution pursuant to this
   Section 7, Borrower shall supply Lender with the following items with respect to each proposed Additional Property:

                  (1)     Survey.  A current as-built survey
   ("Survey"), in triplicate, dated not more than 30 days before the date of the Release Request and not more than 180 days before the date of Substitution and which meets the requirements set forth on Exhibit E.

                  (2)     Inventory of Personal Property.  A
   detailed inventory of Borrower's Personal Property located on the Additional Properties, including make, model and serial number.

                  (3)     As-Built Plans and Specifications.
   A certified complete set of the as-built plans and specifications for any improvements located on the Additional Properties to the extent Borrower possesses such plans and specifications. Lender and Borrower agree that Borrower may not possess as-built plans and specifications for certain of the Improvements located on Additional Properties and that Borrower will not be required to have as-built plans and specifications created for such Improvements. All as-built plans and specifications held by Borrower will be available in its regional offices for review by Lender and by appraisers engaged by Borrower and/or Lender in connection with the Substitution.

                  (4)     Asbestos Report.  A comprehensive
   asbestos report, prepared by a licensed engineer or asbestos consultant acceptable to Lender, prepared in accordance with the guidelines set forth on Exhibit I, stating that the Improvements located on the Additional Properties do not contain any asbestos or, if asbestos is present, describing its form, extent and condition and analyzing (including cost and time factors) recommended methods of removal or abatement. The asbestos report must be satisfactory to Lender in all respects. In lieu of the foregoing asbestos report, as to any of the Improvements which were constructed after January 1, 1983, Lender will accept:

                       (i)  a certification from Borrower's
   architect for such Improvements, certifying that no asbestos-containing materials were specified in the Final Specifications for the Improvements and that based upon said architect's observations during the construction of the Improvements, no asbestos-containing materials were used by the general contractor and its subcontractors in constructing the Improvements; and

                       (ii)  a certification from Borrower's
   contractor that no asbestos-containing materials were used by said contractor or any of its subcontractors during the construction of the Improvements;

   provided, that if Borrower cannot obtain both of the certifications required in (i) and (ii) above after making diligent efforts to do so, Lender will accept, in lieu of one of such certifications, a substantially identical certification from Borrower.

                  (5)     Hazardous Materials Report.  A
   comprehensive hazardous materials report, prepared by a licensed engineer or qualified environmental consultant acceptable to Lender, prepared in accordance with the guidelines set forth in Exhibit F, which states that the Additional Property, the Personal Property located thereon and the users and occupants thereof do not contain, use or discharge any hazardous or toxic materials, wastes or substances, or, if present, describing such substances and uses and whether the use and disposal of such substances complies with applicable laws and regulations governing use and disposal of such substances, and if such substances are not being lawfully used or disposed of, then analyzing (including cost and time factors) the recommended methods of remediation. Lender may retain, at Borrower's expense, technical consultants to review the results of such report. In addition, Borrower hereby agrees that Lender and/or its technical consultants may contact and confer with Borrower's consultant without Borrower's knowledge, approval or consent. The comprehensive hazardous materials report must be satisfactory to Lender in all respects.

                  (6)     Building Condition and Engineering
   Report. Borrower shall retain, at its expense, the services of independent third-party engineer(s), pre-approved by Lender and duly licensed in the States in which the Additional Properties are located, to provide an independent evaluation of each Additional Property. Such study shall be prepared in accordance with the guidelines set forth in Exhibit H and any other similar requirements which Lender deems necessary. If the engineer determines that it is appropriate to do so, Borrower shall also furnish a report of all sub-surface soil conditions from an approved soils engineer including a test boring report for each site prepared by a recognized test laboratory. Both reports must be satisfactory to Lender in all respects.

                  (7)     Compliance with Zoning, Building and
   Other Laws. Evidence in the form of governmental certifications, affirmative title insurance (if available) and/or an opinion of counsel acceptable to Lender, that the Additional Properties and the uses thereof comply with all applicable zoning, building and land use laws, ordinances, rules, regulations and other similar restrictions, and that there is no action or proceeding pending before any court, quasi-judicial body or administrative agency relating thereto. Borrower shall also furnish to Lender permanent and unconditional certificates of occupancy, temporary certificates of occupancy, and all other certificates, permits, licenses and other items relating to such compliance (or their equivalents) which are required by or have been obtained from any board, agency or department, whether governmental or otherwise, to the extent the foregoing items either (i) are within Borrower's possession or (ii) may be obtained by Borrower without unreasonable effort or expense in the reasonable judgment of Lender.

                  (8)     Insurance.  A certificate of
   insurance satisfactory to Lender confirming the insurance coverages required under Section 5(k) and conforming to the requirements of Exhibit G.

                  (9)     Title Commitment.  A commitment for
   or preliminary title report with respect to the Title Insurance Policy required under Section 7(d)(16) below with respect to the Additional Properties together with complete copies of all recorded easements, covenants, restrictions and other matters affecting title to the Additional Properties which are raised as exceptions in the commitment or preliminary title report.

                  (10)     UCC Searches.  UCC searches against
   the Additional Properties and Borrower.

                  (11)     Elevator Adequacy Report.  For each
   Additional Property in excess of five stories, an elevator adequacy report, prepared by a nationally recognized elevator manufacturer or engineering firm, covering the recommended size, capacity, travel, and speed of the elevators necessary to adequately service the Improvements, and percentage of population that can be moved within a five-minute period during peak traffic load and maximum established waiting period for riders.

             (d)     Additional Conditions for Substitution.
   Borrower shall have satisfied each of the following additional conditions:

                  (1)     No Default.  At the time of a
   request for a Substitution and immediately following a Substitution, Borrower shall not be in default with respect to its obligations under this Loan Agreement or under any of the other Loan Documents or in any material respect under any other material agreement or instrument binding on the Mortgaged Property or Borrower's interest therein; provided, that the foregoing requirement shall not be applicable to any default which would be cured by effecting the release and substitution requested by Borrower in the Release Request.

                  (2)     Valuations.  For purposes of
   determining the Market Values and Net Operating Income required under Section 7(b)(2)(iii) above, the Market Value and Net Operating Income of each proposed Removed Property and each proposed Additional Property shall be determined by Lender. If requested by Lender, Borrower shall have delivered to Lender market appraisals with respect to each of such Properties performed by independent appraisers selected by Lender after consultation with Borrower.

                  (3)     Financial Information.  Borrower
   shall have supplied Lender with the following financial information in form and substance satisfactory to Lender:

                       (i)  an unaudited pro forma
   consolidated condensed balance sheet of Borrower as of the last day of the full calendar month preceding the Substitution ("Financial Statement Date"), accompanied by a certificate signed by the chief financial officer of Borrower to the effect that the historical financial information contained in the unaudited pro forma consolidated condensed balance sheet of Borrower was prepared in accordance with generally accepted accounting principles consistently applied, and reflects all adjustments necessary for a fair presentation of the information contained therein;

                       (ii)  such additional financial data
   and information regarding Borrower as Lender may reasonably request.

                  (4)     Leases.  Borrower shall have
   delivered to Lender duplicate originals or copies of all leases, renewals and modifications thereof of all or any part of the Additional Property, certified by Borrower.

                  (5)     Rent Roll.  Borrower shall have
   delivered to Lender a current rent roll on a Property-by-Property basis verifying that the Mortgaged Property are only subject to unexpired Leases previously or concurrently submitted to Lender and containing the tenant's name, the rentable square footage of the premises, the annual rental rate, the annual rent, all items of additional rent, the term, the commencement and expiration dates, any option to renew and any option to terminate with respect to all Leases affecting the Mortgaged Property and a current report of any tenant delinquencies under any leases or tenancies, certified by an executive officer of Borrower.

                  (6)     Legal Capacity.  Borrower shall have
   delivered to Lender evidence that Borrower and the persons executing any new Loan Documents relating to the Substitution on its behalf have the legal capacity and authority to do so. Borrower shall submit certified copies of its certificate of incorporation, by-laws and the resolution(s) of its board of directors authorizing the Substitution, together with current appropriate good standing certificates and incumbency certificates for the persons designated to execute any such new Loan Documents on behalf of Borrower. At the election of Borrower, Borrower may satisfy the requirements of this paragraph (6) by providing Lender with a Secretary's Certificate stating that (i) there have been no changes in Borrower's certificate of incorporation and by-laws since the date such items were last delivered to Lender, (ii) the Substitution has been authorized by all necessary corporate action, and (iii) the person(s) executing any documents on behalf of Borrower have the authority to do so.

                  (7)     Separate Lot.  If requested by
   Lender with respect to the Removed Properties and the Additional Properties that are the subject of any release and substitution, Borrower shall deliver to Lender evidence satisfactory to Lender that each of such Properties constitutes a separate lot and is assessed and taxed separately by taxing authorities.

                  (8)     Title.  Title to the Additional
   Properties and the Personal Property located thereon shall be satisfactory in all respects to Lender. Such title shall be good and marketable and free and clear of all leases, liens, encumbrances, security interests, restrictions, easements and other defects which are not acceptable to Lender.

                  (9)     Leasing of the Mortgaged Property.
   At the time of Substitution, there shall be in full force and effect with tenants in occupancy and tenants not in default leases of the Additional Properties approved by Lender which produce monthly Net Operating Income sufficient to fulfill the requirements of Section 7(b)(2)(iii).

                  (10)     Damage, Destruction or
   Condemnation. With respect to any Additional Property, such Property shall not have suffered any unrepaired material damage by fire or other casualty, and shall not have become, in whole or in part, the subject of any condemnation action or proceeding or the exercise of the power of eminent domain. Notwithstanding the foregoing, Lender shall permit to be added to the Mortgaged Property any Property that (a) suffers any casualty or partial condemnation so long as the tenant(s) remain in possession and are paying rent as required under their lease(s) without reduction because of the casualty or partial condemnation, or (b) suffers a casualty loss not in excess of $100,000, provided that in the case of either (a) or (b) Borrower or the tenant in possession unconditionally agrees to restore the Property and Lender is assured to its reasonable satisfaction that sufficient funds are available (including insurance proceeds and funds of Borrower or tenant, as the case may be) to restore the Property.

                  (11)     Inspection of Improvements.
   Lender's architectural and engineering staff shall have completed a physical inspection of the Improvements on the Additional Property, the results of which are satisfactory to Lender.

                  (12)     Adverse Financial Change.  The
   current audited or certified financial statements of Borrower submitted under Section 7(d)(3) above, confirm that the net worth of Borrower before such Release is, and after such Release will be, not more than twenty percent (20%) less than such net worth as reflected in the financial statement delivered to Lender by Borrower pursuant to Paragraph 4.N.(iv) of the Amended Commitment.

                  (13)     Protection Against Bankruptcy.
   There has not been filed by or against Borrower a petition in bankruptcy or a petition or answer seeking assignment for the benefit of creditors, the appointment of a receiver, trustee or liquidator with respect to Borrower or any substantial portion of Borrower's property, reorganization, arrangement, liquidation or dissolution or similar relief under the Federal Bankruptcy Laws or any state law.

                  (14)     Representations and Warranties.
   Lender shall be satisfied that all representations and warranties contained in Section 4(b), (c) and (e) of this Agreement are true and correct as of the date of the Substitution, that the Borrower is not in breach of any covenant or agreement contained in Section 5 or elsewhere in this Loan Agreement or in the other Loan Documents as of the date of the Substitution, and that no condition exists as of the date of the Substitution under Section 5 or elsewhere in this Loan Agreement or in the other Loan Documents which with the giving of notice or the passage of time, or both, would constitute a breach of any representation, warranty, covenant or agreement in any of the Loan Documents.

                  (15)     Borrower's Officer's Certificate.
   The chief executive officer or chief financial officer of Borrower shall certify to Lender that (i) Borrower is duly formed, validly existing and in good standing,
   (ii) Borrower is not in breach or default with respect to its obligations under this Loan Agreement or any of the other Loan Documents or in any material respect with respect to any material agreement to which Borrower is a party affecting or binding the Mortgaged Property, and
   (iii) such other matters as are set forth in the form of certificate attached hereto as Exhibit D.

                  (16)     Title Insurance Policy.  At the
   time of Substitution, Borrower shall have obtained commitments satisfactory to Lender for ALTA title insurance policies (collectively "Title Insurance Policy"), issued by a company or companies satisfactory to Lender, in the amount of the aggregate Allocated Loan Amount of the Additional Properties, and which shall insure that:

                  a. Lender's Deed of Trust and Mortgage is a valid first lien on Borrower's unencumbered fee simple estate in the Additional Properties subject only to the title exceptions approved by Lender;

                  b.     Ingress and egress to the Additional
   Properties is by public road, deeded right-of-way or easement included as part of the Additional Properties and approved by Lender;

                  c.     Borrower is current in the payment of
   all applicable state and local taxes, charges and assessments affecting the Additional Properties, including but not limited to, real estate and school taxes and water, sewer and utility charges.

   The Title Insurance Policy shall contain CLTA Endorsements Nos. 100, 103.7, 104.6, 104.7, 116, 116.1 and 123.2 (modified to include parking requirements, if available), or their equivalents in other states, if available, and such other endorsements as Lender deems necessary or advisable. No title indemnities shall be established in connection with the issuance of the Title Insurance Policy without Lender's prior consent. Upon Lender's request, Borrower shall arrange for co-insurance and/or reinsurance, with companies satisfactory to Lender, in order to comply with Lender's current single risk limitation guidelines for title insurance companies, treating each Mortgaged Property as a single loan for policy reinsurance limits. All reinsurance policies shall include direct access agreements. Lender may in its sole discretion agree to accept endorsements to existing policies of title insurance rather than new policies of title insurance if it determines that such endorsements provided equivalent assurances of the validity and priority of its Mortgage.

                  (17)     Owner's Affidavit.  Borrower shall
   have delivered to Lender an Owner's Affidavit executed by Borrower affirming, among other things, that:

                  a.     All costs and expenses of all labor,
   materials, supplies and equipment used in construction of the Improvements located on the Additional Properties (except for costs of tenant improvements in the ordinary course of business) have been paid in full except as otherwise stated and provided for in the affidavit (provided such exceptions, if any, are approved by Lender);

                  b.     No bankruptcy or insolvency proceedings
   have been instituted by or against Borrower or, to the best of Borrower's knowledge, any Major Tenant (other than of the Property for which a Release is sought);

                  c. Except for permitted non-conforming uses and violations previously disclosed by Borrower, governmental entities or Chicago Title Insurance Company in writing to and approved by Lender in its sole discretion, the Additional Properties and the use thereof comply in all material respects with all applicable federal, state and local laws, ordinances, building codes, rules and regulations pertaining to zoning, building and environmental matters;

                  d. There is no action or proceeding before any court, quasi-judicial body or administrative agency relating to the validity of the Loan or the proposed or actual use of the Additional Properties (except proceedings initiated by Borrower and seeking to increase the intensity of permitted uses for certain of the Properties) and all rights to appeal any decision rendered in any such action or proceeding have expired;

                  e.     Neither Borrower nor, to the best of
   Borrower's knowledge (having made no investigation other than the receipt of reports required herein), any tenant or prior occupant or owner of the Additional Properties has stored or discharged any hazardous or toxic wastes or substances on the Mortgaged Property in violation of the provisions of
   Section 5(i) hereof; and

                  f.     None of the Additional Properties has
   suffered any unrepaired damage as a result of any casualty or is subject to any pending or (to the knowledge of the Borrower) threatened condemnation, or if such not be the case, identifying the parcels as to which such statement is not correct and specifying how Borrower proposes to satisfy
   Section 7(d)(10).

                  (18)     Tenant Estoppel Certificates.
   Borrower shall provide to Lender properly executed Tenant Estoppel Certificates in the form heretofore provided by Lender to Borrower from tenants of Additional Properties which in the aggregate comprise not less than eighty percent (80%) of the gross rent roll of such Additional Properties, and shall provide Borrower's landlord estoppel certificate in a form substantially identical to the Tenant Estoppel Certificates with respect to each other tenant of the Additional Properties, but Borrower shall not be required to provide Tenant Estoppel Certificates from any other tenants of the Mortgaged Property.

                  (19)     Amendment of Loan Documents.
   Borrower shall have executed and delivered to Lender such documents as Lender may require amending the Loan
   Documents, each in form and substance satisfactory to Lender, reflecting the Substitution.

                  (20)     No Pending or Threatened Action.
   At the time of the Substitution, there shall be no pending or threatened action seeking to challenge the legality, validity, priority or enforceability of Lender's Mortgage and/or Deed of Trust.

                  (21)     Additional Deliveries.  Borrower
   shall deliver to Lender in connection with a request for Substitution of Additional Property pursuant to this
   Section 7 such additional documents and other items of information with respect to the proposed Additional Property and the proposed Removed Property as Lender shall request in order to enable it to determine whether the Release and Substitution complies with the requirements of this Section 7.

             (e)     Determination of Lender.  After the
   delivery of each of the items referred to in clauses (c) and (d) hereof with respect to the proposed Additional Property and the Removed Property, Lender shall then have up to 90 days to consider such information, determine in its sole and absolute discretion whether the proposed Additional Property fulfills the requirements of this
   Section 7 and approve or disapprove such proposed Additional Property, and at the end of such period of determination to deliver to Borrower its letter of approval or disapproval of the addition of such Additional Property as collateral and the release of the Removed Property as provided in this Section 7. Following the receipt of Lender's approval of any proposed Substitution, Borrower shall have a reasonable period of time, not to exceed thirty (30) days, within which to effect the approved Substitution.

             (f) Service Fee. Prior to or concurrently with the delivery of any Release Request and request for Substitution as herein provided, Borrower shall have paid to Lender (i) a service fee of one-half of one percent (0.5%) of the Allocated Loan Amount with respect to (with a minimum such fee of $15,000 and a maximum fee of $50,000 per) each Mortgaged Property requested to be released. Additionally, promptly upon receipt of an invoice therefor, Borrower shall pay Lender's in-house and outside attorneys' fees and costs and Lender's other out-of-pocket expenses relating to such Release.

             (g)     Allocated Loan Amounts following
   Substitution.  The Allocated Loan Amounts for the Removed
   Property shown on Schedule A shall be deemed to be the Allocated Loan Amount for the Additional Property from and after the date of the Substitution and Release.

             (h)     Determination of Market Value and Net
   Operating Income. In determining Market Value and Net Operating Income, Lender shall be entitled to adjust the amounts which are used in such calculation as provided above for such variables as the Lender determines are appropriate for it to consider as a prudent institutional investor in real
   estate.   Those variables include, but are not limited to, the
   discount rate, projected rates of growth or decline in rents and expenses, the current fair market rental rates for the Mortgaged Property and Additional Property, as the case may be, the vacancy rates of the Mortgaged Property and in the relevant markets where the Mortgaged Property and Additional Property are located, and the rate at which existing tenancies are expected to expire, the rollover and other costs associated with tenant vacancies, rental concessions, the credit-worthiness of tenants, the difference in contract rents versus market rents, and the reserves which are prudent for replacements.

             8. ACCELERATION FOR MATERIAL MISSTATEMENTS. In the event Lender determines that a material misrepresentation exists with respect to one or more of the Mortgaged Properties (referred to individually and collectively as to all Mortgaged Properties as to which at such time Lender elects to declare the Loan due and payable by reason of such a misrepresentation, "Misrepresented Property"), it shall have the right to declare the Loan due and payable and an Event of Default shall exist unless either (i) such Misrepresented Property is eligible for Release under Section 6 or Release and Substitution under Section 7 and Borrower both (a) within 15 days after Lender declares such default delivers a Release Request and within a reasonable time thereafter (not to exceed 30 days) fulfills the other requirements under Section 6 for a Release of such Misrepresented Property or delivers a Release Request of the Misrepresented Property as a proposed Removed Property and a notice of the proposed Additional Property to be substituted for the Misrepresented Property (and within thirty (30) days after the delivery of such Release Request and such notice Borrower fulfills the other requirements under
   Section 7 for a Release of the Misrepresented Property and the Substitution of the proposed Additional Property designated in such notice, and (b) completes such Release or Release and Substitution within thirty (30) days following written notice by Lender to Borrower that all conditions to such Release or Release and Substitution have been satisfied or waived (time being of the essence of this and other time periods in this
   Section 8), or (ii) such Release or Release and Substitution does not fulfill the requirements of Section 6 or Section 7 (which requirements include without limitation all the fees and charges and all the limitations on the amount of Releases or Releases and Substitutions which may occur) as the case may be, but within 15 days after Lender records such notice of default Borrower pays to Lender a prepayment equal to the greater of (c) the Allocated Loan Amount for such Misrepresented Property, or (d) one hundred percent (100%) of the Market Value for such Misrepresented Property less the prepayment premium due hereunder with respect to such prepayment of principal, in either case together with a prepayment premium and the service fees calculated as though the Misrepresented Property was a Mortgaged Property being released in accordance with Section 6 or Section 7, as the case may be, and the out-of-pocket expenses of Lender in connection with such Misrepresented Property, and such release shall not be permitted if either (x) the Allocated Loan Amounts of all Mortgaged Properties released (without substitution) under Section 6(c), Section 9, and this
   Section 8 would exceed $30,000,000, or (y) the Allocated Loan Amounts of all Mortgaged Properties which are Removed Properties under Section 7, Section 9 and this Section 8 would exceed $30,000,000. Nothing in this Section 8 shall prevent Lender from asserting its rights under Section 10 to recover a deficiency judgment with respect to a material misrepresentation, if and to the extent that any deficiency realized by Lender was the result of misrepresentations relating to the Misrepresented Property. This Section 8 shall not be applicable with respect to Lender's rights regarding, including without limitation, the right to accelerate the Loan by reason of, other material misrepresentations.

             9.     DUE ON SALE, ENCUMBRANCE, ETC.

             (a) In the event Borrower, without the prior written consent of Lender, shall sell, convey, alienate, mortgage or encumber any Mortgaged Property or any part thereof, or any interest therein, or shall be divested of its title or any interest therein in any manner or way, whether voluntary or involuntary (including without limitation, a condemnation or inverse condemnation of all or any part of, or any interest in, a Mortgaged Property), or in the event of any merger, consolidation or dissolution affecting Borrower or a "transfer of control of the voting stock in Borrower," as defined below, whereby control of the management and operation of any Mortgaged Property, following such merger, consolidation or dissolution affecting Borrower or transfer of control of the voting stock in Borrower, is no longer in Borrower or a Permitted Transferee (as such term is defined below), but excluding those leases (subject to compliance with the provisions of Section 15 below), easements, licenses and interests of a similar nature to leases, easements and licenses however denominated in each case made in the ordinary course of business, then in any of such events, the entire outstanding principal balance of the Loan, together with all accrued interest and the prepayment premium calculated in accordance with the Notes, shall become immediately due and payable at the option of Lender.

             (b) Notwithstanding the foregoing, (i) in the event of a condemnation or inverse condemnation of less than all of the Mortgaged Property the entire balance of principal of the Loan shall not thereby become due and payable but only that portion which along with the prepayment premium payable with respect thereto shall equal the award (net of reasonable cost of recovery) recoverable for such condemnation or inverse condemnation (in the event such condemnation or inverse condemnation is of less than a fee interest in an entire Mortgaged Property, there is no disturbance of rent paying tenants of such Mortgaged Property and there is no diminution of Net Operating Income or Market Value of such Mortgaged Property the award may be used by Borrower to pay for restoration of any damage to the Mortgaged Property and not applied to prepayment of the Loan); and (ii) to the extent that such aggregate prepayments under this Section 9(b) and with respect to Mortgaged Properties which are the subject of any condemnation or inverse condemnation do not exceed $2,000,000 there shall be no prepayment premium.

             (c) A "transfer of control of the voting stock in Borrower" requiring the consent of Lender under this
   Section 9 shall mean the issuance and/or sale by Borrower (other than a distribution to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended) of a "controlling interest" in Borrower to a "person" or "group of persons", other than a Permitted Transferee. "Permitted Transferee" shall mean the California Public Employees' Retirement System, Bay Area Real Estate Investments Associates, L.P., a California limited partnership, Itel Corporation, a Delaware corporation, Olympia & York Developments Limited, an Ontario corporation, Paul Reichmann, Ralph Reichmann or Albert Reichmann or an Affiliate of any of the foregoing; provided that, at the time of issuance or sale of a controlling interest, no person shall be a Permitted Transferee if that person or any of its respective "Material Affiliates" (as defined below) is the subject of bankruptcy, insolvency, reorganization, dissolution, liquidation or similar proceedings under the laws of any jurisdiction foreign or domestic. As used herein (w) "controlling interest" shall mean the "beneficial ownership" of at least 51% of the issued and outstanding shares of the voting stock of Borrower: (x) "beneficial ownership," "person" and "group of persons" shall have the meanings set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended; (y) "Affiliate" of any person shall mean any corporation, partnership, joint venture, or other entity which controls such person or in which such person has a controlling interest or which is under common control with such person; and (z) "Material Affiliate" of any person shall mean any Affiliate other than any corporation, partnership, joint venture, or other entity in which such person has a controlling interest or which is under common control with such person, where such person's or its Affiliate's ownership interest in such corporation, partnership, joint venture or other entity does not represent ten percent (10%) or more of the assets of such person or such Affiliate, as the case may be.

             (d) In the event of acceleration of the Note's maturity date under this Section 9 because of the sale, conveyance, alienation, mortgaging or other encumbering of one or more Mortgaged Properties (collectively, the "Transferred Property") without Lender's consent, Lender agrees to reinstate the Loan if there is no Event of Default existing or event existing which with notice and grace period would be an Event of Default if either (i) all the Transferred Property is eligible for Release under Section 6 or Release and Substitution under Section 7 and Borrower both (a) within 15 days after Lender declares such default delivers a Release Request and thereafter, within a reasonable period of time (not to exceed 30 days), fulfills the other requirements under
   Section 6 for a Release of such Transferred Property or, within such 15-day period, delivers a Release Request of the Transferred Property as a proposed Removed Property and a notice of the proposed Additional Property to be substituted for the Transferred Property and within thirty (30) days after the delivery of such Release Request and such notice Borrower fulfills the other requirements under Section 7 for a Release of the Transferred Property and the Substitution of the proposed Additional Property designated in such notice, and
   (b) completes such Release or Release and Substitution within thirty (30) days following written notice by Lender to Borrower that all conditions to such Release or Release and Substitution have been satisfied or waived (time being of the essence of this and other time periods in this Section 9), or
   (ii) such Release or Release and Substitution does not fulfill the requirements of Section 6 or Section 7 (which requirements include without limitation all the fees and charges and all the limitations on the amount of Releases or Releases and Substitutions which may occur) as the case may be, but all of the following conditions are satisfied: (v) any such sale, conveyance, alienation, mortgaging or other encumbering was inadvertent, in that no officer of Borrower with knowledge of this Loan Agreement had advance knowledge of such sale, conveyance, alienation, mortgaging or other encumbering,
   (w) the Allocated Loan Amount(s) with respect to such Transferred Property, when added to the Allocated Loan Amounts of all other Mortgaged Property previously released pursuant to this clause (ii), is less than or equal to $5,000,000,
   (x) Borrower pays to Lender within 15 days after Lender declares such default an amount equal to the greater of
   (1) the Allocated Loan Amount(s) for such Transferred Property, or (2) one hundred percent (100%) of the Market Value for the Transferred Property, in either case less the prepayment premium due hereunder with respect to such prepayment of principal, in either case together with a prepayment premium and the service fees calculated as though the Transferred Property was a Mortgage Property being released in accordance with Section 7 and the out-of-pocket expenses of Lender in connection with such Transferred Property, (y) the aggregate Allocated Loan Amounts of (i) all Mortgaged Properties released (without substitution) under
   Section 6(c), Section 8, and this Section 9 does not exceed $30,000,000, and (ii) all Mortgaged Properties which are Removed Properties under Section 7, Section 8 and this
   Section 9 does not exceed $30,000,000, and (z) Borrower shall have availed itself of the benefits of this clause (ii) not more than once previously during the entire term of the Loan.

             (e) The Borrower understands and agrees that in the event of acceleration of the Loan's maturity date pursuant to this Section 9, Borrower will pay the Holder of the Note all of the unpaid principal with all accrued interest then due together with all sums due to date of payment provided for in the prepayment clause set forth in the Note. Borrower, by placing its initials below as provided for by Section 2954.10 of the California Civil Code, acknowledges and agrees that the Holder of the Note would not enter into this lending transaction without the Borrower's agreement set forth above.

   _______________________________
                                 Borrower's Initials



             10.     LIMITATION OF LIABILITY.

             In the event of an acceleration of the indebtedness evidenced by the Notes upon an event of default thereunder or under this Loan Agreement or any other Loan Document, Lender shall not enforce any deficiency judgment against Borrower (hereinafter referred to as the "Exculpated Party") with respect to any and all obligations of Borrower under this Loan Agreement, the Notes, the Deeds of Trust, the Mortgages, and the other Loan Documents in excess of the amount realized upon foreclosure against (or sale, pursuant to power of sale, of) any and all security therefor; provided, however, that nothing contained herein or in any other Loan Document shall (a) limit Lender's other rights and remedies against the Exculpated Party hereunder or thereunder, either at law or in equity, or
   (b) relieve Exculpated Party from personal liability and responsibility (i) under Section 4(j) (being the section with respect to ERISA) of this Loan Agreement, including the indemnification provisions under said Section 4(j), (ii) for waste committed by Exculpated Party with respect to any Mortgaged Property, (iii) for any security deposits of tenants not turned over to Lender upon foreclosure or sale pursuant to power of sale, (iv) for insurance proceeds and condemnation awards received by Exculpated Party and not turned over to Lender or used by Exculpated Party for restoration or repair of the Mortgaged Property which was damaged or affected, (v) for any rents or other income from any Mortgaged Property received by Exculpated Party after an Event of Default or event which with notice or grace period, or both, would be an Event of Default under this Loan Agreement or the other Loan Documents and not applied to the fixed and operating expenses of such Mortgaged Property, (vi) for unpaid taxes, assessments, and/or utility charges with respect to a Mortgaged Property, (vii) for any sums expended by Lender in fulfilling the obligations of Exculpated Party, as lessor, under any leases of a Mortgaged Property and for which obligations either perfrmance was due at the time of acceleration of the indebtedness by Lender or became due thereafter prior to foreclosure sale other than during possession of such Mortgaged Property by a receiver appointed in the foreclosure action or otherwise appointed at the request of Lender, (viii) under the Hazardous Substances Remediation and Indemnification Agreement of even date herewith and (ix) under any materially false representation and warranty by Exculpated Party delivered under Paragraph
   6.E. of the Amended Commitment.   Notwithstanding the
   foregoing, this agreement not to pursue recourse liability SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event:

             (a) that there shall be any event occur (other than an involuntary lien or transfer made without Borrower's consent) which entitled, and the Lender elected, to declare the entire Loan due and payable under the Due on Sale or Encumbrance Section in this Loan Agreement (Section 9 above) and the Loan was not reinstated pursuant to the terms of such Section (Section 9 above); or

             (b) of any fraud or material misrepresentation by Borrower in connection with any Mortgaged Property, the Loan Documents, the Amended Commitment, the Original Commitment (including the Application), the Borrower, or any other information furnished to Lender at or before the Closing pursuant to the Amended Commitment, the Original Commitment (including the Application) or the Loan Documents; provided that as to reports containing a material misrepresentation where such reports were prepared by, and submitted to Lender under the names of, independent contractors (such as, but without limitation, surveyors and environmental consultants), it shall be deemed a material misrepresentation by Borrower only if Borrower was aware of, or was aware of facts or circumstances which would cause a reasonable person to determine the existence of, such material misrepresentation; and provided further, that in the case of a Misrepresented Property released pursuant to Section 8 above, Borrower shall have recourse liability to Lender if and only to the extent that any deficiency realized by Lender was the result of misrepresentations relating to such Misrepresented Property.

             11.     COVENANT REGARDING FUNDED DEBT.

             (i) Borrower covenants that on December 31 of each year during the term of the Loan, the ratio (the "Funded Debt Ratio") of Funded Debt (defined below) to Tangible Gross Worth (defined below) of Borrower shall not exceed the Applicable Percentages as defined below. For the calendar years 1994 through 1996, inclusive, the Applicable Percentage shall be 75%; for calendar years 1997 and 1998, the Applicable Percentage shall be 80%; and for all calendar years after 1998, the Applicable Percentage shall be 85%. "Tangible Gross Worth" means the sum of all Funded Debt and all shareholders' equity less goodwill intangibles booked as a result of any change in control or ownership, calculated on a historical cost basis. "Funded Debt" shall mean any obligation payable more than one year from the date of the creation thereof, which under generally accepted accounting principles consistently applied is shown on the balance sheet as a liability excluding liabilities such as security deposits and option deposits for which Borrower has set aside a corresponding cash reserve, and reserves for deferred income taxes and other reserves and including without limitation, capitalized lease obligations and any obligation, regardless of its term, renewable pursuant to the terms thereof or pursuant to the terms of a revolving credit or similar agreement effective for more than one year after the date of the creation of such obligation or of any such agreement; provided however, the portion of a revolving credit agreement with an annual "clean up" requirement shall not be considered Funded Debt.

             (ii) In the event that Borrower shall, on December 31 of any calendar year, fail to satisfy the applicable Funded Debt Ratio test of clause (i) above, then Borrower shall not be in default under this Loan Agreement and the other Loan Documents, unless Borrower fails to satisfy the requirements set forth in clause (iii) below for the immediately following calendar year; provided, however, that if Borrower fails to satisfy the requirements set forth in clause (iii) below for such immediately following calendar year, then at Lender's option an Event of Default shall exist hereunder; and provided further, that if Borrower exceeds the Funded Debt Ratio limitations of either clauses (iv) or (v) below, then at Lender's option an Event of Default shall exist hereunder notwithstanding compliance with the provisions of clause (iii) below.

             (iii) In the event that Borrower shall, on December 31 of any calendar year, fail to satisfy the applicable Funded Debt Ratio test of clause (i) above, then during such immediately following calendar year, Borrower shall not incur any Funded Debt or other indebtedness for borrowed money (collectively, "Debt") except in strict compliance with the following limitations:

                  (a) In connection with any loan commitment previously obtained for construction and development purposes, where Borrower is obligated to complete construction under such loan commitment, Borrower may continue to incur Debt under such loan commitment (but not exceeding the amount of such commitment on December 31 of the preceding calendar year) solely for the purpose of completing construction work in progress.

                  (b)     The aggregate amount of all Debt
   incurred for construction and development purposes (other than Debt described in subclause (a) above) shall not exceed
   $150,000,000. The construction and development Debt described in subclauses (a) and (b) hereof is hereafter collectively referred to as "Project Debt."

                  (c)     Borrower shall at no time have incurred
   aggregate Debt (other than Project Debt and any Debt secured by a first lien on real property) exceeding $50,000,000.

                  (d)     Notwithstanding compliance with
   subclauses (a), (b) and (c) above, any Debt (of any type or character whatsoever) maturing during such immediately following calendar year may be refinanced, extended or renewed only in an amount equal to the principal balance thereof at maturity plus reasonable costs actually incurred by Borrower of refinancing, extending or renewing the loan.

             (iv) In no event and at no time during such calendar years shall the Funded Debt Ratio exceed: for the calendar years 1994 through 1996, inclusive, 80%; for calendar years 1997 and 1998, 85%; and for all calendar years after 1998, 90%.

             (v) In the event that the Funded Debt Ratio of Borrower shall on December 31, 1996 exceed the Applicable Percentage, then in no event and at no time during calendar year 1997 shall the Funded Debt Ratio exceed 80%; and in the event that the Funded Debt Ratio of Borrower shall on December 31, 1998 exceed the Applicable Percentage, then in no event and at no time during calendar year 1999 shall the Funded Debt Ratio exceed 85%.

             12.     ASSIGNMENT OF WARRANTIES.

             (a)     Borrower does hereby assign, pledge,
   transfer and set over to Lender all of its rights, title and interest in and to all warranties as to the construction of the Improvements. Notwithstanding that the foregoing is a present and executed assignment, Lender confers upon Borrower the authority to take such steps as from time to time may be necessary or advisable to avail Borrower of the benefits of such warranties, subject, however, to the right of Lender to revoke such authority at any time it its sole discretion upon an Event of Default and so long as such Event of Default remains uncured.

             (b)     Borrower agrees as follows:

                  (1)     Borrower hereby irrevocably
   constitutes and appoints Lender as its attorney-in-fact to demand, receive and enforce Borrower's rights with respect to the warranties, to give appropriate receipts, releases and satisfactions for and on behalf of Borrower and to do any and all acts in the name of Lender with the same force and effect as if Borrower had accomplished such act itself.

                  (2)     This assignment shall be binding
   upon and inure to the benefit of the parties hereto and their assigns and successors permitted under Section 9 and
   Section 16(c) hereof.

                  (3)     This assignment shall remain in full
   force and effect until the Loan is paid in full and the lien of the Deed of Trust and Mortgage shall have been released, in which event this assignment shall become null and void and of no further force or effect.

             13.     EVENTS OF DEFAULT.

             All obligations of Lender under this Loan
   Agreement shall terminate without further notice or demand, at Lender's option, upon the occurrence of any of the following "Events of Default" (provided, however, that Borrower shall automatically be in default under this Loan Agreement and all obligations of Lender hereunder shall automatically terminate, without the necessity for any action or election by Lender, upon the occurrence of any of the events of default described in Paragraphs (b) and (c) of this Section 13 and the expiration of any applicable cure period provided therein):

             (a) Borrower's failure in the due, prompt and complete observance and performance of any condition, covenant or obligation of Borrower set forth herein or in any Note, any Deed of Trust, any Mortgage or any of the other Loan Documents, for a period of ten (10) calendar days after written notice to Borrower from Lender specifying the nature thereof; provided, however, that Borrower shall not be in default under this Paragraph (a) if: (i) such failure is curable but cannot be cured by the payment of money alone within said ten (10) day period; and
   (ii) Borrower commences curing the default within said ten
   (10) day period and pursues the same to completion with reasonable diligence;

             (b)     The making of an assignment for the
   benefit of creditors by Borrower or the voluntary appointment of a receiver, custodian, liquidator or trustee in bankruptcy of the property of Borrower, or the filing by Borrower of a petition in bankruptcy or other similar proceeding under any law for the relief of debtors;

             (c) The filing against Borrower of a petition in bankruptcy or other similar proceedings under any law for the relief of debtors, or the involuntary appointment of a receiver, custodian, liquidator or trustee in bankruptcy of the property of Borrower, which petition or appointment is not discharged or vacated within sixty (60) calendar days after the filing or making thereof;

             (d) Any representation or warranty made by Borrower to Lender with respect to the Properties or the financial condition or credit standing of Borrower, or any representation or warranty of Borrower contained in this Loan Agreement, was materially false or misleading at the time such was made; and

             (e) Any representation or warranty made by American National Bank and Trust Company of Chicago ("American National"), as trustee under Trust Agreement dated April 30, 1982 and known as Trust No. 55109 (the "Land Trust"), contained in the Mortgage recorded substantially contemporaneously with the execution of this Agreement in the real property records of Cook County, Illinois, was materially false or misleading at the time such representation or warranty was made; provided, that Borrower shall be deemed to have cured any such breach if
   (i) Borrower furnishes to Lender evidence satisfactory to Lender that the Land Trust has been dissolved or otherwise terminated and Borrower, in addition to beneficially owning the Mortgaged Property subject to such Mortgage, has become the owner of legal title to such Mortgaged Property, and
   (ii) such breach has not affected or impaired the validity or priority of the lien of such Mortgage which would have existed but for such breach.

             (f)     Any other occurrence which is
   specifically defined elsewhere in this Loan Agreement to be an Event of Default.

             14.     LENDER'S REMEDIES UPON DEFAULT.

             (a) If any of the Events of Default set forth in Section 13 hereof shall occur and Borrower fails or refuses to cure the same within the express time period (if any) herein provided, Lender may, at Lender's option and without prior notice or demand, and in addition to any other rights of Lender hereunder or under the Notes, the Deeds of Trust, the Mortgages, or any of the other Loan
   Documents:

                  (1)     Declare the unpaid principal balance
   and all accrued but unpaid interest under the Notes to be immediately due and payable, provided, however, that Lender may advance funds subsequent to the happening of any one or more such Events of Default without thereby waiving any of Lender's rights to demand payment in full of the Notes by reason thereof and without liability to make any other or further advances; and

                  (2)     Take possession of the Properties
   (if not already in Lender's possession) or any portion thereof, and perform any and all actions necessary for the maintenance thereof, but Lender shall not be liable for the payment of any expenses incurred in connection therewith or for the performance or nonperformance of any other obligations of Borrower, and all sums expended by Lender for any of such purposes shall be deemed paid to Borrower and secured by the Deeds of Trust and all other documents and instruments securing the Loan.

             (b) At the option of Lender, any default by Borrower under this Loan Agreement or in the performance of any of Borrower's covenants, agreements and obligations contained herein shall constitute a default under the Notes, the Deeds of Trust and the other Loan Documents to the same extent as though the Notes had, by their own terms, become due and payable at maturity and payment thereof had been refused. In such event Lender may, without liability to Borrower, assert and exercise any and all rights and remedies provided for herein or in the Notes, the Deeds of Trust or the other Loan Documents, or otherwise as may be provided by applicable law. All of Lender's rights and remedies hereunder may be asserted concurrently or successively from time to time (either before or after commencement of foreclosure proceedings or before or after the exercise of any other remedy of Lender) until the Notes, including all accrued but unpaid interest thereon, together with all other indebtedness of Borrower to Lender under this Loan Agreement and all of the other Loan Documents, has been paid in full. Without limiting the generality of the foregoing, Borrower and Lender agree that the Loan will be secured by multiple Deeds of Trust and/or Mortgages recorded in multiple counties within a single State and in multiple States, and that Lender may exercise its rights and remedies under such Deeds of Trust and/or Mortgages concurrently or successively from time to time in such order as Lender may in its sole discretion determine.

             15.     APPROVAL OF MAJOR LEASES; SUBORDINATION,
             NON-DISTURBANCE AND ATTORNMENT; ETC.

             Borrower shall not renew, cancel or modify any existing Major Lease or execute any new Major Lease except subject to Lender's prior written consent, which shall be given or denied in accordance with this Section 15.

             (a) Lender shall have fifteen (15) business days to approve or disapprove any proposed renewal, modification or cancellation of a Major Lease or any proposed new Major Lease (the "Approval Period"). The Approval Period shall commence, in the case of a renewal, modification or new Major Lease, upon receipt by both Lender and (except with respect to the service fee in item (iii) below) its Special Counsel of (i) a copy of the final lease, renewal or amendment, as the case may be,
   (ii) such financial and other information regarding the tenant as Lender shall have specified from time to time to be submitted with such requests by notice to Borrower,
   (iii) a $1,000 service fee per Major Lease with respect to which Lender's approval is requested, and (iv) if requested by the tenant, a subordination, non-disturbance and attornment agreement ("SNDAA") in the form of Exhibit J hereto executed by Borrower and the tenant for execution by Lender if it approves said agreement. The Approval Period for a request to cancel a Major Lease shall commence upon receipt of a written request for approval together with a reasonably detailed explanation thereof. During the Approval Period, Borrower shall promptly supply Lender with any additional information that Lender may reasonably request. Lender may disapprove any such renewal, modification or cancellation of, or SNDAA with respect to, a Major Lease or new Major Lease by stating the reason(s) therefor in writing to Borrower, which disapproval shall be final in the exercise of Lender's reasonable judgment. Lender's failure to disapprove in writing any proposed renewal, modification or cancellation of, or SNDAA with respect to, a Major Lease or new Major Lease during the Approval Period shall be conclusively deemed to be Lender's approval thereof. Notwithstanding the foregoing, Borrower may in the exercise of its business judgment give notices of default (including so-called "Three-Day Notices") to Major Tenants without the prior consent of Lender, but may not thereafter institute legal action to terminate any Major Lease without Lender's prior consent as provided herein.

             (b)     Borrower, on behalf of a non-Major
   Tenant, may also request that Lender provide a SNDAA within twenty (20) business days of Lender's and its Special Counsel's (except with respect to the service fee in item (iii) below) receipt of (i) a copy of the fully executed lease with respect to which a SNDAA is requested,
   (ii) such financial and other information regarding the tenant as Lender reasonably shall have specified from time to time to be submitted with such requests by notice to Borrower, (iii) a $1,000 service fee for each SNDAA and
   (iv) a SNDAA executed by Borrower and the tenant for execution by Lender if it approves said agreement requested under this Section 15(b).

             (c)     Any SNDAA agreements given by Lender
   under (a) or (b) above shall be on Lender's standard form, provided from time to time to Borrower, and shall be limited to cover only the tenants' rights as lessees and not as holders of any options to purchase or rights of first refusal.

             (d) In addition to the service fees payable under (a) and (b) above, Borrower shall reimburse Lender promptly upon demand for its Special Counsel's fees and expenses in connection with services Lender requests said Special Counsel to perform related to the consents requested in (a) and (b) above.

             16.     MISCELLANEOUS PROVISIONS.

             The following conditions shall be applicable throughout the term of this Loan Agreement:

             (a) Indemnity. Borrower hereby indemnifies Lender, its directors, officers, agents and employees and, except as provided in this Section 16(a), any person or entity who is an assignee or participant of Lender or acquires any interest in the Loan pursuant to Section 16(c) below (collectively, the "Indemnitees") against, and holds the Indemnitees harmless from, any and all losses, damages (whether general, punitive or otherwise), liabilities, claims, causes of action (whether legal, equitable or administrative), judgments, court costs and legal or other expenses (including in-house and outside attorneys' fees) which the Indemnitees may suffer or incur from any third party claimant (other than a participant) as a direct or indirect consequence of: (a) the Indemnitees' performance of this Loan Agreement or any of the Loan Documents, including, without limitation, Indemnitees' exercise or failure to exercise any rights, remedies or powers in connection with this Loan Agreement or any of the Loan Documents, including, without limitation, any failure of any representation or warranty of Borrower to be true and correct and any failure by Borrower to satisfy any condition; (b) any claim or cause of action of any kind by any person or entity to the effect that an Indemnitee is in any way responsible or liable for any act or omission by Borrower, whether on account of any theory of derivative liability or otherwise; (c) any act or omission by Borrower, any contractor, subcontractor or material supplier, engineer, architect or other person or entity, except an Indemnitee, with respect to any of the Properties; or (d) any claim or cause of action of any kind by any person or entity which would have the effect of denying Lender the full benefit or protection of any provision of this Loan Agreement or the Loan Documents. If any action is brought against Indemnitee(s), such Indemnitee(s) shall promptly notify Borrower in writing of the institution of such action, and Borrower shall assume the defense of such action, including the employment of counsel reasonably satisfactory to Lender and the payment of expenses relating to such defense. An Indemnitee's rights of indemnity shall not be directly or indirectly limited, prejudiced, impaired or eliminated in any way by any finding or allegation that the Indemnitee's conduct is active, passive or subject to any other classification or that the Indemnitee is directly or indirectly responsible under any theory of any kind, character or nature for any act or omission by Borrower or any other person or entity, except the Indemnitee. Notwithstanding the foregoing,
   (i) Borrower shall not be obligated to indemnify any Indemnitee with respect to any intentional tort, willful misconduct or act of gross negligence which such Indemnitee is determined by the judgment of a court of competent jurisdiction (sustained on appeal, if any) to have committed, and (ii) Borrower shall not be liable for any indemnity obligation herein if and to the extent that such indemnity obligation arises or is increased as a result of Lender's assignment or participation of all or any portion of its interest in the Loan as provided in Section 16(c) below. Borrower shall pay any indebtedness arising under said indemnity to an Indemnitee immediately upon demand by the Indemnitee. Borrower's duty to indemnify the Indemnitees shall survive the repayment in full and cancellation of the Note and the release and reconveyance or partial release and reconveyance of the Deed of Trust and Mortgage.

             (b) Rights of Third Parties. All conditions to the obligations of Lender hereunder are imposed solely and exclusively for the benefit of Lender, and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will make or refuse to make advances in the absence of strict compliance with any or all thereof, and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it desirable to do so.

             (c)     Assignment.

             (i) Except as provided in Section 9, Borrower may not assign this Loan Agreement or any of its rights or obligations hereunder without the prior written consent of Lender.

             (ii) Lender shall have the right at any time to sell, assign, syndicate, transfer or negotiate or grant or sell participations in all or any portion of Lender's interests in this Loan Agreement, the Loan, any letters of credit which Lender may have received or is entitled to receive under this Loan Agreement or the Loan Documents (collectively, the "Loan Transaction") to one or more banks, or other institutions and individual investors to be selected by Lender (collectively an "assignment"), and any such assignees and/or participants may further assign or subparticipate their interests in the Loan Transaction; provided however, that notwithstanding such an assignment and so long as an Event of Default has not occurred and remains uncured, either Lender or an Experienced Institutional Investor (which term shall include, but not be limited to, Goldman Sachs Mortgage Company and any of its Affiliates) shall be the Owner/Servicing Agent (provided, that any party that is not an Experienced Institutional Investor that is appointed Owner/Servicing Agent during the existence of an Event of Default shall be permitted to continue in such capacity following the cure of such Event of Default). Lender agrees that, as long as it retains a fifty percent (50%) or greater interest in the Loan, it shall be the Owner/Servicing Agent, unless it is unable to act as Owner/Servicing Agent due to regulatory requirements or is relieved of such responsibility by the vote or other affirmative act of the assignees of and/or participants in the Loan. For purposes of this Section 16(c)(ii), the term "Owner/Servicing Agent" shall mean Lender or another Experienced Institutional Investor properly designated which is the agent of the owners or participants owning or holding interests in the Loan Transaction (and which, unless the Owner/Servicing Agent is Lender, must own an interest [irrespective of the size of that interest] in the Loan Transaction) and is empowered to perform all administrative functions with respect to the Loan Transaction nd to grant consents and approvals which by the express terms of this Loan Agreement or the Loan Documents are reserved to Lender or the holder of the respective Notes; provided nothing herein shall restrict the right to require the Owner/Servicing Agent to inform and keep informed holders of interests in the Loan Transaction before and after granting consents or approvals or to require that changes or modifications of the Loan Transaction shall require the approval of all or any portion of the holders as may be specified by Lender and the respective assignees in the documentation with respect to the assignments of interests in the Loan Transaction. For purposes of this Section 16(c)(ii), the term "Experienced Institutional Investor" shall mean any commercial, trust or savings bank, savings and loan association, insurance company, real estate investment trust, pension fund, educational institution, charitable organization or other investor that is generally considered by the financial community to be an institutional investor and is actively involved in making and servicing commercial real estate loans on a national basis or generally in the areas where the Mortgaged Properties are located. With regard to an Experienced Institutional Investor that typically or customarily acts or invests through an advisor or other consultant, where such advisor or consultant exercises discretionary asset management control over all or any portion of the assets of such Experienced Institutional Investor, the term Experienced Institutional Investor shall include such advisor or consultant. For purposes of this Section 16(c)(ii), the term "Event of Default" shall mean any default under the Loan Documents with respect to which a notice of default has been recorded pursuant to California Civil Code
   Section 2924. The foregoing provisions of this paragraph shall not in any way limit the statutory or regulatory provisions regarding the assignment of the Loan Transaction which may be applicable to Lender, any participant or any subparticipant. To the extent that rights and obligations with respect to the Loan have been assigned by it, Lender or such an assignee or participant shall be deemed to have thereby relinquished its rights and be released from its obligations under the Loan Documents, but such an assignment or participation prior to Closing shall not release Lender from its obligations under this Loan Agreement.

             (d)     Successors and Assigns Included in
   Parties. Except as otherwise specifically provided in this Agreement, whenever in this Loan Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such parties shall be included and all covenants and agreements contained in this Loan Agreement by or on behalf of the Borrower or Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns, whether so expressed or not.

             (e) Headings. The headings of the sections, paragraphs and subdivisions of this Loan Agreement are for convenience of reference only, and are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

             (f) Invalid Provisions to Affect No Others. If fulfillment of any provision hereof or of any of the Loan Documents, or any transaction related thereto at the time performance of any such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If any term of this Loan Agreement, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Loan Agreement, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Loan Agreement shall be valid and enforceable to the fullest extent permitted by law.

             (g) Number and Gender. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

             (h) Amendments. Neither this Loan Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

             (i) Notices. All written notices of any kind which either party hereto may be required or may desire to serve on the other party in connection with this Loan Agreement shall be served (as an alternative to personal service) by registered or certified mail, by United States Express Mail, by Federal Express or other reliable overnight courier service, or by facsimile. Any such notice or demand to be served by registered or certified mail shall be deposited in the United States mail with fully prepaid postage thereon and return receipt requested, addressed as follows:

        To Borrower:   Catellus Development Corporation
                       201 Mission Street, 30th Floor
                       San Francisco, California 94105
                       Facsimile (415) 974-4613
                       Attn:  General Counsel

        To Lender in   The Prudential Insurance Company
        duplicate:       of America
                       2029 Century Park East, Suite 3700
                       Los Angeles, California 90067
                       Facsimile (310) 201-0445
                       Attn:  Regional Counsel

                       and

                       Prudential Mortgage Capital Company
                       2029 Century Park East, Suite 3700
                       Los Angeles, California 90067
                       Facsimile (310) 277-1552
                       Attn: Managing Vice President

   Service of any such notice or demand so made by mail shall be deemed complete on the earlier of: (i) the date of actual delivery as shown by the addressee's registry or certification receipt; or (ii) the expiration of the third business day after the date of mailing. Any notice or demand so made by facsimile shall be deemed complete upon confirmation of its receipt. Either party hereto may from time to time, by notice in writing served upon the other in the manner set forth above, designate a different address, facsimile number or person to whom all such notices or demands are thereafter to be addressed.

             (j) Governing Law. This Loan Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts to be performed in that State.

             (k)     No Waivers.  No delay or omission by
   Lender in exercising any right or power arising from any default by Borrower shall be construed as a waiver of such default or as an acquiescence therein, nor shall any single or partial exercise of such right or power preclude any further exercise thereof or the exercise of any other right or power arising from any default by Borrower, and any such delay, omission or single or partial exercise shall be deemed not to be a waiver of Lender's rights hereunder, but shall be deemed to have been pursuant to this Loan Agreement and not in modification hereof. No waiver of any breach of any of the covenants or conditions of this Loan Agreement shall be construed to be a waiver of or an acquiescence in or a consent to any previous or subsequent breach of the same or any other covenant or condition.

             (l) Time of Essence. Time is of the essence in this Loan Agreement.

             (m) Survival of Covenants, Representations and Warranties. All of Borrower's covenants, representations and warranties contained herein shall survive the Closing and shall terminate only upon the discharge of all of Borrower's obligations under all of the Loan Documents.

             (n) Limitation on Interest. All agreements between Borrower and Lender are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds of the Loan, acceleration of maturity of the unpaid principal balance of the Loan, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision hereof or the Notes, Deed of Trust and Mortgage securing the Notes or any other agreement referred to herein, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances Lender shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Notes (without the payment of any prepayment premium) and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and Lender.

             (o) Attorney's Fees. In the event of any litigation between Borrower and Lender with respect to the Loan Documents or otherwise in connection with the Loan, the prevailing party in such lawsuit shall be entitled to recover its attorneys' fees from the losing party.

             (p) Estoppel Certificates. Borrower shall at any time and from time to time (but not more frequently than once each month during the first six months of the Loan and not more than twice in any year thereafter), upon not less than ten (10) days prior notice by the Lender or any participant in or assignee of an interest in the Loan (the "Requesting Party"), execute, acknowledge and deliver to the Requesting Party a statement in writing certifying that the Loan Agreement, this Deed of Trust, the Notes secured thereby, and the other Loan Documents are unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified and stating the modifications), the dates to which interest and principal payments under the respective Notes have been paid, confirming the principal balance of the respective Notes and stating whether or not to the best knowledge of Borrower, there is any default on the part of Lender or Event of Default on the part of Borrower in connection with the Loan or the Loan Documents, and if so, specifying each such default or Event of Default, as the case may be, of which Borrower has knowledge. Any such statement delivered pursuant to this provision may be relied upon by any prospective purchaser of any interest in the Loan.

             (q) Confidentiality. Lender shall have the right at any time to furnish one or more assignees or participants or potential assignees or participants with any and all information concerning Borrower, the Properties, the Mortgaged Property or otherwise relating to this Loan Agreement, the other Loan Documents, the Amended Commitment, the Original Commitment or the Loan which has been supplied by or on behalf of Borrower to Lender or which has been obtained by Lender; provided that such assignees, participants or potential assignees or participants, and any subparticipants of such parties, agree to be bound by the provisions of this Section 16(q) (except that the requirement in this provided clause shall not apply to the initial marketing of interests in the Loan so long as the Property information is descriptive of categories of Mortgaged Property and does not identify specific property information and so long as the information with respect to Borrower is available to the public); provided further that Lender shall not furnish to any such assignees or participants or potential assignees or participants financial information concerning Borrower or the Mortgaged Property that Borrower has specifically identified to Lender in writing as being non-public, unless Borrower shall have consented to the release of such information pursuant to the terms of any confidentiality agreement or other agreement. Borrower agrees to supply all reasonably requested information and to execute and deliver all such instruments and take all such further action as Lender may reasonably request in connection with such assignment and participation arrangements, including without limitation causing opinions of counsel and other documents with respect to the transactions contemplated hereby that have been or are to be delivered to Lender to be addressed and delivered to the assignees and participants designated by Lender.

        (r) Entire Agreement; No Oral Agreement. This provision is also a notice pursuant to Kansas Statutes Annotated Section
   16-118(b):

        THIS LOAN AGREEMENT, INCLUDING WITHOUT LIMITATION, THE EXHIBITS ATTACHED HERETO AND MADE A PART HEREOF AND THE LOAN DOCUMENTS REFERRED TO HEREIN, INCLUDING WITHOUT LIMITATION, THE DEEDS OF TRUST, MORTGAGES AND ASSIGNMENTS OF LESSOR'S INTEREST IN LEASES: (i) COLLECTIVELY AND INCLUSIVELY SET FORTH THE ENTIRE AND FINAL AGREEMENT BETWEEN THE PARTIES HERETO (INCLUDING ALL NON-STANDARD TERMS) REGARDING THE LOAN AND THE FINANCIAL ACCOMMODATIONS REFERRED TO HEREIN, (ii) FULLY SUPERSEDES ANY AND ALL PRIOR AGREEMENTS OR UNDERSTANDINGS BETWEEN THE PARTIES HERETO PERTAINING TO THE SUBJECT MATTER HEREOF, WHETHER ORAL OR WRITTEN, AND (iii) MAY NOT BE CONTRADICTED BY ANY EVIDENCE OF ANY PRIOR ORAL AGREEMENT OR ANY CONTEMPORANEOUS ORAL AGREEMENT BETWEEN LENDER AND BORROWER. BY SIGNING THIS LOAN AGREEMENT LENDER AND BORROWER AFFIRM THAT NO UNWRITTEN ORAL CREDIT AGREEMENT EXISTS BETWEEN THE PARTIES.

             IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the date first above written.


   LENDER:                  THE PRUDENTIAL INSURANCE COMPANY OF
                            AMERICA


                            By: /s/ Luis R. Sanchez

                            Name:  Luis R. Sanchez

                            Title: Vice President


   BORROWER:                CATELLUS DEVELOPMENT CORPORATION


                            By: /s/ Douglas Stimpson

                            Name:  Douglas Stimpson

                            Title: Vice President Finance
      LC933430.018/49+

                                 EXHIBIT A-1

DO NOT DESTROY THIS NOTE:  When paid, this Note, and the Deeds of
Trust securing it, must be surrendered to the Trustee under the Deeds of Trust for cancellation before reconveyance will be made.

                               PROMISSORY NOTE

                                  (Note A-1)



 $108,350,000                             Los Angeles, California

 Loan No. 6100516                               February 16, 1994

          FOR VALUE RECEIVED, the undersigned, Catellus Development Corporation, a Delaware corporation ("Maker"), having an address at 201 Mission Street, 30th Floor, San Francisco, California 94105, PROMISES TO PAY TO THE ORDER OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential"), a New Jersey corporation authorized to do business in the State of California (Prudential and its successors and assigns who become holders of this Note are hereinafter collectively referred to as "Holder"), by Federal wire transfer to Prudential at Morgan Guaranty Trust Company, 23 Wall Street, New York, New York 10019, Account No. 050-54-493, referencing Loan
No. 6100516, or at such other place as Holder may from time to time designate, the principal sum of One Hundred Eight Million Three Hundred Fifty Thousand Dollars ($108,350,000), together with interest thereon from the date of this Note through the date paid at a rate per annum equal to the Interest Rate.

     1. Definitions. For the purpose of this Note, the following terms shall have the meanings set forth below.
Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Deeds of Trust.

          (a) "Closing" means the date upon which the proceeds of the Loan are disbursed by Prudential to Maker.

          (b) "Deeds of Trust" means collectively those certain documents entitled "Deed of Trust, Security Agreement, Fixture Filing with Assignment of Rents," of even date herewith, executed by Maker as "Trustor" to the benefit of Prudential as "Beneficiary," and those certain documents entitled "Mortgage" of even date herewith, executed by Maker as "Mortgagor" to the benefit of Prudential as "Mortgagee," all as security for repayment of this Note.

          (c) "Event of Default" shall have the meaning given in the Loan Agreement.

          (d) "Interest Rate" means a rate of interest per annum of eight and seventy-five hundredths percent (8.75%).

          (e) "Late Charge(s)" means either the "Per Diem Late Charge" or the "Monthly Late Charge" (or both), as such terms are defined in Paragraph 4 below.

          (f) "Loan" means that certain loan from Prudential to Maker in the aggregate principal amount of $280,000,000 evidenced by this Note, a "Note A-2" in the original principal amount of $98,350,000, a "Note A-3" in the original principal amount of $10,000,000, a "Note B-1" in the original principal amount of $26,650,000, a "Note B-2" in the original principal amount of $26,650,000, a "Note C-1" in the original principal amount of $5,000,000, and a "Note C-2" in the original principal amount of $5,000,000, each of even date herewith and each payable to Beneficiary or its order, and all modifications, renewals or extensions thereof.

          (g) "Loan Agreement" means that certain Loan Agreement between Maker and Prudential of even date herewith governing the terms of the Loan.

          (h) "Loan Documents" means this Note, the Deeds of Trust, all of the Assignments of Lessor's Interest in Leases, the Security Agreement and all other documents now or hereafter governing, securing or executed in connection with the Loan.

          (i)     "Maturity Date" means March 1, 2004.

          (j) "Prepayment Amount" means the amount of the Principal Balance prepaid on a Prepayment Date.

          (k) "Prepayment Date" means any date, prior to the Maturity Date, upon which all or any portion of the Principal
Balance is prepaid.

          (l) "Prepayment Premium" shall have the meaning set forth in Paragraph 6(a).

          (m) "Principal Balance" means the principal balance of this Note from time to time outstanding.

          (n) "Secondary Interest Rate" means a rate of interest per annum of thirteen and seven-tenths percent (13.7%).

     2. Payments. On the first day of April 1994 and continuing on the first day of each calendar month thereafter through and including the first day of February 2004 (each such first day of the month being referred to herein as a "Monthly Due Date"), monthly installments of principal and interest in the amount of $890,792.63 shall be due and payable, with the entire unpaid Principal Balance plus accrued interest and all other amounts payable under the Loan Documents being due and payable in full on the Maturity Date. In the event the Loan closes prior to March 1, 1994, then the amount of interest accruing on this Note from the date of disbursement through and including February 28, 1994 shall be paid to Lender on April 1, 1994, which interest shall be paid in addition to the first regular monthly installment of principal and interest on this Note due on April 1, 1994.

     3. Treatment of Payments. All payments due under this Note or the Loan Documents shall be paid by Maker in lawful money of the United States of America by wire transfer on the date such payment is due. All such payments shall be made without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings (other than U.S., state or local income taxes assessed or levied against or payable by Holder based upon Holder's net income), which amounts shall be paid by Maker. Payments from Maker to Holder under this Note shall be applied first to any expense reimbursements under the Loan Documents, then to any Late Charges, then to accrued and unpaid interest and the balance to the Principal Balance and any Prepayment Premium due thereon.

     4.     Late Charges and Secondary Interest.

          (a) If any monthly principal and/or interest payment is not paid in full on or before the Monthly Due Date for such payment, then a daily late charge calculated by multiplying the amount of the monthly payment by a fraction, the numerator of which is 25% and the denominator of which is 365 (the "Per Diem Late Charge") shall be assessed for each day that such payment is not paid from (and including) the first day after such Monthly Due Date to (and including) the date upon which such payment is made; provided, however, that if any such monthly principal and/or interest payment, together with all accrued Per Diem Late Charges, is not made in full on or before the fifteenth day immediately following such Monthly Due Date, a late charge equal to 4% of the monthly principal and/or interest payment (the "Monthly Late Charge") shall be deemed to be immediately assessed and shall be immediately due and payable. The Monthly Late Charge shall be payable in lieu of and not in addition to any Per Diem Late Charges that shall have accrued during the two-week period immediately preceding the assessment of the Monthly Late Charge.

          (b) Maker acknowledges and agrees that its failure to make timely payments will result in Holder incurring additional expense in servicing the Loan, and that it is extremely difficult and impractical to ascertain the extent of such damages and that the Late Charge represents a fair and reasonable estimate, considering all of the circumstances existing on the date of the execution of this Note, of the costs that Holder will incur by reason of such late payment. Acceptance of any Late Charge shall not constitute a waiver of the default with respect to the late payment, and shall not prevent Holder from exercising any of the other rights or remedies available hereunder or at law or in equity.

          (c) Maker further acknowledges and agrees that during the time that any payment of principal, interest or other amount due under this Note shall be delinquent, Holder will incur additional costs and expenses attributable to its loss of use of the money due and to the adverse impact on Holder's ability to meet its other obligations and avail itself of other opportunities. Maker agrees that it is extremely difficult and impractical to ascertain the extent of such expenses, and Maker therefore agrees that, upon five
(5) days after written notice of such delinquency has been given by Prudential to Maker, interest at the Secondary Interest Rate shall accrue on any delinquent payments of principal, interest or other amounts due under this Note or any Loan Document from the date such payments were due and for so long as non-payment continues, regardless of whether or not there has been an acceleration of the maturity of the Loan.

     5. Event of Default and Secondary Interest. The occurrence of an "Event of Default" under any Loan Document shall constitute an Event of Default under this Note. Upon the occurrence of an Event of Default (including without limitation the failure of the Maker to observe the provisions of Article IV, Paragraph B of the Deeds of Trust), Holder, at its option may elect to declare the Principal Balance together with all unpaid accrued interest, any Prepayment Premium and any other sums evidenced or secured by this Note or any Loan Document, to be immediately due and payable, without further presentment, demand, protest or notice of any kind, by so notifying Maker in writing, and if Holder so elects the outstanding principal balance of this Note shall commence to bear interest at the Secondary Interest Rate from the date of such election until paid in full.

     6.     Prepayment.

          (a) If for any reason the Principal Balance or any portion thereof is prepaid (whether by operation of law, acceleration or otherwise) on a date prior to the Maturity Date, Maker shall pay to Holder as liquidated damages, immediately upon demand, together with the subject Prepayment Amount and any unpaid accrued interest, a Prepayment Premium calculated in accordance with Exhibit A attached hereto.

          (b) Maker shall have the right voluntarily to prepay all or any portion of the Principal Balance, together with accrued interest thereon, provided that Maker gives Holder not less than thirty (30) days prior written notice of its intention to prepay, and delivers to Holder, on or before the Prepayment Date, the Prepayment Premium as required above, together with the Prepayment Amount and all accrued interest and other sums due under the Loan Documents. In the event Borrower makes a partial prepayment as permitted herein, the outstanding principal balance following such prepayment shall be reamortized, and the monthly payment under this Note recalculated, by Lender in its reasonable discretion, based upon an amortization period equal to 300 months minus the number of whole calendar months which have elapsed from the date of disbursement of the Loan through and including the date of prepayment. By way of example and not by way of limitation, if a prepayment is made on July 15, 1996, the outstanding principal balance following such prepayment shall be reamortized over 272 months. In no event shall the Maturity Date be affected by any such prepayment, reamortization and change in monthly payment.

          (c) Maker agrees that (i) the Prepayment Premium represents the reasonable estimate of Holder and Maker of a fair average compensation for the loss that may be sustained by Holder due to the payment of any of the Principal Balance prior to the Maturity Date; (ii) the Prepayment Premium shall be paid without prejudice to the right of Holder to collect any other amounts provided to be paid hereunder; and (iii) Holder shall not be obligated to actually reinvest the Prepayment Amount in any Treasury or other specific obligations as a condition to receiving the Prepayment Premium.

          (d) Notwithstanding anything to the contrary in this Paragraph 6, Maker shall have the right, upon giving Holder not less than thirty (30) days prior written notice of its intention to prepay, to prepay this Note and all other sums owed to Holder by Maker under the Loan (including, but not limited to, all sums owed on Note B, all sums owed on Note C and all other payments and charges due under all of the other Loan Documents), in full at any time after November 30, 2003, without the payment of any Prepayment Premium.

          (e) Maker hereby expressly waives any right it may have under California Civil Code 2954.10 to prepay this Note, in whole or in part, without prepayment charge, upon acceleration of the Maturity Date of this Note, and agrees that if for any reason a prepayment of any or all of this Note is made, whether voluntarily or following any acceleration of the Maturity Date of this Note by Holder, then Maker shall pay the Prepayment Premium calculated pursuant to Paragraph 6(a). By initialing this provision in the space provided below, Maker hereby declares that the Holder's agreement to make the Loan at the Interest Rate and for the term set forth in this Note constitutes adequate consideration, given individual weight by Maker, for this waiver and agreement.

                         INITIALS OF MAKER:  ____________________



     7. Security. This Note is secured, among other security, by the Deeds of Trust and the other Loan Documents, which contain provisions for the acceleration of the maturity of this Note upon the occurrence of certain described events.

     8. Holder's Rights; No Waiver by Holder. The rights, powers and remedies of Holder under this Note shall be in addition to all rights, powers and remedies given to Holder under the Loan Documents and any other agreement or document securing or evidencing the Loan or by virtue of any statute or rule of law, including, but not limited to, the California Uniform Commercial Code. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently in Holder's sole discretion without impairing Holder's security interest, rights or available remedies. Any forbearance, failure or delay by Holder in exercising any right, power or remedy shall not preclude further exercise thereof, and every right, power or remedy of Holder shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Holder. Maker waives any right to require the Holder to proceed against any Person or to exhaust all or any part of the Property or to pursue any remedy in Holder's power.

     9.     Maker's Waivers.

          (a) Except as otherwise expressly provided in the Loan Agreement, Maker and any endorsers of this Note, and each of them, hereby waive diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Note, whether made to or in favor of Maker or any other person or persons. Maker and any endorsers of this Note expressly waive all right to the benefit of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, extension, redemption, or appraisement now or hereafter provided by the Constitution and the laws of the United States and of any state thereof, as a defense to any demand against Maker or any such endorsers, to the fullest extent permitted by law.

          (b) Maker hereby waives any right to trial by jury with respect to any action or proceeding brought by Holder or any other person relating to (i) the Loan, or (ii) the Loan Documents.

          (c) Maker hereby agrees that this Note constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631 and Maker does hereby constitute and appoint Holder its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Maker does hereby authorize and empower Holder, in the name, place and stead of Maker, to file this Note with the clerk or judge of any court of competent jurisdiction as statutory written consent to waiver of trial by jury.

     10. Transfers by Holder. This Note or any interest in this Note and the Loan Documents may be hypothecated, transferred or assigned by Holder only in accordance with Section 16(c) of the Loan Agreement.

     11. Amendment. This Note may be amended or modified only by an instrument in writing which by its express terms refers to this Note and which is duly executed by the party sought to be bound thereby.

     12. Successors and Assigns. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     13. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

     14. Time. Time is of the essence with respect to each and every term and provision of this Note.

     15. Usury. Notwithstanding any provision herein, the total liability for payments in the nature of interest shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws. If any payments in the nature of interest, additional interest, and other charges made hereunder are held to be in excess of the applicable limits imposed by any applicable state or federal laws, it is agreed that any such amount held to be in excess shall be considered payment of principal and the Principal Balance shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws in compliance with the desires of Holder and Maker.

     16. Notices. All notices, consents and other communications required or permitted by this Note shall be in writing and shall be given in the manner set forth in Section 16(i) of the Loan Agreement.

     17. Attorneys' Fees. The undersigned agrees to pay all costs, including reasonable attorneys' fees and expenses, incurred by Holder in enforcing payment or collection of this Note or the terms of any Loan Document, whether or not suit is filed.

     18.     Limitation on Personal Liabilities.
          In the event of an acceleration of the indebtedness evidenced by this Note upon an event of default thereunder or under the Deed of Trust, Holder shall not enforce any deficiency judgment against Maker (hereinafter referred to as the "Exculpated Party") with respect to any and all obligations evidenced by this Note, in excess of the amount realized upon foreclosure against (or sale, pursuant to power of sale, of) any and all security therefor; provided, however, that nothing contained herein or in any other Loan Document shall (a) limit Holder's other rights and remedies against the Exculpated Party hereunder or thereunder, either at law or in equity, or (b) relieve Exculpated Party from personal liability and responsibility (i) under the ERISA Section of the Deeds of Trust, including the indemnification provisions under said Section, (ii) for waste committed by Exculpated Party with respect to any Mortgaged Property (as such term is defined in the Deeds of Trust), (iii) for any security deposits of tenants not turned over to Holder upon foreclosure or sale pursuant to the power of sale contained in the Deeds of Trust, (iv) for insurance proceeds and condemnation awards received by Exculpated Party and not turned over to Holder or used by Exculpated Party for restoration or repair of the Mortgaged Property which was damaged or affected, (v) for any rents or other income from any Mortgaged Property received by Exculpated Party after an Event of Default or event which with notice or grace period, or both, would be an Event of Default under the Loan Documents and not applied to the fixed and operating expenses of such Mortgaged Property, (vi) for unpaid taxes, assessments, and/or utility charges with respect to a Mortgaged Property, (vii) for any sums expended by Holder in fulfilling the obligations of Exculpated Party, as lessor, under any leases of a Mortgaged Property and for which obligations either performance was due at the time of acceleration of the indebtedness by Holder or became due thereafter prior to foreclosure sale other than during possession of such Mortgaged Property by a receiver appointed in the foreclosure action or otherwise appointed at the request of Holder,
(viii) under the Hazardous Substances Remediation and Indemnification Agreement between Maker and Prudential of even date herewith and (ix) under any materially false representation and warranty by Exculpated Party delivered under Paragraph 6.E. of the Amended and Restated First Mortgage Loan Commitment between Maker and Prudential dated December 2, 1993 (the "Amended Commitment"). Notwithstanding the foregoing, this agreement not to pursue recourse liability SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event:

          (a) that there shall be any event occur (other than an involuntary lien or transfer made without Maker's consent) which entitled, and the Holder elected, to declare the entire Loan due and payable under the Due on Sale or Encumbrance provisions in
Article IV, Paragraph B of the Deeds of Trust and the Loan was not reinstated pursuant to the terms of such Paragraph; or

          (b) of any fraud or material misrepresentation by Maker in connection with any Mortgaged Property, the Loan Documents, the Amended Commitment, the Original Commitment, including the Application (as such terms are defined in the Amended Commitment), the Maker, or any other information furnished to Prudential at or before the Closing pursuant to the Amended Commitment, the Original Commitment (including the Application) or the Loan Documents; provided that as to reports containing a material misrepresentation where such reports were prepared by, and submitted to Prudential under the names of independent contractors (such as, but without limitation, surveyors and environmental consultants), it shall be deemed a material misrepresentation by Maker only if Maker was aware of, or was aware of facts or circumstances which would cause a reasonable person to determine the existence of, such material misrepresentation.

     19. Use of Terms. Maker acknowledges and agrees that, for Prudential's administrative purposes, the Loan is evidenced by a total of seven Promissory Notes: (i) Note A is actually represented by three Notes, "Note A-1" in the original principal amount of $108,350,000, "Note A-2" in the original principal amount of $98,350,000 and "Note A-3" in the original principal amount of $10,000,000 (all three of such promissory notes being hereafter referred to as Category A Notes), (ii) Note B is actually represented by two Notes, "Note B-1" in the original principal amount of $26,650,000 and "Note B-2" in the original principal amount of $26,650,000 (both of such promissory notes being hereafter referred to as Category B Notes), and (iii) Note C is actually represented by two Notes, "Note C-1" in the original principal amount of $5,000,000 and "Note C-2" in the original principal amount of $5,000,000 (both of such promissory notes being hereafter referred to as Category C Notes). The seven promissory notes described above bear interest at varying rates. Whenever in any of the Loan Documents Maker is required or permitted to make a payment or prepayment of principal and/or interest on any of Note A, Note B and/or Note C, such payment or prepayment shall be allocated by the Holder to all Notes within the same category in proportion to the outstanding principal balance of each Note in that category. By way of example and not by way of limitation, a prepayment of principal on Note A shall be allocated proportionately among Note A-1, Note A-2 and Note A-3.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered effective as of the date first written above.

                              MAKER:

                              CATELLUS DEVELOPMENT CORPORATION,
                              a Delaware corporation

                              By:

                              Name:  Douglas Stimpson
                              Title: Vice President Finance

                               EXHIBIT A

                          PREPAYMENT PRIVILEGE


      Subject to the provisions of the Loan Agreement, if all or any portion of this Note is prepaid for any reason, whether voluntarily or involuntarily, or after acceleration by Holder upon a default by Maker under the Loan Documents, Maker shall pay a prepayment premium equal to the greater of
  (1) or (2) (hereinafter called the "Prepayment Premium") where:

       (1) is the product of (a) one quarter of one percent (0.25%) of the Prepayment Amount multiplied by
  (b) the quotient of (i) the number of full months remaining to maturity of the Note as of the Prepayment Date divided by
  (ii) the number of full months comprising the term of the Note; and,

       (2) is an amount equal to the Present Value of the Note (as hereinafter defined) less the amount of principal being prepaid including accrued interest, if any, calculated as of the Prepayment Date.

       Holder shall notify Maker of the amount and basis of determination of the Prepayment Premium. On or before the Prepayment Date, Maker shall pay to Holder the Prepayment Premium together with the Prepayment Amount and all accrued interest and other sums due under the Loan. Holder shall not be obligated to accept any prepayment of the principal balance of this Note unless such prepayment is accompanied by the Prepayment Premium and all accrued interest and other sums due under the Loan.

       For the purposes of determining the Prepayment Premium, the following terms shall have the following meanings:

       The "Treasury Rate" is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining term of the Note, for the week prior to the Prepayment Date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates, conclusively determined by the Holder on the Prepayment Date. The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. (In the event Release H.15 is no longer published, Holder shall select a comparable publication to determine the Treasury Rate.)

       The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually.

       The "Present Value of the Note" shall be determined by discounting all scheduled payments of principal and interest remaining to maturity of the Note, attributed to the Prepayment Amount, at the Discount Rate. If prepayment occurs on a date other than a Monthly Due Date, the actual number of days remaining from the Prepayment Date to the Monthly Due Date will be used to discount within this period.

       Maker agrees that Holder shall not be obligated actually to reinvest the amount prepaid in any Treasury obligations as condition precedent to receiving the
    Prepayment Premium.


                                 EXHIBIT A-2

DO NOT DESTROY THIS NOTE:  When paid, this Note, and the Deeds of
Trust securing it, must be surrendered to the Trustee under the Deeds of Trust for cancellation before reconveyance will be made.

                               PROMISSORY NOTE

                                  (Note A-2)



 $98,350,000                               Los Angeles, California

 Loan No. 6100519                                February 16, 1994

          FOR VALUE RECEIVED, the undersigned, Catellus Development Corporation, a Delaware corporation ("Maker"), having an address at 201 Mission Street, 30th Floor, San Francisco, California 94105, PROMISES TO PAY TO THE ORDER OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential"), a New Jersey corporation authorized to do business in the State of California (Prudential and its successors and assigns who become holders of this Note are hereinafter collectively referred to as "Holder"), by Federal wire transfer to Prudential at Morgan Guaranty Trust Company, 23 Wall Street, New York, New York 10019, Account No. 050-54-493, referencing Loan
No. 6100519, or at such other place as Holder may from time to time designate, the principal sum of Ninety-Eight Million Three Hundred Fifty Thousand Dollars ($98,350,000), together with interest thereon from the date of this Note through the date paid at a rate per annum equal to the Interest Rate.

     1. Definitions. For the purpose of this Note, the following terms shall have the meanings set forth below.
Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Deeds of Trust.

          (a) "Closing" means the date upon which the proceeds of the Loan are disbursed by Prudential to Maker.

          (b) "Deeds of Trust" means collectively those certain documents entitled "Deed of Trust, Security Agreement, Fixture Filing with Assignment of Rents," of even date herewith, executed by Maker as "Trustor" to the benefit of Prudential as "Beneficiary," and those certain documents entitled "Mortgage" of even date herewith, executed by Maker as "Mortgagor" to the benefit of Prudential as "Mortgagee," all as security for repayment of this Note.

          (c) "Event of Default" shall have the meaning given in the Loan Agreement.

          (d) "Interest Rate" means a rate of interest per annum of eight and sixty-five hundredths percent (8.65%).

          (e) "Late Charge(s)" means either the "Per Diem Late Charge" or the "Monthly Late Charge" (or both), as such terms are defined in Paragraph 4 below.

          (f) "Loan" means that certain loan from Prudential to Maker in the aggregate principal amount of $280,000,000 evidenced by this Note, a "Note A-1" in the original principal amount of $108,350,000, a "Note A-3" in the original principal amount of $10,000,000, a "Note B-1" in the original principal amount of $26,650,000, a "Note B-2" in the original principal amount of $26,650,000, a "Note C-1" in the original principal amount of $5,000,000, and a "Note C-2" in the original principal amount of $5,000,000, each of even date herewith and each payable to Beneficiary or its order, and all modifications, renewals or extensions thereof.

          (g) "Loan Agreement" means that certain Loan Agreement between Maker and Prudential of even date herewith governing the terms of the Loan.

          (h) "Loan Documents" means this Note, the Deeds of Trust, all of the Assignments of Lessor's Interest in Leases, the Security Agreement and all other documents now or hereafter governing, securing or executed in connection with the Loan.

          (i)     "Maturity Date" means March 1, 2004.

          (j) "Prepayment Amount" means the amount of the Principal Balance prepaid on a Prepayment Date.

          (k) "Prepayment Date" means any date, prior to the Maturity Date, upon which all or any portion of the Principal
Balance is prepaid.

          (l) "Prepayment Premium" shall have the meaning set forth in Paragraph 6(a).

          (m) "Principal Balance" means the principal balance of this Note from time to time outstanding.

          (n) "Secondary Interest Rate" means a rate of interest per annum of thirteen and seven-tenths percent (13.7%).

     2. Payments. On the first day of April 1994 and continuing on the first day of each calendar month thereafter through and including the first day of February 2004 (each such first day of the month being referred to herein as a "Monthly Due Date"), monthly installments of principal and interest in the amount of $801,907.03 shall be due and payable, with the entire unpaid Principal Balance plus accrued interest and all other amounts payable under the Loan Documents being due and payable in full on the Maturity Date. In the event the Loan closes prior to March 1, 1994, then the amount of interest accruing on this Note from the date of disbursement through and including February 28, 1994 shall be paid to Lender on April 1, 1994, which interest shall be paid in addition to the first regular monthly installment of principal and interest on this Note due on April 1, 1994.

     3. Treatment of Payments. All payments due under this Note or the Loan Documents shall be paid by Maker in lawful money of the United States of America by wire transfer on the date such payment is due. All such payments shall be made without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings (other than U.S., state or local income taxes assessed or levied against or payable by Holder based upon Holder's net income), which amounts shall be paid by Maker. Payments from Maker to Holder under this Note shall be applied first to any expense reimbursements under the Loan Documents, then to any Late Charges, then to accrued and unpaid interest and the balance to the Principal Balance and any Prepayment Premium due thereon.

     4.     Late Charges and Secondary Interest.

          (a) If any monthly principal and/or interest payment is not paid in full on or before the Monthly Due Date for such payment, then a daily late charge calculated by multiplying the amount of the monthly payment by a fraction, the numerator of which is 25% and the denominator of which is 365 (the "Per Diem Late Charge") shall be assessed for each day that such payment is not paid from (and including) the first day after such Monthly Due Date to (and including) the date upon which such payment is made; provided, however, that if any such monthly principal and/or interest payment, together with all accrued Per Diem Late Charges, is not made in full on or before the fifteenth day immediately following such Monthly Due Date, a late charge equal to 4% of the monthly principal and/or interest payment (the "Monthly Late Charge") shall be deemed to be immediately assessed and shall be immediately due and payable. The Monthly Late Charge shall be payable in lieu of and not in addition to any Per Diem Late Charges that shall have accrued during the two-week period immediately preceding the assessment of the Monthly Late Charge.

          (b) Maker acknowledges and agrees that its failure to make timely payments will result in Holder incurring additional expense in servicing the Loan, and that it is extremely difficult and impractical to ascertain the extent of such damages and that the Late Charge represents a fair and reasonable estimate, considering all of the circumstances existing on the date of the execution of this Note, of the costs that Holder will incur by reason of such late payment. Acceptance of any Late Charge shall not constitute a waiver of the default with respect to the late payment, and shall not prevent Holder from exercising any of the other rights or remedies available hereunder or at law or in equity.

          (c) Maker further acknowledges and agrees that during the time that any payment of principal, interest or other amount due under this Note shall be delinquent, Holder will incur additional costs and expenses attributable to its loss of use of the money due and to the adverse impact on Holder's ability to meet its other obligations and avail itself of other opportunities. Maker agrees that it is extremely difficult and impractical to ascertain the extent of such expenses, and Maker therefore agrees that, upon five
(5) days after written notice of such delinquency has been given by Prudential to Maker, interest at the Secondary Interest Rate shall accrue on any delinquent payments of principal, interest or other amounts due under this Note or any Loan Document from the date such payments were due and for so long as non-payment continues, regardless of whether or not there has been an acceleration of the maturity of the Loan.

     5. Event of Default and Secondary Interest. The occurrence of an "Event of Default" under any Loan Document shall constitute an Event of Default under this Note. Upon the occurrence of an Event of Default (including without limitation the failure of the Maker to observe the provisions of Article IV, Paragraph B of the Deeds of Trust), Holder, at its option may elect to declare the Principal Balance together with all unpaid accrued interest, any Prepayment Premium and any other sums evidenced or secured by this Note or any Loan Document, to be immediately due and payable, without further presentment, demand, protest or notice of any kind, by so notifying Maker in writing, and if Holder so elects the outstanding principal balance of this Note shall commence to bear interest at the Secondary Interest Rate from the date of such election until paid in full.

     6.     Prepayment.

          (a) If for any reason the Principal Balance or any portion thereof is prepaid (whether by operation of law, acceleration or otherwise) on a date prior to the Maturity Date, Maker shall pay to Holder as liquidated damages, immediately upon demand, together with the subject Prepayment Amount and any unpaid accrued interest, a Prepayment Premium calculated in accordance with Exhibit A attached hereto.

          (b) Maker shall have the right voluntarily to prepay all or any portion of the Principal Balance, together with accrued interest thereon, provided that Maker gives Holder not less than thirty (30) days prior written notice of its intention to prepay, and delivers to Holder, on or before the Prepayment Date, the Prepayment Premium as required above, together with the Prepayment Amount and all accrued interest and other sums due under the Loan Documents. In the event Borrower makes a partial prepayment as permitted herein, the outstanding principal balance following such prepayment shall be reamortized, and the monthly payment under this Note recalculated, by Lender in its reasonable discretion, based upon an amortization period equal to 300 months minus the number of whole calendar months which have elapsed from the date of disbursement of the Loan through and including the date of prepayment. By way of example and not by way of limitation, if a prepayment is made on July 15, 1996, the outstanding principal balance following such prepayment shall be reamortized over 272 months. In no event shall the Maturity Date be affected by any such prepayment, reamortization and change in monthly payment.

          (c) Maker agrees that (i) the Prepayment Premium represents the reasonable estimate of Holder and Maker of a fair average compensation for the loss that may be sustained by Holder due to the payment of any of the Principal Balance prior to the Maturity Date; (ii) the Prepayment Premium shall be paid without prejudice to the right of Holder to collect any other amounts provided to be paid hereunder; and (iii) Holder shall not be obligated to actually reinvest the Prepayment Amount in any Treasury or other specific obligations as a condition to receiving the Prepayment Premium.

          (d) Notwithstanding anything to the contrary in this Paragraph 6, Maker shall have the right, upon giving Holder not less than thirty (30) days prior written notice of its intention to prepay, to prepay this Note and all other sums owed to Holder by Maker under the Loan (including, but not limited to, all sums owed on Note B, all sums owed on Note C and all other payments and charges due under all of the other Loan Documents), in full at any time after November 30, 2003, without the payment of any Prepayment Premium.

          (e) Maker hereby expressly waives any right it may have under California Civil Code 2954.10 to prepay this Note, in whole or in part, without prepayment charge, upon acceleration of the Maturity Date of this Note, and agrees that if for any reason a prepayment of any or all of this Note is made, whether voluntarily or following any acceleration of the Maturity Date of this Note by Holder, then Maker shall pay the Prepayment Premium calculated pursuant to Paragraph 6(a). By initialing this provision in the space provided below, Maker hereby declares that the Holder's agreement to make the Loan at the Interest Rate and for the term set forth in this Note constitutes adequate consideration, given individual weight by Maker, for this waiver and agreement.

                         INITIALS OF MAKER:  ____________________



     7. Security. This Note is secured, among other security, by the Deeds of Trust and the other Loan Documents, which contain provisions for the acceleration of the maturity of this Note upon the occurrence of certain described events.

     8. Holder's Rights; No Waiver by Holder. The rights, powers and remedies of Holder under this Note shall be in addition to all rights, powers and remedies given to Holder under the Loan Documents and any other agreement or document securing or evidencing the Loan or by virtue of any statute or rule of law, including, but not limited to, the California Uniform Commercial Code. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently in Holder's sole discretion without impairing Holder's security interest, rights or available remedies. Any forbearance, failure or delay by Holder in exercising any right, power or remedy shall not preclude further exercise thereof, and every right, power or remedy of Holder shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Holder. Maker waives any right to require the Holder to proceed against any Person or to exhaust all or any part of the Property or to pursue any remedy in Holder's power.

     9.     Maker's Waivers.

          (a) Except as otherwise expressly provided in the Loan Agreement, Maker and any endorsers of this Note, and each of them, hereby waive diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Note, whether made to or in favor of Maker or any other person or persons. Maker and any endorsers of this Note expressly waive all right to the benefit of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, extension, redemption, or appraisement now or hereafter provided by the Constitution and the laws of the United States and of any state thereof, as a defense to any demand against Maker or any such endorsers, to the fullest extent permitted by law.

          (b) Maker hereby waives any right to trial by jury with respect to any action or proceeding brought by Holder or any other person relating to (i) the Loan, or (ii) the Loan Documents.

          (c) Maker hereby agrees that this Note constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631 and Maker does hereby constitute and appoint Holder its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Maker does hereby authorize and empower Holder, in the name, place and stead of Maker, to file this Note with the clerk or judge of any court of competent jurisdiction as statutory written consent to waiver of trial by jury.

     10. Transfers by Holder. This Note or any interest in this Note and the Loan Documents may be hypothecated, transferred or assigned by Holder only in accordance with Section 16(c) of the Loan Agreement.

     11. Amendment. This Note may be amended or modified only by an instrument in writing which by its express terms refers to this Note and which is duly executed by the party sought to be bound thereby.

     12. Successors and Assigns. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     13. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

     14. Time. Time is of the essence with respect to each and every term and provision of this Note.

     15. Usury. Notwithstanding any provision herein, the total liability for payments in the nature of interest shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws. If any payments in the nature of interest, additional interest, and other charges made hereunder are held to be in excess of the applicable limits imposed by any applicable state or federal laws, it is agreed that any such amount held to be in excess shall be considered payment of principal and the Principal Balance shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws in compliance with the desires of Holder and Maker.

     16. Notices. All notices, consents and other communications required or permitted by this Note shall be in writing and shall be given in the manner set forth in Section 16(i) of the Loan Agreement.

     17. Attorneys' Fees. The undersigned agrees to pay all costs, including reasonable attorneys' fees and expenses, incurred by Holder in enforcing payment or collection of this Note or the terms of any Loan Document, whether or not suit is filed.

     18.     Limitation on Personal Liabilities.
          In the event of an acceleration of the indebtedness evidenced by this Note upon an event of default thereunder or under the Deed of Trust, Holder shall not enforce any deficiency judgment against Maker (hereinafter referred to as the "Exculpated Party") with respect to any and all obligations evidenced by this Note, in excess of the amount realized upon foreclosure against (or sale, pursuant to power of sale, of) any and all security therefor; provided, however, that nothing contained herein or in any other Loan Document shall (a) limit Holder's other rights and remedies against the Exculpated Party hereunder or thereunder, either at law or in equity, or (b) relieve Exculpated Party from personal liability and responsibility (i) under the ERISA Section of the Deeds of Trust, including the indemnification provisions under said Section, (ii) for waste committed by Exculpated Party with respect to any Mortgaged Property (as such term is defined in the Deeds of Trust), (iii) for any security deposits of tenants not turned over to Holder upon foreclosure or sale pursuant to the power of sale contained in the Deeds of Trust, (iv) for insurance proceeds and condemnation awards received by Exculpated Party and not turned over to Holder or used by Exculpated Party for restoration or repair of the Mortgaged Property which was damaged or affected, (v) for any rents or other income from any Mortgaged Property received by Exculpated Party after an Event of Default or event which with notice or grace period, or both, would be an Event of Default under the Loan Documents and not applied to the fixed and operating expenses of such Mortgaged Property, (vi) for unpaid taxes, assessments, and/or utility charges with respect to a Mortgaged Property, (vii) for any sums expended by Holder in fulfilling the obligations of Exculpated Party, as lessor, under any leases of a Mortgaged Property and for which obligations either performance was due at the time of acceleration of the indebtedness by Holder or became due thereafter prior to foreclosure sale other than during possession of such Mortgaged Property by a receiver appointed in the foreclosure action or otherwise appointed at the request of Holder,
(viii) under the Hazardous Substances Remediation and Indemnification Agreement between Maker and Prudential of even date herewith and (ix) under any materially false representation and warranty by Exculpated Party delivered under Paragraph 6.E. of the Amended and Restated First Mortgage Loan Commitment between Maker and Prudential dated December 2, 1993 (the "Amended Commitment"). Notwithstanding the foregoing, this agreement not to pursue recourse liability SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event:

          (a) that there shall be any event occur (other than an involuntary lien or transfer made without Maker's consent) which entitled, and the Holder elected, to declare the entire Loan due and payable under the Due on Sale or Encumbrance provisions in
Article IV, Paragraph B of the Deeds of Trust and the Loan was not reinstated pursuant to the terms of such Paragraph; or

          (b) of any fraud or material misrepresentation by Maker in connection with any Mortgaged Property, the Loan Documents, the Amended Commitment, the Original Commitment, including the Application (as such terms are defined in the Amended Commitment), the Maker, or any other information furnished to Prudential at or before the Closing pursuant to the Amended Commitment, the Original Commitment (including the Application) or the Loan Documents; provided that as to reports containing a material misrepresentation where such reports were prepared by, and submitted to Prudential under the names of independent contractors (such as, but without limitation, surveyors and environmental consultants), it shall be deemed a material misrepresentation by Maker only if Maker was aware of, or was aware of facts or circumstances which would cause a reasonable person to determine the existence of, such material misrepresentation.

     19. Use of Terms. Maker acknowledges and agrees that, for Prudential's administrative purposes, the Loan is evidenced by a total of seven Promissory Notes: (i) Note A is actually represented by three Notes, "Note A-1" in the original principal amount of $108,350,000, "Note A-2" in the original principal amount of $98,350,000 and "Note A-3" in the original principal amount of $10,000,000 (all three of such promissory notes being hereafter referred to as Category A Notes), (ii) Note B is actually represented by two Notes, "Note B-1" in the original principal amount of $26,650,000 and "Note B-2" in the original principal amount of $26,650,000 (both of such promissory notes being hereafter referred to as Category B Notes), and (iii) Note C is actually represented by two Notes, "Note C-1" in the original principal amount of $5,000,000 and "Note C-2" in the original principal amount of $5,000,000 (both of such promissory notes being hereafter referred to as Category C Notes). The seven promissory notes described above bear interest at varying rates. Whenever in any of the Loan Documents Maker is required or permitted to make a payment or prepayment of principal and/or interest on any of Note A, Note B and/or Note C, such payment or prepayment shall be allocated by the Holder to all Notes within the same category in proportion to the outstanding principal balance of each Note in that category. By way of example and not by way of limitation, a prepayment of principal on Note A shall be allocated proportionately among Note A-1, Note A-2 and Note A-3.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered effective as of the date first written above.


                              MAKER:

                              CATELLUS DEVELOPMENT CORPORATION,
                              a Delaware corporation

                              By:

                              Name:  Douglas Stimpson

                              Title: Vice President Finance

                                EXHIBIT A

                          PREPAYMENT PRIVILEGE


      Subject to the provisions of the Loan Agreement, if all or any portion of this Note is prepaid for any reason, whether voluntarily or involuntarily, or after acceleration by Holder upon a default by Maker under the Loan Documents, Maker shall pay a prepayment premium equal to the greater of
  (1) or (2) (hereinafter called the "Prepayment Premium") where:

       (1) is the product of (a) one quarter of one percent (0.25%) of the Prepayment Amount multiplied by
  (b) the quotient of (i) the number of full months remaining to maturity of the Note as of the Prepayment Date divided by
  (ii) the number of full months comprising the term of the Note; and,

       (2) is an amount equal to the Present Value of the Note (as hereinafter defined) less the amount of principal being prepaid including accrued interest, if any, calculated as of the Prepayment Date.

       Holder shall notify Maker of the amount and basis of determination of the Prepayment Premium. On or before the Prepayment Date, Maker shall pay to Holder the Prepayment Premium together with the Prepayment Amount and all accrued interest and other sums due under the Loan. Holder shall not be obligated to accept any prepayment of the principal balance of this Note unless such prepayment is accompanied by the Prepayment Premium and all accrued interest and other sums due under the Loan.

       For the purposes of determining the Prepayment Premium, the following terms shall have the following meanings:

       The "Treasury Rate" is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining term of the Note, for the week prior to the Prepayment Date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates, conclusively determined by the Holder on the Prepayment Date. The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. (In the event Release H.15 is no longer published, Holder shall select a comparable publication to determine the Treasury Rate.)

       The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually.

       The "Present Value of the Note" shall be determined by discounting all scheduled payments of principal and interest remaining to maturity of the Note, attributed to the Prepayment Amount, at the Discount Rate. If prepayment occurs on a date other than a Monthly Due Date, the actual number of days remaining from the Prepayment Date to the Monthly Due Date will be used to discount within this period.

       Maker agrees that Holder shall not be obligated actually to reinvest the amount prepaid in any Treasury obligations as condition precedent to receiving the
    Prepayment Premium.

                                 EXHIBIT A-3


DO NOT DESTROY THIS NOTE:  When paid, this Note, and the Deeds of
Trust securing it, must be surrendered to the Trustee under the Deeds of Trust for cancellation before reconveyance will be made.

                               PROMISSORY NOTE

                                  (Note A-3)



 $10,000,000                              Los Angeles, California

 Loan No. 6100520                               February 16, 1994

          FOR VALUE RECEIVED, the undersigned, Catellus Development Corporation, a Delaware corporation ("Maker"), having an address at 201 Mission Street, 30th Floor, San Francisco, California 94105, PROMISES TO PAY TO THE ORDER OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential"), a New Jersey corporation authorized to do business in the State of California (Prudential and its successors and assigns who become holders of this Note are hereinafter collectively referred to as "Holder"), by Federal wire transfer to Prudential at Morgan Guaranty Trust Company, 23 Wall Street, New York, New York 10019, Account No. 050-54-493, referencing Loan
No. 6100520, or at such other place as Holder may from time to time designate, the principal sum of Ten Million Dollars ($10,000,000), together with interest thereon from the date of this Note through the date paid at a rate per annum equal to the Interest Rate.

     1. Definitions. For the purpose of this Note, the following terms shall have the meanings set forth below.
Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Deeds of Trust.

          (a) "Closing" means the date upon which the proceeds of the Loan are disbursed by Prudential to Maker.

          (b) "Deeds of Trust" means collectively those certain documents entitled "Deed of Trust, Security Agreement, Fixture Filing with Assignment of Rents," of even date herewith, executed by Maker as "Trustor" to the benefit of Prudential as "Beneficiary," and those certain documents entitled "Mortgage" of even date herewith, executed by Maker as "Mortgagor" to the benefit of Prudential as "Mortgagee," all as security for repayment of this Note.

          (c) "Event of Default" shall have the meaning given in the Loan Agreement.

          (d) "Interest Rate" means a rate of interest per annum of eight and ninety-three hundredths percent (8.93%).

          (e) "Late Charge(s)" means either the "Per Diem Late Charge" or the "Monthly Late Charge" (or both), as such terms are defined in Paragraph 4 below.

          (f) "Loan" means that certain loan from Prudential to Maker in the aggregate principal amount of $280,000,000 evidenced by this Note, a "Note A-1" in the original principal amount of $108,350,000, a "Note A-2" in the original principal amount of $98,350,000, a "Note B-1" in the original principal amount of $26,650,000, a "Note B-2" in the original principal amount of $26,650,000, a "Note C-1" in the original principal amount of $5,000,000, and a "Note C-2" in the original principal amount of $5,000,000, each of even date herewith and each payable to Beneficiary or its order, and all modifications, renewals or extensions thereof.

          (g) "Loan Agreement" means that certain Loan Agreement between Maker and Prudential of even date herewith governing the terms of the Loan.

          (h) "Loan Documents" means this Note, the Deeds of Trust, all of the Assignments of Lessor's Interest in Leases, the Security Agreement and all other documents now or hereafter governing, securing or executed in connection with the Loan.

          (i)     "Maturity Date" means March 1, 2004.

          (j) "Prepayment Amount" means the amount of the Principal Balance prepaid on a Prepayment Date.

          (k) "Prepayment Date" means any date, prior to the Maturity Date, upon which all or any portion of the Principal
Balance is prepaid.

          (l) "Prepayment Premium" shall have the meaning set forth in Paragraph 6(a).

          (m) "Principal Balance" means the principal balance of this Note from time to time outstanding.

          (n) "Secondary Interest Rate" means a rate of interest per annum of thirteen and seven-tenths percent (13.7%).

     2. Payments. On the first day of April 1994 and continuing on the first day of each calendar month thereafter through and including the first day of February 2004 (each such first day of the month being referred to herein as a "Monthly Due Date"), monthly installments of principal and interest in the amount of $83,440.81 shall be due and payable, with the entire unpaid Principal Balance plus accrued interest and all other amounts payable under the Loan Documents being due and payable in full on the Maturity Date. In the event the Loan closes prior to March 1, 1994, then the amount of interest accruing on this Note from the date of disbursement through and including February 28, 1994 shall be paid to Lender on April 1, 1994, which interest shall be paid in addition to the first regular monthly installment of principal and interest on this Note due on April 1, 1994.

     3. Treatment of Payments. All payments due under this Note or the Loan Documents shall be paid by Maker in lawful money of the United States of America by wire transfer on the date such payment is due. All such payments shall be made without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings (other than U.S., state or local income taxes assessed or levied against or payable by Holder based upon Holder's net income), which amounts shall be paid by Maker. Payments from Maker to Holder under this Note shall be applied first to any expense reimbursements under the Loan Documents, then to any Late Charges, then to accrued and unpaid interest and the balance to the Principal Balance and any Prepayment Premium due thereon.

     4.     Late Charges and Secondary Interest.

          (a) If any monthly principal and/or interest payment is not paid in full on or before the Monthly Due Date for such payment, then a daily late charge calculated by multiplying the amount of the monthly payment by a fraction, the numerator of which is 25% and the denominator of which is 365 (the "Per Diem Late Charge") shall be assessed for each day that such payment is not paid from (and including) the first day after such Monthly Due Date to (and including) the date upon which such payment is made; provided, however, that if any such monthly principal and/or interest payment, together with all accrued Per Diem Late Charges, is not made in full on or before the fifteenth day immediately following such Monthly Due Date, a late charge equal to 4% of the monthly principal and/or interest payment (the "Monthly Late Charge") shall be deemed to be immediately assessed and shall be immediately due and payable. The Monthly Late Charge shall be payable in lieu of and not in addition to any Per Diem Late Charges that shall have accrued during the two-week period immediately preceding the assessment of the Monthly Late Charge.

          (b) Maker acknowledges and agrees that its failure to make timely payments will result in Holder incurring additional expense in servicing the Loan, and that it is extremely difficult and impractical to ascertain the extent of such damages and that the Late Charge represents a fair and reasonable estimate, considering all of the circumstances existing on the date of the execution of this Note, of the costs that Holder will incur by reason of such late payment. Acceptance of any Late Charge shall not constitute a waiver of the default with respect to the late payment, and shall not prevent Holder from exercising any of the other rights or remedies available hereunder or at law or in equity.

          (c) Maker further acknowledges and agrees that during the time that any payment of principal, interest or other amount due under this Note shall be delinquent, Holder will incur additional costs and expenses attributable to its loss of use of the money due and to the adverse impact on Holder's ability to meet its other obligations and avail itself of other opportunities. Maker agrees that it is extremely difficult and impractical to ascertain the extent of such expenses, and Maker therefore agrees that, upon five
(5) days after written notice of such delinquency has been given by Prudential to Maker, interest at the Secondary Interest Rate shall accrue on any delinquent payments of principal, interest or other amounts due under this Note or any Loan Document from the date such payments were due and for so long as non-payment continues, regardless of whether or not there has been an acceleration of the maturity of the Loan.

     5. Event of Default and Secondary Interest. The occurrence of an "Event of Default" under any Loan Document shall constitute an Event of Default under this Note. Upon the occurrence of an Event of Default (including without limitation the failure of the Maker to observe the provisions of Article IV, Paragraph B of the Deeds of Trust), Holder, at its option may elect to declare the Principal Balance together with all unpaid accrued interest, any Prepayment Premium and any other sums evidenced or secured by this Note or any Loan Document, to be immediately due and payable, without further presentment, demand, protest or notice of any kind, by so notifying Maker in writing, and if Holder so elects the outstanding principal balance of this Note shall commence to bear interest at the Secondary Interest Rate from the date of such election until paid in full.

     6.     Prepayment.

          (a) If for any reason the Principal Balance or any portion thereof is prepaid (whether by operation of law, acceleration or otherwise) on a date prior to the Maturity Date, Maker shall pay to Holder as liquidated damages, immediately upon demand, together with the subject Prepayment Amount and any unpaid accrued interest, a Prepayment Premium calculated in accordance with Exhibit A attached hereto.

          (b) Maker shall have the right voluntarily to prepay all or any portion of the Principal Balance, together with accrued interest thereon, provided that Maker gives Holder not less than thirty (30) days prior written notice of its intention to prepay, and delivers to Holder, on or before the Prepayment Date, the Prepayment Premium as required above, together with the Prepayment Amount and all accrued interest and other sums due under the Loan Documents. In the event Borrower makes a partial prepayment as permitted herein, the outstanding principal balance following such prepayment shall be reamortized, and the monthly payment under this Note recalculated, by Lender in its reasonable discretion, based upon an amortization period equal to 300 months minus the number of whole calendar months which have elapsed from the date of disbursement of the Loan through and including the date of prepayment. By way of example and not by way of limitation, if a prepayment is made on July 15, 1996, the outstanding principal balance following such prepayment shall be reamortized over 272 months. In no event shall the Maturity Date be affected by any such prepayment, reamortization and change in monthly payment.

          (c) Maker agrees that (i) the Prepayment Premium represents the reasonable estimate of Holder and Maker of a fair average compensation for the loss that may be sustained by Holder due to the payment of any of the Principal Balance prior to the Maturity Date; (ii) the Prepayment Premium shall be paid without prejudice to the right of Holder to collect any other amounts provided to be paid hereunder; and (iii) Holder shall not be obligated to actually reinvest the Prepayment Amount in any Treasury or other specific obligations as a condition to receiving the Prepayment Premium.

          (d) Notwithstanding anything to the contrary in this Paragraph 6, Maker shall have the right, upon giving Holder not less than thirty (30) days prior written notice of its intention to prepay, to prepay this Note and all other sums owed to Holder by Maker under the Loan (including, but not limited to, all sums owed on Note B, all sums owed on Note C and all other payments and charges due under all of the other Loan Documents), in full at any time after November 30, 2003, without the payment of any Prepayment Premium.

          (e) Maker hereby expressly waives any right it may have under California Civil Code 2954.10 to prepay this Note, in whole or in part, without prepayment charge, upon acceleration of the Maturity Date of this Note, and agrees that if for any reason a prepayment of any or all of this Note is made, whether voluntarily or following any acceleration of the Maturity Date of this Note by Holder, then Maker shall pay the Prepayment Premium calculated pursuant to Paragraph 6(a). By initialing this provision in the space provided below, Maker hereby declares that the Holder's agreement to make the Loan at the Interest Rate and for the term set forth in this Note constitutes adequate consideration, given individual weight by Maker, for this waiver and agreement.


                         INITIALS OF MAKER:  ____________________


     7. Security. This Note is secured, among other security, by the Deeds of Trust and the other Loan Documents, which contain provisions for the acceleration of the maturity of this Note upon the occurrence of certain described events.

     8. Holder's Rights; No Waiver by Holder. The rights, powers and remedies of Holder under this Note shall be in addition to all rights, powers and remedies given to Holder under the Loan Documents and any other agreement or document securing or evidencing the Loan or by virtue of any statute or rule of law, including, but not limited to, the California Uniform Commercial Code. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently in Holder's sole discretion without impairing Holder's security interest, rights or available remedies. Any forbearance, failure or delay by Holder in exercising any right, power or remedy shall not preclude further exercise thereof, and every right, power or remedy of Holder shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Holder. Maker waives any right to require the Holder to proceed against any Person or to exhaust all or any part of the Property or to pursue any remedy in Holder's power.

     9.     Maker's Waivers.

          (a) Except as otherwise expressly provided in the Loan Agreement, Maker and any endorsers of this Note, and each of them, hereby waive diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Note, whether made to or in favor of Maker or any other person or persons. Maker and any endorsers of this Note expressly waive all right to the benefit of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, extension, redemption, or appraisement now or hereafter provided by the Constitution and the laws of the United States and of any state thereof, as a defense to any demand against Maker or any such endorsers, to the fullest extent permitted by law.

          (b) Maker hereby waives any right to trial by jury with respect to any action or proceeding brought by Holder or any other person relating to (i) the Loan, or (ii) the Loan Documents.

          (c) Maker hereby agrees that this Note constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631 and Maker does hereby constitute and appoint Holder its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Maker does hereby authorize and empower Holder, in the name, place and stead of Maker, to file this Note with the clerk or judge of any court of competent jurisdiction as statutory written consent to waiver of trial by jury.

     10. Transfers by Holder. This Note or any interest in this Note and the Loan Documents may be hypothecated, transferred or assigned by Holder only in accordance with Section 16(c) of the Loan Agreement.

     11. Amendment. This Note may be amended or modified only by an instrument in writing which by its express terms refers to this Note and which is duly executed by the party sought to be bound thereby.

     12. Successors and Assigns. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     13. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

     14. Time. Time is of the essence with respect to each and every term and provision of this Note.

     15. Usury. Notwithstanding any provision herein, the total liability for payments in the nature of interest shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws. If any payments in the nature of interest, additional interest, and other charges made hereunder are held to be in excess of the applicable limits imposed by any applicable state or federal laws, it is agreed that any such amount held to be in excess shall be considered payment of principal and the Principal Balance shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws in compliance with the desires of Holder and Maker.

     16. Notices. All notices, consents and other communications required or permitted by this Note shall be in writing and shall be given in the manner set forth in Section 16(i) of the Loan Agreement.

     17. Attorneys' Fees. The undersigned agrees to pay all costs, including reasonable attorneys' fees and expenses, incurred by Holder in enforcing payment or collection of this Note or the terms of any Loan Document, whether or not suit is filed.

     18.     Limitation on Personal Liabilities.

          In the event of an acceleration of the indebtedness evidenced by this Note upon an event of default thereunder or under the Deed of Trust, Holder shall not enforce any deficiency judgment against Maker (hereinafter referred to as the "Exculpated Party") with respect to any and all obligations evidenced by this Note, in excess of the amount realized upon foreclosure against (or sale, pursuant to power of sale, of) any and all security therefor; provided, however, that nothing contained herein or in any other Loan Document shall (a) limit Holder's other rights and remedies against the Exculpated Party hereunder or thereunder, either at law or in equity, or (b) relieve Exculpated Party from personal liability and responsibility (i) under the ERISA Section of the Deeds of Trust, including the indemnification provisions under said Section, (ii) for waste committed by Exculpated Party with respect to any Mortgaged Property (as such term is defined in the Deeds of Trust), (iii) for any security deposits of tenants not turned over to Holder upon foreclosure or sale pursuant to the power of sale contained in the Deeds of Trust, (iv) for insurance proceeds and condemnation awards received by Exculpated Party and not turned over to Holder or used by Exculpated Party for restoration or repair of the Mortgaged Property which was damaged or affected, (v) for any rents or other income from any Mortgaged Property received by Exculpated Party after an Event of Default or event which with notice or grace period, or both, would be an Event of Default under the Loan Documents and not applied to the fixed and operating expenses of such Mortgaged Property, (vi) for unpaid taxes, assessments, and/or utility charges with respect to a Mortgaged Property, (vii) for any sums expended by Holder in fulfilling the obligations of Exculpated Party, as lessor, under any leases of a Mortgaged Property and for which obligations either performance was due at the time of acceleration of the indebtedness by Holder or became due thereafter prior to foreclosure sale other than during possession of such Mortgaged Property by a receiver appointed in the foreclosure action or otherwise appointed at the request of Holder,
(viii) under the Hazardous Substances Remediation and Indemnification Agreement between Maker and Prudential of even date herewith and (ix) under any materially false representation and warranty by Exculpated Party delivered under Paragraph 6.E. of the Amended and Restated First Mortgage Loan Commitment between Maker and Prudential dated December 2, 1993 (the "Amended Commitment"). Notwithstanding the foregoing, this agreement not to pursue recourse liability SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event:

          (a) that there shall be any event occur (other than an involuntary lien or transfer made without Maker's consent) which entitled, and the Holder elected, to declare the entire Loan due and payable under the Due on Sale or Encumbrance provisions in
Article IV, Paragraph B of the Deeds of Trust and the Loan was not reinstated pursuant to the terms of such Paragraph; or

          (b) of any fraud or material misrepresentation by Maker in connection with any Mortgaged Property, the Loan Documents, the Amended Commitment, the Original Commitment, including the Application (as such terms are defined in the Amended Commitment), the Maker, or any other information furnished to Prudential at or before the Closing pursuant to the Amended Commitment, the Original Commitment (including the Application) or the Loan Documents; provided that as to reports containing a material misrepresentation where such reports were prepared by, and submitted to Prudential under the names of independent contractors (such as, but without limitation, surveyors and environmental consultants), it shall be deemed a material misrepresentation by Maker only if Maker was aware of, or was aware of facts or circumstances which would cause a reasonable person to determine the existence of, such material misrepresentation.

     19. Use of Terms. Maker acknowledges and agrees that, for Prudential's administrative purposes, the Loan is evidenced by a total of seven Promissory Notes: (i) Note A is actually represented by three Notes, "Note A-1" in the original principal amount of $108,350,000, "Note A-2" in the original principal amount of $98,350,000 and "Note A-3" in the original principal amount of $10,000,000 (all three of such promissory notes being hereafter referred to as Category A Notes), (ii) Note B is actually represented by two Notes, "Note B-1" in the original principal amount of $26,650,000 and "Note B-2" in the original principal amount of $26,650,000 (both of such promissory notes being hereafter referred to as Category B Notes), and (iii) Note C is actually represented by two Notes, "Note C-1" in the original principal amount of $5,000,000 and "Note C-2" in the original principal amount of $5,000,000 (both of such promissory notes being hereafter referred to as Category C Notes). The seven promissory notes described above bear interest at varying rates. Whenever in any of the Loan Documents Maker is required or permitted to make a payment or prepayment of principal and/or interest on any of Note A, Note B and/or Note C, such payment or prepayment shall be allocated by the Holder to all Notes withinthe same category in proportion to the outstanding principal balance of each Note in that category. By way of example and not by way of limitation, a prepayment of principal on Note A shall be allocated proportionately among Note A-1, Note A-2 and Note A-3.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered effective as of the date first written above.

                              MAKER:

                              CATELLUS DEVELOPMENT CORPORATION,
                              a Delaware corporation

                              By:

                              Name:  Douglas Stimpson

                              Title: Vice President Finance

                                EXHIBIT A

                          PREPAYMENT PRIVILEGE


      Subject to the provisions of the Loan Agreement, if all or any portion of this Note is prepaid for any reason, whether voluntarily or involuntarily, or after acceleration by Holder upon a default by Maker under the Loan Documents, Maker shall pay a prepayment premium equal to the greater of
  (1) or (2) (hereinafter called the "Prepayment Premium") where:

       (1) is the product of (a) one quarter of one percent (0.25%) of the Prepayment Amount multiplied by
  (b) the quotient of (i) the number of full months remaining to maturity of the Note as of the Prepayment Date divided by
  (ii) the number of full months comprising the term of the Note; and,

       (2) is an amount equal to the Present Value of the Note (as hereinafter defined) less the amount of principal being prepaid including accrued interest, if any, calculated as of the Prepayment Date.

       Holder shall notify Maker of the amount and basis of determination of the Prepayment Premium. On or before the Prepayment Date, Maker shall pay to Holder the Prepayment Premium together with the Prepayment Amount and all accrued interest and other sums due under the Loan. Holder shall not be obligated to accept any prepayment of the principal balance of this Note unless such prepayment is accompanied by the Prepayment Premium and all accrued interest and other sums due under the Loan.

       For the purposes of determining the Prepayment Premium, the following terms shall have the following meanings:

       The "Treasury Rate" is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining term of the Note, for the week prior to the Prepayment Date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates, conclusively determined by the Holder on the Prepayment Date. The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. (In the event Release H.15 is no longer published, Holder shall select a comparable publication to determine the Treasury Rate.)

       The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually.

       The "Present Value of the Note" shall be determined by discounting all scheduled payments of principal and interest remaining to maturity of the Note, attributed to the Prepayment Amount, at the Discount Rate. If prepayment occurs on a date other than a Monthly Due Date, the actual number of days remaining from the Prepayment Date to the Monthly Due Date will be used to discount within this period.

       Maker agrees that Holder shall not be obligated actually to reinvest the amount prepaid in any Treasury obligations as condition precedent to receiving the
    Prepayment Premium.

                                 EXHIBIT B-1

DO NOT DESTROY THIS NOTE:  When paid, this Note, and the Deeds of
Trust securing it, must be surrendered to the Trustee under the Deeds of Trust for cancellation before reconveyance will be made.

                               PROMISSORY NOTE

                                  (Note B-1)


 $26,650,000                              Los Angeles, California

 Loan No. 6100517                               February 16, 1994

          FOR VALUE RECEIVED, the undersigned, Catellus Development Corporation, a Delaware corporation ("Maker"), having an address at 201 Mission Street, 30th Floor, San Francisco, California 94105, PROMISES TO PAY TO THE ORDER OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential"), a New Jersey corporation authorized to do business in the State of California (Prudential and its successors and assigns who become holders of this Note are hereinafter collectively referred to as "Holder"), by Federal wire transfer to Prudential at Morgan Guaranty Trust Company, 23 Wall Street, New York, New York 10019, Account No. 050-54-493, referencing Loan
No. 6100517, or at such other place as Holder may from time to time designate, the principal sum of Twenty-Six Million Six Hundred Fifty Thousand Dollars ($26,650,000), together with interest thereon from the date of this Note through the date paid at a rate per annum equal to the Interest Rate.

     1. Definitions. For the purpose of this Note, the following terms shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Deeds of Trust.

          (a) "Closing" means the date upon which the proceeds of the Loan are disbursed by Prudential to Maker.

          (b) "Deeds of Trust" means collectively those certain documents entitled "Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents," of even date herewith, executed by Maker as "Trustor" to the benefit of Prudential as "Beneficiary," and those certain documents entitled "Mortgage" of even date herewith, executed by Maker as "Mortgagor" to the benefit of Prudential as "Mortgagee," all as security for repayment of this Note.

          (c) "Event of Default" shall have the meaning given in the Loan Agreement.

          (d) "Interest Rate" means a rate of interest per annum of eight and seventy-five hundredths percent (8.75%).

          (e) "Late Charge(s)" means either the "Per Diem Late Charge" or the "Monthly Late Charge" (or both), as such terms are defined in Paragraph 4 below.

          (f) "Loan" means that certain loan from Prudential to Maker in the aggregate principal amount of $280,000,000 evidenced by this Note, a "Note A-1" in the original principal amount of $108,350,000, a "Note A-2" in the original principal amount of $98,350,000, a "Note A-3" in the original principal amount of $10,000,000, a "Note B-2" in the original principal amount of $26,650,000, a "Note C-1" in the original principal amount of $5,000,000, and a "Note C-2" in the original principal amount of $5,000,000, each of even date herewith and each payable to Beneficiary or its order, and all modifications, renewals or extensions thereof.

          (g) "Loan Agreement" means that certain Loan Agreement between Maker and Prudential of even date herewith governing the terms of the Loan.

          (h) "Loan Documents" means this Note, the Deeds of Trust, all of the Assignments of Lessor's Interest in Leases, the Security Agreement and all other documents now or hereafter governing, securing or executed in connection with the Loan.

          (i)     "Maturity Date" means March 1, 2004.

          (j) "Prepayment Amount" means the amount of the Principal Balance prepaid on a Prepayment Date.

          (k) "Prepayment Date" means any date, prior to the Maturity Date, upon which all or any portion of the Principal
Balance is prepaid.

          (l) "Prepayment Premium" shall have the meaning set forth in Paragraph 6(a).

          (m) "Principal Balance" means the principal balance of this Note from time to time outstanding.

          (n) "Secondary Interest Rate" means a rate of interest per annum of thirteen and seven-tenths percent (13.7%).

     2. Payments. On the first day of April 1994 and continuing on the first day of each calendar month thereafter through and including the first day of February 2004 (each such first day of the month being referred to herein as a "Monthly Due Date"), monthly installments of principal and interest in the amount of $266,353.07 shall be due and payable, with the entire unpaid Principal Balance plus accrued interest and all other amounts payable under the Loan Documents being due and payable in full on the Maturity Date. In the event the Loan closes prior to March 1, 1994, then the amount of interest accruing on this Note from the date of disbursement through and including February 28, 1994 shall be paid to Lender on April 1, 1994, which interest shall be paid in addition to the first regular monthly installment of principal and interest on this Note due on April 1, 1994.

     3. Treatment of Payments. All payments due under this Note or the Loan Documents shall be paid by Maker in lawful money of the United States of America by wire transfer on the date such payment is due. All such payments shall be made without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings All such payments shall be made without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings (other than U.S., state or local income taxes assessed or levied against or payable by Holder based upon Holder's net income), which amounts shall be paid by Maker. Payments from Maker to Holder under this Note shall be applied first to any expense reimbursements under the Loan Documents, then to any Late Charges, then to accrued and unpaid interest and the balance to the Principal Balance and any Prepayment Premium due thereon.

     4.     Late Charges and Secondary Interest.

          (a) If any monthly principal and/or interest payment is not paid in full on or before the Monthly Due Date for such payment, then a daily late charge calculated by multiplying the amount of the monthly payment by a fraction, the numerator of which is 25% and the denominator of which is 365 (the "Per Diem Late Charge") shall be assessed for each day that such payment is not paid from (and including) the first day after such Monthly Due Date to (and including) the date upon which such payment is made; provided, however, that if any such monthly principal and/or interest payment, together with all accrued Per Diem Late Charges, is not made in full on or before the fifteenth day immediately following such Monthly Due Date, a late charge equal to 4% of the monthly principal and/or interest payment (the "Monthly Late Charge") shall be deemed to be immediately assessed and shall be immediately due and payable. The Monthly Late Charge shall be payable in lieu of and not in addition to any Per Diem Late Charges that shall have accrued during the two-week period immediately preceding the assessment of the Monthly Late Charge.

          (b) Maker acknowledges and agrees that its failure to make timely payments will result in Holder incurring additional expense in servicing the Loan, and that it is extremely difficult and impractical to ascertain the extent of such damages and that the Late Charge represents a fair and reasonable estimate, considering all of the circumstances existing on the date of the execution of this Note, of the costs that Holder will incur by reason of such late payment. Acceptance of any Late Charge shall not constitute a waiver of the default with respect to the late payment, and shall not prevent Holder from exercising any of the other rights or remedies available hereunder or at law or in equity.

          (c) Maker further acknowledges and agrees that during the time that any payment of principal, interest or other amount due under this Note shall be delinquent, Holder will incur additional costs and expenses attributable to its loss of use of the money due and to the adverse impact on Holder's ability to meet its other obligations and avail itself of other opportunities. Maker agrees that it is extremely difficult and impractical to ascertain the extent of such expenses, and Maker therefore agrees that, upon five
(5) days after written notice of such delinquency has been given by Prudential to Maker, interest at the Secondary Interest Rate shall accrue on any delinquent payments of principal, interest or other amounts due under this Note or any Loan Document from the date such payments were due and for so long as non-payment continues, regardless of whether or not there has been an acceleration of the maturity of the Loan.

     5. Event of Default and Secondary Interest. The occurrence of an "Event of Default" under any Loan Document shall constitute an Event of Default under this Note. Upon the occurrence of an Event of Default (including without limitation the failure of the Maker to observe the provisions of Article IV, Paragraph B of the Deeds of Trust), Holder, at its option may elect to declare the Principal Balance together with all unpaid accrued interest, any Prepayment Premium and any other sums evidenced or secured by this Note or any Loan Document, to be immediately due and payable, without further presentment, demand, protest or notice of any kind, by so notifying Maker in writing, and if Holder so elects the outstanding principal balance of this Note shall commence to bear interest at the Secondary Interest Rate from the date of such election until paid in full.

     6.     Prepayment.

          (a) If for any reason the Principal Balance or any portion thereof is prepaid (whether by operation of law, acceleration or otherwise) on a date prior to the Maturity Date, Maker shall pay to Holder as liquidated damages, immediately upon demand, together with the subject Prepayment Amount and any unpaid accrued interest, a Prepayment Premium calculated in accordance with Exhibit A attached hereto.

          (b) Maker shall have the right voluntarily to prepay all or any portion of the Principal Balance, together with accrued interest thereon, provided that Maker gives Holder not less than thirty (30) days prior written notice of its intention to prepay, and delivers to Holder, on or before the Prepayment Date, the Prepayment Premium as required above, together with the Prepayment Amount and all accrued interest and other sums due under the Loan Documents. In the event Borrower makes a partial prepayment as permitted herein, the outstanding principal balance following such prepayment shall be reamortized, and the monthly payment under this Note recalculated, by Lender in its reasonable discretion, based upon an amortization period equal to 180 months minus the number of whole calendar months which have elapsed from the date of disbursement of the Loan through and including the date of prepayment. By way of example and not by way of limitation, if a prepayment is made on July 15, 1996, the outstanding principal balance following such prepayment shall be reamortized over 152 months. In no event shall the Maturity Date be affected by any such prepayment, reamortization and change in monthly payment.

          (c) Maker agrees that (i) the Prepayment Premium represents the reasonable estimate of Holder and Maker of a fair average compensation for the loss that may be sustained by Holder due to the payment of any of the Principal Balance prior to the Maturity Date; (ii) the Prepayment Premium shall be paid without prejudice to the right of Holder to collect any other amounts provided to be paid hereunder; and (iii) Holder shall not be obligated to actually reinvest the Prepayment Amount in any Treasury or other specific obligations as a condition to receiving the Prepayment Premium.

          (d) Notwithstanding anything to the contrary in this Paragraph 6, Maker shall have the right, upon giving Holder not less than thirty (30) days prior written notice of its intention to prepay, to prepay this Note and all other sums owed to Holder by Maker under the Loan (including, but not limited to, all sums owed on Note B, all sums owed on Note C and all other payments and charges due under all of the other Loan Documents), in full at any time after November 30, 2003, without the payment of any Prepayment Premium.

          (e) Maker hereby expressly waives any right it may have under California Civil Code 2954.10 to prepay this Note, in whole or in part, without prepayment charge, upon acceleration of the Maturity Date of this Note, and agrees that if for any reason a prepayment of any or all of this Note is made, whether voluntarily or following any acceleration of the Maturity Date of this Note by Holder, then Maker shall pay the Prepayment Premium calculated pursuant to Paragraph 6(a). By initialing this provision in the space provided below, Maker hereby declares that the Holder's agreement to make the Loan at the Interest Rate and for the term set forth in this Note constitutes adequate consideration, given individual weight by Maker, for this waiver and agreement.


                         INITIALS OF MAKER:  ____________________


     7. Security. This Note is secured, among other security, by the Deeds of Trust and the other Loan Documents, which contain provisions for the acceleration of the maturity of this Note upon the occurrence of certain described events.

     8. Holder's Rights; No Waiver by Holder. The rights, powers and remedies of Holder under this Note shall be in addition to all rights, powers and remedies given to Holder under the Loan Documents and any other agreement or document securing or evidencing the Loan or by virtue of any statute or rule of law, including, but not limited to, the California Uniform Commercial Code. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently in Holder's sole discretion without impairing Holder's security interest, rights or available remedies. Any forbearance, failure or delay by Holder in exercising any right, power or remedy shall not preclude further exercise thereof, and every right, power or remedy of Holder shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Holder. Maker waives any right to require the Holder to proceed against any Person or to exhaust all or any part of the Property or to pursue any remedy in Holder's power.

     9.     Maker's Waivers.

          (a) Except as otherwise expressly provided in the Loan Agreement, Maker and any endorsers of this Note, and each of them, hereby waive diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Note, whether made to or in favor of Maker or any other person or persons. Maker and any endorsers of this Note expressly waive all right to the benefit of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, extension, redemption, or appraisement now or hereafter provided by the Constitution and the laws of the United States and of any state thereof, as a defense to any demand against Maker or any such endorsers, to the fullest extent permitted by law.

          (b) Maker hereby waives any right to trial by jury with respect to any action or proceeding brought by Holder or any other person relating to (i) the Loan, or (ii) the Loan Documents.

          (c) Maker hereby agrees that this Note constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631 and Maker does hereby constitute and appoint Holder its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Maker does hereby authorize and empower Holder, in the name, place and stead of Maker, to file this Note with the clerk or judge of any court of competent jurisdiction as statutory written consent to waiver of trial by jury.

     10. Transfers by Holder. This Note or any interest in this Note and the Loan Documents may be hypothecated, transferred or assigned by Holder only in accordance with Section 16(c) of the Loan Agreement.

     11. Amendment. This Note may be amended or modified only by an instrument in writing which by its express terms refers to this Note and which is duly executed by the party sought to be bound thereby.

     12. Successors and Assigns. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     13. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

     14. Time. Time is of the essence with respect to each and every term and provision of this Note.

     15. Usury. Notwithstanding any provision herein, the total liability for payments in the nature of interest shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws. If any payments in the nature of interest, additional interest, and other charges made hereunder are held to be in excess of the applicable limits imposed by any applicable state or federal laws, it is agreed that any such amount held to be in excess shall be considered payment of principal and the Principal Balance shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws in compliance with the desires of Holder and Maker.

     16. Notices. All notices, consents and other communications required or permitted by this Note shall be in writing and shall be given in the manner set forth in Section 16(i) of the Loan Agreement.

     17. Attorneys' Fees. The undersigned agrees to pay all costs, including reasonable attorneys' fees and expenses, incurred by Holder in enforcing payment or collection of this Note or the terms of any Loan Document, whether or not suit is filed.

     18.     Limitation on Personal Liabilities.

          In the event of an acceleration of the indebtedness evidenced by this Note upon an event of default thereunder or under the Deed of Trust, Holder shall not enforce any deficiency judgment against Maker (hereinafter referred to as the "Exculpated Party") with respect to any and all obligations evidenced by this Note, in excess of the amount realized upon foreclosure against (or sale, pursuant to power of sale, of) any and all security therefor; provided, however, that nothing contained herein or in any other Loan Document shall (a) limit Holder's other rights and remedies against the Exculpated Party hereunder or thereunder, either at law or in equity, or (b) relieve Exculpated Party from personal liability and responsibility (i) under the ERISA Section of the Deeds of Trust, including the indemnification provisions under said Section, (ii) for waste committed by Exculpated Party with respect to any Mortgaged Property (as such term is defined in the Deeds of Trust), (iii) for any security deposits of tenants not turned over to Holder upon foreclosure or sale pursuant to the power of sale contained in the Deeds of Trust, (iv) for insurance proceeds and condemnation awards received by Exculpated Party and not turned over to Holder or used by Exculpated Party for restoration or repair of the Mortgaged Property which was damaged or affected, (v) for any rents or other income from any Mortgaged Property received by Exculpated Party after an Event of Default or event which with notice or grace period, or both, would be an Event of Default under the Loan Documents and not applied to the fixed and operating expenses of such Mortgaged Property, (vi) for unpaid taxes, assessments, and/or utility charges with respect to a Mortgaged Property, (vii) for any sums expended by Holder in fulfilling the obligations of Exculpated Party, as lessor, under any leases of a Mortgaged Property and for which obligations either performance was due at the time of acceleration of the indebtedness by Holder or became due thereafter prior to foreclosure sale other than during possession of such Mortgaged Property by a receiver appointed in the foreclosure action or otherwise appointed at the request of Holder,
(viii) under the Hazardous Substances Remediation and Indemnification Agreement between Maker and Prudential of even date herewith and (ix) under any materially false representation and warranty by Exculpated Party delivered under Paragraph 6.E. of the Amended and Restated First Mortgage Loan Commitment between Maker and Prudential dated December 2, 1993 (the "Amended Commitment"). Notwithstanding the foregoing, this agreement not to pursue recourse liability SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event:

          (a) that there shall be any event occur (other than an involuntary lien or transfer made without Maker's consent) which entitled, and the Holder elected, to declare the entire Loan due and payable under the Due on Sale or Encumbrance provisions in
Article IV, Paragraph B of the Deeds of Trust and the Loan was not reinstated pursuant to the terms of such Paragraph; or

          (b) of any fraud or material misrepresentation by Maker in connection with any Mortgaged Property, the Loan Documents, the Amended Commitment, the Original Commitment, including the Application (as such terms are defined in the Amended Commitment), the Maker, or any other information furnished to Prudential at or before the Closing pursuant to the Amended Commitment, the Original Commitment (including the Application) or the Loan Documents; provided that as to reports containing a material misrepresentation where such reports were prepared by, and submitted to Prudential under the names of independent contractors (such as, but without limitation, surveyors and environmental consultants), it shall be deemed a material misrepresentation by Maker only if Maker was aware of, or was aware of facts or circumstances which would cause a reasonable person to determine the existence of, such material misrepresentation.

     19. Use of Terms. Maker acknowledges and agrees that, for Prudential's administrative purposes, the Loan is evidenced by a total of seven Promissory Notes: (i) Note A is actually represented by three Notes, "Note A-1" in the original principal amount of $108,350,000, "Note A-2" in the original principal amount of $98,350,000 and "Note A-3" in the original principal amount of $10,000,000 (all three of such promissory notes being hereafter referred to as Category A Notes), (ii) Note B is actually represented by two Notes, "Note B-1" in the original principal amount of $26,650,000 and "Note B-2" in the original principal amount of $26,650,000 (both of such promissory notes being hereafter referred to as Category B Notes), and (iii) Note C is actually represented by two Notes, "Note C-1" in the original principal amount of $5,000,000 and "Note C-2" in the original principal amount of $5,000,000 (both of such promissory notes being hereafter referred to as Category C Notes). The seven promissory notes described above bear interest at varying rates. Whenever in any of the Loan Documents Maker is required or permitted to make a payment or prepayment of principal and/or interest on any of Note A, Note B and/or Note C, such payment or prepayment shall be allocated by the Holder to all Notes within the same category in proportion to the outstanding principal balance of each Note in that category. By way of example and not by way of limitation, a prepayment of principal on Note A shall be allocated proportionately among Note A-1, Note A-2 and Note A-3.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered effective as of the date first written above.


                              MAKER:

                              CATELLUS DEVELOPMENT CORPORATION,
                              a Delaware corporation


                              By:

                              Name:  Douglas Stimpson

                              Title: Vice President Finance

                                EXHIBIT A

                          PREPAYMENT PRIVILEGE


      Subject to the provisions of the Loan Agreement, if all or any portion of this Note is prepaid for any reason, whether voluntarily or involuntarily, or after acceleration by Holder upon a default by Maker under the Loan Documents, Maker shall pay a prepayment premium equal to the greater of
  (1) or (2) (hereinafter called the "Prepayment Premium") where:

       (1) is the product of (a) one quarter of one percent (0.25%) of the Prepayment Amount multiplied by
  (b) the quotient of (i) the number of full months remaining to maturity of the Note as of the Prepayment Date divided by
  (ii) the number of full months comprising the term of the Note; and,

       (2) is an amount equal to the Present Value of the Note (as hereinafter defined) less the amount of principal being prepaid including accrued interest, if any, calculated as of the Prepayment Date.

       Holder shall notify Maker of the amount and basis of determination of the Prepayment Premium. On or before the Prepayment Date, Maker shall pay to Holder the Prepayment Premium together with the Prepayment Amount and all accrued interest and other sums due under the Loan. Holder shall not be obligated to accept any prepayment of the principal balance of this Note unless such prepayment is accompanied by the Prepayment Premium and all accrued interest and other sums due under the Loan.

       For the purposes of determining the Prepayment Premium, the following terms shall have the following meanings:

       The "Treasury Rate" is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining term of the Note, for the week prior to the Prepayment Date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates, conclusively determined by the Holder on the Prepayment Date. The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. (In the event Release H.15 is no longer published, Holder shall select a comparable publication to determine the Treasury Rate.)

       The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually.

       The "Present Value of the Note" shall be determined by discounting all scheduled payments of principal and interest remaining to maturity of the Note, attributed to the Prepayment Amount, at the Discount Rate. If prepayment occurs on a date other than a Monthly Due Date, the actual number of days remaining from the Prepayment Date to the Monthly Due Date will be used to discount within this period.

       Maker agrees that Holder shall not be obligated actually to reinvest the amount prepaid in any Treasury obligations as condition precedent to receiving the Prepayment Premium.

                                 EXHIBIT B-2

DO NOT DESTROY THIS NOTE:  When paid, this Note, and the Deeds of
Trust securing it, must be surrendered to the Trustee under the Deeds of Trust for cancellation before reconveyance will be made.

                               PROMISSORY NOTE

                                  (Note B-2)


 $26,650,000                              Los Angeles, California

 Loan No. 6100521                               February 16, 1994

          FOR VALUE RECEIVED, the undersigned, Catellus Development Corporation, a Delaware corporation ("Maker"), having an address at 201 Mission Street, 30th Floor, San Francisco, California 94105, PROMISES TO PAY TO THE ORDER OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential"), a New Jersey corporation authorized to do business in the State of California (Prudential and its successors and assigns who become holders of this Note are hereinafter collectively referred to as "Holder"), by Federal wire transfer to Prudential at Morgan Guaranty Trust Company, 23 Wall Street, New York, New York 10019, Account No. 050-54-493, referencing Loan
No. 6100521, or at such other place as Holder may from time to time designate, the principal sum of Twenty-Six Million Six Hundred Fifty Thousand Dollars ($26,650,000), together with interest thereon from the date of this Note through the date paid at a rate per annum equal to the Interest Rate.

     1. Definitions. For the purpose of this Note, the following terms shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Deeds of Trust.

          (a) "Closing" means the date upon which the proceeds of the Loan are disbursed by Prudential to Maker.

          (b) "Deeds of Trust" means collectively those certain documents entitled "Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents," of even date herewith, executed by Maker as "Trustor" to the benefit of Prudential as "Beneficiary," and those certain documents entitled "Mortgage" of even date herewith, executed by Maker as "Mortgagor" to the benefit of Prudential as "Mortgagee," all as security for repayment of this Note.

          (c) "Event of Default" shall have the meaning given in the Loan Agreement.

          (d) "Interest Rate" means a rate of interest per annum of eight and sixty-five hundredths percent (8.65%).

          (e) "Late Charge(s)" means either the "Per Diem Late Charge" or the "Monthly Late Charge" (or both), as such terms are defined in Paragraph 4 below.

          (f) "Loan" means that certain loan from Prudential to Maker in the aggregate principal amount of $280,000,000 evidenced by this Note, a "Note A-1" in the original principal amount of $108,350,000, a "Note A-2" in the original principal amount of $98,350,000, a "Note A-3" in the original principal amount of $10,000,000, a "Note B-1" in the original principal amount of $26,650,000, a "Note C-1" in the original principal amount of $5,000,000, and a "Note C-2" in the original principal amount of $5,000,000, each of even date herewith and each payable to Beneficiary or its order, and all modifications, renewals or extensions thereof.

          (g) "Loan Agreement" means that certain Loan Agreement between Maker and Prudential of even date herewith governing the terms of the Loan.

          (h) "Loan Documents" means this Note, the Deeds of Trust, all of the Assignments of Lessor's Interest in Leases, the Security Agreement and all other documents now or hereafter governing, securing or executed in connection with the Loan.

          (i)     "Maturity Date" means March 1, 2004.

          (j) "Prepayment Amount" means the amount of the Principal Balance prepaid on a Prepayment Date.

          (k) "Prepayment Date" means any date, prior to the Maturity Date, upon which all or any portion of the Principal
Balance is prepaid.

          (l) "Prepayment Premium" shall have the meaning set forth in Paragraph 6(a).

          (m) "Principal Balance" means the principal balance of this Note from time to time outstanding.

          (n) "Secondary Interest Rate" means a rate of interest per annum of thirteen and seven-tenths percent (13.7%).

     2. Payments. On the first day of April 1994 and continuing on the first day of each calendar month thereafter through and including the first day of February 2004 (each such first day of the month being referred to herein as a "Monthly Due Date"), monthly installments of principal and interest in the amount of $264,781.58 shall be due and payable, with the entire unpaid Principal Balance plus accrued interest and all other amounts payable under the Loan Documents being due and payable in full on the Maturity Date. In the event the Loan closes prior to March 1, 1994, then the amount of interest accruing on this Note from the date of disbursement through and including February 28, 1994 shall be paid to Lender on April 1, 1994, which interest shall be paid in addition to the first regular monthly installment of principal and interest on this Note due on April 1, 1994.

     3. Treatment of Payments. All payments due under this Note or the Loan Documents shall be paid by Maker in lawful money of the United States of America by wire transfer on the date such payment is due. All such payments shall be made without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings All such payments shall be made without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings (other than U.S., state or local income taxes assessed or levied against or payable by Holder based upon Holder's net income), which amounts shall be paid by Maker. Payments from Maker to Holder under this Note shall be applied first to any expense reimbursements under the Loan Documents, then to any Late Charges, then to accrued and unpaid interest and the balance to the Principal Balance and any Prepayment Premium due thereon.

     4.     Late Charges and Secondary Interest.

          (a) If any monthly principal and/or interest payment is not paid in full on or before the Monthly Due Date for such payment, then a daily late charge calculated by multiplying the amount of the monthly payment by a fraction, the numerator of which is 25% and the denominator of which is 365 (the "Per Diem Late Charge") shall be assessed for each day that such payment is not paid from (and including) the first day after such Monthly Due Date to (and including) the date upon which such payment is made; provided, however, that if any such monthly principal and/or interest payment, together with all accrued Per Diem Late Charges, is not made in full on or before the fifteenth day immediately following such Monthly Due Date, a late charge equal to 4% of the monthly principal and/or interest payment (the "Monthly Late Charge") shall be deemed to be immediately assessed and shall be immediately due and payable. The Monthly Late Charge shall be payable in lieu of and not in addition to any Per Diem Late Charges that shall have accrued during the two-week period immediately preceding the assessment of the Monthly Late Charge.

          (b) Maker acknowledges and agrees that its failure to make timely payments will result in Holder incurring additional expense in servicing the Loan, and that it is extremely difficult and impractical to ascertain the extent of such damages and that the Late Charge represents a fair and reasonable estimate, considering all of the circumstances existing on the date of the execution of this Note, of the costs that Holder will incur by reason of such late payment. Acceptance of any Late Charge shall not constitute a waiver of the default with respect to the late payment, and shall not prevent Holder from exercising any of the other rights or remedies available hereunder or at law or in equity.

          (c) Maker further acknowledges and agrees that during the time that any payment of principal, interest or other amount due under this Note shall be delinquent, Holder will incur additional costs and expenses attributable to its loss of use of the money due and to the adverse impact on Holder's ability to meet its other obligations and avail itself of other opportunities. Maker agrees that it is extremely difficult and impractical to ascertain the extent of such expenses, and Maker therefore agrees that, upon five
(5) days after written notice of such delinquency has been given by Prudential to Maker, interest at the Secondary Interest Rate shall accrue on any delinquent payments of principal, interest or other amounts due under this Note or any Loan Document from the date such payments were due and for so long as non-payment continues, regardless of whether or not there has been an acceleration of the maturity of the Loan.

     5. Event of Default and Secondary Interest. The occurrence of an "Event of Default" under any Loan Document shall constitute an Event of Default under this Note. Upon the occurrence of an Event of Default (including without limitation the failure of the Maker to observe the provisions of Article IV, Paragraph B of the Deeds of Trust), Holder, at its option may elect to declare the Principal Balance together with all unpaid accrued interest, any Prepayment Premium and any other sums evidenced or secured by this Note or any Loan Document, to be immediately due and payable, without further presentment, demand, protest or notice of any kind, by so notifying Maker in writing, and if Holder so elects the outstanding principal balance of this Note shall commence to bear interest at the Secondary Interest Rate from the date of such election until paid in full.

     6.     Prepayment.

          (a) If for any reason the Principal Balance or any portion thereof is prepaid (whether by operation of law, acceleration or otherwise) on a date prior to the Maturity Date, Maker shall pay to Holder as liquidated damages, immediately upon demand, together with the subject Prepayment Amount and any unpaid accrued interest, a Prepayment Premium calculated in accordance with Exhibit A attached hereto.

          (b) Maker shall have the right voluntarily to prepay all or any portion of the Principal Balance, together with accrued interest thereon, provided that Maker gives Holder not less than thirty (30) days prior written notice of its intention to prepay, and delivers to Holder, on or before the Prepayment Date, the Prepayment Premium as required above, together with the Prepayment Amount and all accrued interest and other sums due under the Loan Documents. In the event Borrower makes a partial prepayment as permitted herein, the outstanding principal balance following such prepayment shall be reamortized, and the monthly payment under this Note recalculated, by Lender in its reasonable discretion, based upon an amortization period equal to 180 months minus the number of whole calendar months which have elapsed from the date of disbursement of the Loan through and including the date of prepayment. By way of example and not by way of limitation, if a prepayment is made on July 15, 1996, the outstanding principal balance following such prepayment shall be reamortized over 152 months. In no event shall the Maturity Date be affected by any such prepayment, reamortization and change in monthly payment.

          (c) Maker agrees that (i) the Prepayment Premium represents the reasonable estimate of Holder and Maker of a fair average compensation for the loss that may be sustained by Holder due to the payment of any of the Principal Balance prior to the Maturity Date; (ii) the Prepayment Premium shall be paid without prejudice to the right of Holder to collect any other amounts provided to be paid hereunder; and (iii) Holder shall not be obligated to actually reinvest the Prepayment Amount in any Treasury or other specific obligations as a condition to receiving the Prepayment Premium.

          (d) Notwithstanding anything to the contrary in this Paragraph 6, Maker shall have the right, upon giving Holder not less than thirty (30) days prior written notice of its intention to prepay, to prepay this Note and all other sums owed to Holder by Maker under the Loan (including, but not limited to, all sums owed on Note B, all sums owed on Note C and all other payments and charges due under all of the other Loan Documents), in full at any time after November 30, 2003, without the payment of any Prepayment Premium.

          (e) Maker hereby expressly waives any right it may have under California Civil Code 2954.10 to prepay this Note, in whole or in part, without prepayment charge, upon acceleration of the Maturity Date of this Note, and agrees that if for any reason a prepayment of any or all of this Note is made, whether voluntarily or following any acceleration of the Maturity Date of this Note by Holder, then Maker shall pay the Prepayment Premium calculated pursuant to Paragraph 6(a). By initialing this provision in the space provided below, Maker hereby declares that the Holder's agreement to make the Loan at the Interest Rate and for the term set forth in this Note constitutes adequate consideration, given individual weight by Maker, for this waiver and agreement.


                         INITIALS OF MAKER:  ____________________


     7. Security. This Note is secured, among other security, by the Deeds of Trust and the other Loan Documents, which contain provisions for the acceleration of the maturity of this Note upon the occurrence of certain described events.

     8. Holder's Rights; No Waiver by Holder. The rights, powers and remedies of Holder under this Note shall be in addition to all rights, powers and remedies given to Holder under the Loan Documents and any other agreement or document securing or evidencing the Loan or by virtue of any statute or rule of law, including, but not limited to, the California Uniform Commercial Code. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently in Holder's sole discretion without impairing Holder's security interest, rights or available remedies. Any forbearance, failure or delay by Holder in exercising any right, power or remedy shall not preclude further exercise thereof, and every right, power or remedy of Holder shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Holder. Maker waives any right to require the Holder to proceed against any Person or to exhaust all or any part of the Property or to pursue any remedy in Holder's power.

     9.     Maker's Waivers.

          (a) Except as otherwise expressly provided in the Loan Agreement, Maker and any endorsers of this Note, and each of them, hereby waive diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Note, whether made to or in favor of Maker or any other person or persons. Maker and any endorsers of this Note expressly waive all right to the benefit of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, extension, redemption, or appraisement now or hereafter provided by the Constitution and the laws of the United States and of any state thereof, as a defense to any demand against Maker or any such endorsers, to the fullest extent permitted by law.

          (b) Maker hereby waives any right to trial by jury with respect to any action or proceeding brought by Holder or any other person relating to (i) the Loan, or (ii) the Loan Documents.

          (c) Maker hereby agrees that this Note constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631 and Maker does hereby constitute and appoint Holder its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Maker does hereby authorize and empower Holder, in the name, place and stead of Maker, to file this Note with the clerk or judge of any court of competent jurisdiction as statutory written consent to waiver of trial by jury.

     10. Transfers by Holder. This Note or any interest in this Note and the Loan Documents may be hypothecated, transferred or assigned by Holder only in accordance with Section 16(c) of the Loan Agreement.

     11. Amendment. This Note may be amended or modified only by an instrument in writing which by its express terms refers to this Note and which is duly executed by the party sought to be bound thereby.

     12. Successors and Assigns. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     13. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

     14. Time. Time is of the essence with respect to each and every term and provision of this Note.

     15. Usury. Notwithstanding any provision herein, the total liability for payments in the nature of interest shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws. If any payments in the nature of interest, additional interest, and other charges made hereunder are held to be in excess of the applicable limits imposed by any applicable state or federal laws, it is agreed that any such amount held to be in excess shall be considered payment of principal and the Principal Balance shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws in compliance with the desires of Holder and Maker.

     16. Notices. All notices, consents and other communications required or permitted by this Note shall be in writing and shall be given in the manner set forth in Section 16(i) of the Loan Agreement.

     17. Attorneys' Fees. The undersigned agrees to pay all costs, including reasonable attorneys' fees and expenses, incurred by Holder in enforcing payment or collection of this Note or the terms of any Loan Document, whether or not suit is filed.

     18.     Limitation on Personal Liabilities.

          In the event of an acceleration of the indebtedness evidenced by this Note upon an event of default thereunder or under the Deed of Trust, Holder shall not enforce any deficiency judgment against Maker (hereinafter referred to as the "Exculpated Party") with respect to any and all obligations evidenced by this Note, in excess of the amount realized upon foreclosure against (or sale, pursuant to power of sale, of) any and all security therefor; provided, however, that nothing contained herein or in any other Loan Document shall (a) limit Holder's other rights and remedies against the Exculpated Party hereunder or thereunder, either at law or in equity, or (b) relieve Exculpated Party from personal liability and responsibility (i) under the ERISA Section of the Deeds of Trust, including the indemnification provisions under said Section, (ii) for waste committed by Exculpated Party with respect to any Mortgaged Property (as such term is defined in the Deeds of Trust), (iii) for any security deposits of tenants not turned over to Holder upon foreclosure or sale pursuant to the power of sale contained in the Deeds of Trust, (iv) for insurance proceeds and condemnation awards received by Exculpated Party and not turned over to Holder or used by Exculpated Party for restoration or repair of the Mortgaged Property which was damaged or affected, (v) for any rents or other income from any Mortgaged Property received by Exculpated Party after an Event of Default or event which with notice or grace period, or both, would be an Event of Default under the Loan Documents and not applied to the fixed and operating expenses of such Mortgaged Property, (vi) for unpaid taxes, assessments, and/or utility charges with respect to a Mortgaged Property, (vii) for any sums expended by Holder in fulfilling the obligations of Exculpated Party, as lessor, under any leases of a Mortgaged Property and for which obligations either performance was due at the time of acceleration of the indebtedness by Holder or became due thereafter prior to foreclosure sale other than during possession of such Mortgaged Property by a receiver appointed in the foreclosure action or otherwise appointed at the request of Holder,
(viii) under the Hazardous Substances Remediation and Indemnification Agreement between Maker and Prudential of even date herewith and (ix) under any materially false representation and warranty by Exculpated Party delivered under Paragraph 6.E. of the Amended and Restated First Mortgage Loan Commitment between Maker and Prudential dated December 2, 1993 (the "Amended Commitment"). Notwithstanding the foregoing, this agreement not to pursue recourse liability SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event:

          (a) that there shall be any event occur (other than an involuntary lien or transfer made without Maker's consent) which entitled, and the Holder elected, to declare the entire Loan due and payable under the Due on Sale or Encumbrance provisions in
Article IV, Paragraph B of the Deeds of Trust and the Loan was not reinstated pursuant to the terms of such Paragraph; or

          (b) of any fraud or material misrepresentation by Maker in connection with any Mortgaged Property, the Loan Documents, the Amended Commitment, the Original Commitment, including the Application (as such terms are defined in the Amended Commitment), the Maker, or any other information furnished to Prudential at or before the Closing pursuant to the Amended Commitment, the Original Commitment (including the Application) or the Loan Documents; provided that as to reports containing a material misrepresentation where such reports were prepared by, and submitted to Prudential under the names of independent contractors (such as, but without limitation, surveyors and environmental consultants), it shall be deemed a material misrepresentation by Maker only if Maker was aware of, or was aware of facts or circumstances which would cause a reasonable person to determine the existence of, such material misrepresentation.

     19. Use of Terms. Maker acknowledges and agrees that, for Prudential's administrative purposes, the Loan is evidenced by a total of seven Promissory Notes: (i) Note A is actually represented by three Notes, "Note A-1" in the original principal amount of $108,350,000, "Note A-2" in the original principal amount of $98,350,000 and "Note A-3" in the original principal amount of $10,000,000 (all three of such promissory notes being hereafter referred to as Category A Notes), (ii) Note B is actually represented by two Notes, "Note B-1" in the original principal amount of $26,650,000 and "Note B-2" in the original principal amount of $26,650,000 (both of such promissory notes being hereafter referred to as Category B Notes), and (iii) Note C is actually represented by two Notes, "Note C-1" in the original principal amount of $5,000,000 and "Note C-2" in the original principal amount of $5,000,000 (both of such promissory notes being hereafter referred to as Category C Notes). The seven promissory notes described above bear interest at varying rates. Whenever in any of the Loan Documents Maker is required or permitted to make a payment or prepayment of principal and/or interest on any of Note A, Note B and/or Note C, such payment or prepayment shall be allocated by the Holder to all Notes within the same category in proportion to the outstanding principal balance of each Note in that category. By way of example and not by way of limitation, a prepayment of principal on Note A shall be allocated proportionately among Note A-1, Note A-2 and Note A-3.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered effective as of the date first written above.


                              MAKER:

                              CATELLUS DEVELOPMENT CORPORATION,
                              a Delaware corporation

                              By:

                              Name:  Douglas Stimpson

                              Title: Vice President Finance

                                EXHIBIT A

                          PREPAYMENT PRIVILEGE


      Subject to the provisions of the Loan Agreement, if all or any portion of this Note is prepaid for any reason, whether voluntarily or involuntarily, or after acceleration by Holder upon a default by Maker under the Loan Documents, Maker shall pay a prepayment premium equal to the greater of
  (1) or (2) (hereinafter called the "Prepayment Premium") where:

       (1) is the product of (a) one quarter of one percent (0.25%) of the Prepayment Amount multiplied by
  (b) the quotient of (i) the number of full months remaining to maturity of the Note as of the Prepayment Date divided by
  (ii) the number of full months comprising the term of the Note; and,

       (2) is an amount equal to the Present Value of the Note (as hereinafter defined) less the amount of principal being prepaid including accrued interest, if any, calculated as of the Prepayment Date.

       Holder shall notify Maker of the amount and basis of determination of the Prepayment Premium. On or before the Prepayment Date, Maker shall pay to Holder the Prepayment Premium together with the Prepayment Amount and all accrued interest and other sums due under the Loan. Holder shall not be obligated to accept any prepayment of the principal balance of this Note unless such prepayment is accompanied by the Prepayment Premium and all accrued interest and other sums due under the Loan.

       For the purposes of determining the Prepayment Premium, the following terms shall have the following meanings:

       The "Treasury Rate" is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining term of the Note, for the week prior to the Prepayment Date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates, conclusively determined by the Holder on the Prepayment Date. The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. (In the event Release H.15 is no longer published, Holder shall select a comparable publication to determine the Treasury Rate.)

       The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually.

       The "Present Value of the Note" shall be determined by discounting all scheduled payments of principal and interest remaining to maturity of the Note, attributed to the Prepayment Amount, at the Discount Rate. If prepayment occurs on a date other than a Monthly Due Date, the actual number of days remaining from the Prepayment Date to the Monthly Due Date will be used to discount within this period.

       Maker agrees that Holder shall not be obligated actually to reinvest the amount prepaid in any Treasury obligations as condition precedent to receiving the
 Prepayment Premium.

                                 EXHIBIT C-1

DO NOT DESTROY THIS NOTE:  When paid, this Note, and the Deeds of
Trust securing it, must be surrendered to the Trustee under the Deeds of Trust for cancellation before reconveyance will be made.

                               PROMISSORY NOTE

                                  (Note C-1)



 $5,000,000                               Los Angeles, California

 Loan No. 6100518                               February 16, 1994

          FOR VALUE RECEIVED, the undersigned, Catellus Development Corporation, a Delaware corporation ("Maker"), having an address at 201 Mission Street, 30th Floor, San Francisco, California 94105, PROMISES TO PAY TO THE ORDER OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential"), a New Jersey corporation authorized to do business in the State of California (Prudential and its successors and assigns who become holders of this Note are hereinafter collectively referred to as "Holder"), by Federal wire transfer to Prudential at Morgan Guaranty Trust Company, 23 Wall Street, New York, New York 10019, Account No. 050-54-493, referencing Loan
No. 6100518, or at such other place as Holder may from time to time designate, the principal sum of Five Million Dollars ($5,000,000), together with interest thereon from the date of this Note through the date paid at a rate per annum equal to the Interest Rate.

     1. Definitions. For the purpose of this Note, the following terms shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Deeds of Trust.

          (a) "Closing" means the date upon which the proceeds of the Loan are disbursed by Prudential to Maker.

          (b) "Deeds of Trust" means collectively those certain documents entitled "Deed of Trust, Security Agreement, Fixture Filing with Assignment of Rents," of even date herewith, executed by Maker as "Trustor" to the benefit of Prudential as "Beneficiary," and those certain documents entitled "Mortgage" of even date herewith, executed by Maker as "Mortgagor" to the benefit of Prudential as "Mortgagee," all as security for repayment of this Note.

          (c) "Event of Default" shall have the meaning given in the Loan Agreement.

          (d) "Interest Rate" means a rate of interest per annum of eight and seventy-five hundredths percent (8.75%).

          (e) "Late Charge(s)" means either the "Per Diem Late Charge" or the "Monthly Late Charge" (or both), as such terms are defined in Paragraph 4 below.

          (f) "Loan" means that certain loan from Prudential to Maker in the aggregate principal amount of $280,000,000 evidenced by this Note, a "Note A-1" in the original principal amount of $108,350,000, a "Note A-2" in the original principal amount of $98,350,000, a "Note A-3" in the original principal amount of $10,000,000, a "Note B-1" in the original principal amount of $26,650,000, a "Note B-2" in the original principal amount of $26,650,000, and a "Note C-2" in the original principal amount of $5,000,000, each of even date herewith and each payable to Beneficiary or its order, and all modifications, renewals or extensions thereof.

          (g) "Loan Agreement" means that certain Loan Agreement between Maker and Prudential of even date herewith governing the terms of the Loan.

          (h) "Loan Documents" means this Note, the Deeds of Trust, all of the Assignments of Lessor's Interest in Leases, the Security Agreement and all other documents now or hereafter governing, securing or executed in connection with the Loan.

          (i)     "Maturity Date" means July 1, 1997.

          (j) "Prepayment Amount" means the amount of the Principal Balance prepaid on a Prepayment Date.

          (k) "Prepayment Date" means any date, prior to the Maturity Date, upon which all or any portion of the Principal
Balance is prepaid.

          (l) "Prepayment Premium" shall have the meaning set forth in Paragraph 6(a).

          (m) "Principal Balance" means the principal balance of this Note from time to time outstanding.

          (n) "Secondary Interest Rate" means a rate of interest per annum of thirteen and seven-tenths percent (13.7%).

     2. Payments. On the first day of April 1994 and continuing on the first day of each calendar month thereafter through and including the first day of June 1997 (each such first day of the month being referred to herein as a "Monthly Due Date"), monthly installments of principal and interest in the amount of $144,566.03 shall be due and payable, with the entire unpaid Principal Balance plus accrued interest and all other amounts payable under the Loan Documents being due and payable in full on the Maturity Date. In the event the Loan closes prior to March 1, 1994, then the amount of interest accruing on this Note from the date of disbursement through and including February 28, 1994 shall be paid to Lender on April 1, 1994, which interest shall be paid in addition to the first regular monthly installment of principal and interest on this Note due on April 1, 1994.

     3. Treatment of Payments. All payments due under this Note or the Loan Documents shall be paid by Maker in lawful money of the United States of America by wire transfer on the date such payment is due. All such payments shall be made without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings (other than U.S., state or local income taxes assessed or levied against or payable by Holder based upon Holder's net income), which amounts shall be paid by Maker. Payments from Maker to Holder under this Note shall be applied first to any expense reimbursements under the Loan Documents, then to any Late Charges, then to accrued and unpaid interest and the balance to the Principal Balance and any Prepayment Premium due thereon.

     4.     Late Charges and Secondary Interest.

          (a) If any monthly principal and/or interest payment is not paid in full on or before the Monthly Due Date for such payment, then a daily late charge calculated by multiplying the amount of the monthly payment by a fraction, the numerator of which is 25% and the denominator of which is 365 (the "Per Diem Late Charge") shall be assessed for each day that such payment is not paid from (and including) the first day after such Monthly Due Date to (and including) the date upon which such payment is made; provided, however, that if any such monthly principal and/or interest payment, together with all accrued Per Diem Late Charges, is not made in full on or before the fifteenth day immediately following such Monthly Due Date, a late charge equal to 4% of the monthly principal and/or interest payment (the "Monthly Late Charge") shall be deemed to be immediately assessed and shall be immediately due and payable. The Monthly Late Charge shall be payable in lieu of and not in addition to any Per Diem Late Charges that shall have accrued during the two-week period immediately preceding the assessment of the Monthly Late Charge.

          (b) Maker acknowledges and agrees that its failure to make timely payments will result in Holder incurring additional expense in servicing the Loan, and that it is extremely difficult and impractical to ascertain the extent of such damages and that the Late Charge represents a fair and reasonable estimate, considering all of the circumstances existing on the date of the execution of this Note, of the costs that Holder will incur by reason of such late payment. Acceptance of any Late Charge shall not constitute a waiver of the default with respect to the late payment, and shall not prevent Holder from exercising any of the other rights or remedies available hereunder or at law or in equity.

          (c) Maker further acknowledges and agrees that during the time that any payment of principal, interest or other amount due under this Note shall be delinquent, Holder will incur additional costs and expenses attributable to its loss of use of the money due and to the adverse impact on Holder's ability to meet its other obligations and avail itself of other opportunities. Maker agrees that it is extremely difficult and impractical to ascertain the extent of such expenses, and Maker therefore agrees that, upon five
(5) days after written notice of such delinquency has been given by Prudential to Maker, interest at the Secondary Interest Rate shall accrue on any delinquent payments of principal, interest or other amounts due under this Note or any Loan Document from the date such payments were due and for so long as non-payment continues, regardless of whether or not there has been an acceleration of the maturity of the Loan.

     5. Event of Default and Secondary Interest. The occurrence of an "Event of Default" under any Loan Document shall constitute an Event of Default under this Note. Upon the occurrence of an Event of Default (including without limitation the failure of the Maker to observe the provisions of Article IV, Paragraph B of the Deeds of Trust), Holder, at its option may elect to declare the Principal Balance together with all unpaid accrued interest, any Prepayment Premium and any other sums evidenced or secured by this Note or any Loan Document, to be immediately due and payable, without further presentment, demand, protest or notice of any kind, by so notifying Maker in writing, and if Holder so elects the outstanding principal balance of this Note shall commence to bear interest at the Secondary Interest Rate from the date of such election until paid in full.

     6.     Prepayment.

          (a) If for any reason the Principal Balance or any portion thereof is prepaid (whether by operation of law, acceleration or otherwise) on a date prior to the Maturity Date, Maker shall pay to Holder as liquidated damages, immediately upon demand, together with the subject Prepayment Amount and any unpaid accrued interest, a Prepayment Premium calculated in accordance with Exhibit A attached hereto.

          (b) Maker shall have the right voluntarily to prepay all or any portion of the Principal Balance, together with accrued interest thereon, provided that Maker gives Holder not less than thirty (30) days prior written notice of its intention to prepay, and delivers to Holder, on or before the Prepayment Date, the Prepayment Premium as required above, together with the Prepayment Amount and all accrued interest and other sums due under the Loan Documents. In the event Borrower makes a partial prepayment as permitted herein, the outstanding principal balance following such prepayment shall be reamortized, and the monthly payment under this Note recalculated, by Lender in its reasonable discretion, based upon an amortization period equal to 40 months minus the number of whole calendar months which have elapsed from the date of disbursement of the Loan through and including the date of prepayment. By way of example and not by way of limitation, if a prepayment is made on July 15, 1996, the outstanding principal balance following such prepayment shall be reamortized over 12 months. In no event shall the Maturity Date be affected by any such prepayment, reamortization and change in monthly payment.

          (c) Maker agrees that (i) the Prepayment Premium represents the reasonable estimate of Holder and Maker of a fair average compensation for the loss that may be sustained by Holder due to the payment of any of the Principal Balance prior to the Maturity Date; (ii) the Prepayment Premium shall be paid without prejudice to the right of Holder to collect any other amounts provided to be paid hereunder; and (iii) Holder shall not be obligated to actually reinvest the Prepayment Amount in any Treasury or other specific obligations as a condition to receiving the Prepayment Premium.

          (d) Maker hereby expressly waives any right it may have under California Civil Code 2954.10 to prepay this Note, in whole or in part, without prepayment charge, upon acceleration of the Maturity Date of this Note, and agrees that if for any reason a prepayment of any or all of this Note is made, whether voluntarily or following any acceleration of the Maturity Date of this Note by Holder, then Maker shall pay the Prepayment Premium calculated pursuant to Paragraph 6(a). By initialing this provision in the space provided below, Maker hereby declares that the Holder's agreement to make the Loan at the Interest Rate and for the term set forth in this Note constitutes adequate consideration, given individual weight by Maker, for this waiver and agreement.


                         INITIALS OF MAKER:  ____________________


     7. Security. This Note is secured, among other security, by the Deeds of Trust and the other Loan Documents, which contain provisions for the acceleration of the maturity of this Note upon the occurrence of certain described events.

     8. Holder's Rights; No Waiver by Holder. The rights, powers and remedies of Holder under this Note shall be in addition to all rights, powers and remedies given to Holder under the Loan Documents and any other agreement or document securing or evidencing the Loan or by virtue of any statute or rule of law, including, but not limited to, the California Uniform Commercial Code. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently in Holder's sole discretion without impairing Holder's security interest, rights or available remedies. Any forbearance, failure or delay by Holder in exercising any right, power or remedy shall not preclude further exercise thereof, and every right, power or remedy of Holder shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Holder. Maker waives any right to require the Holder to proceed against any Person or to exhaust all or any part of the Property or to pursue any remedy in Holder's power.

     9.     Maker's Waivers.

          (a) Except as otherwise expressly provided in the Loan Agreement, Maker and any endorsers of this Note, and each of them, hereby waive diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Note, whether made to or in favor of Maker or any other person or persons. Maker and any endorsers of this Note expressly waive all right to the benefit of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, extension, redemption, or appraisement now or hereafter provided by the Constitution and the laws of the United States and of any state thereof, as a defense to any demand against Maker or any such endorsers, to the fullest extent permitted by law.

          (b) Maker hereby waives any right to trial by jury with respect to any action or proceeding brought by Holder or any other person relating to (i) the Loan, or (ii) the Loan Documents.

          (c) Maker hereby agrees that this Note constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631 and Maker does hereby constitute and appoint Holder its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Maker does hereby authorize and empower Holder, in the name, place and stead of Maker, to file this Note with the clerk or judge of any court of competent jurisdiction as statutory written consent to waiver of trial by jury.

     10. Transfers by Holder. This Note or any interest in this Note and the Loan Documents may be hypothecated, transferred or assigned by Holder only in accordance with Section 16(c) of the Loan Agreement.

     11. Amendment. This Note may be amended or modified only by an instrument in writing which by its express terms refers to this Note and which is duly executed by the party sought to be bound thereby.

     12. Successors and Assigns. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     13. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

     14. Time. Time is of the essence with respect to each and every term and provision of this Note.

     15. Usury. Notwithstanding any provision herein, the total liability for payments in the nature of interest shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws. If any payments in the nature of interest, additional interest, and other charges made hereunder are held to be in excess of the applicable limits imposed by any applicable state or federal laws, it is agreed that any such amount held to be in excess shall be considered payment of principal and the Principal Balance shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws in compliance with the desires of Holder and Maker.

     16. Notices. All notices, consents and other communications required or permitted by this Note shall be in writing and shall be given in the manner set forth in Section 16(i) of the Loan Agreement.

     17. Attorneys' Fees. The undersigned agrees to pay all costs, including reasonable attorneys' fees and expenses, incurred by Holder in enforcing payment or collection of this Note or the terms of any Loan Document, whether or not suit is filed.

     18.     Limitation on Personal Liabilities.

          In the event of an acceleration of the indebtedness evidenced by this Note upon an event of default thereunder or under the Deed of Trust, Holder shall not enforce any deficiency judgment against Maker (hereinafter referred to as the "Exculpated Party") with respect to any and all obligations evidenced by this Note, in excess of the amount realized upon foreclosure against (or sale, pursuant to power of sale, of) any and all security therefor; provided, however, that nothing contained herein or in any other Loan Document shall (a) limit Holder's other rights and remedies against the Exculpated Party hereunder or thereunder, either at law or in equity, or (b) relieve Exculpated Party from personal liability and responsibility (i) under the ERISA Section of the Deeds of Trust, including the indemnification provisions under said Section, (ii) for waste committed by Exculpated Party with respect to any Mortgaged Property (as such term is defined in the Deeds of Trust), (iii) for any security deposits of tenants not turned over to Holder upon foreclosure or sale pursuant to the power of sale contained in the Deeds of Trust, (iv) for insurance proceeds and condemnation awards received by Exculpated Party and not turned over to Holder or used by Exculpated Party for restoration or repair of the Mortgaged Property which was damaged or affected, (v) for any rents or other income from any Mortgaged Property received by Exculpated Party after an Event of Default or event which with notice or grace period, or both, would be an Event of Default under the Loan Documents and not applied to the fixed and operating expenses of such Mortgaged Property, (vi) for unpaid taxes, assessments, and/or utility charges with respect to a Mortgaged Property, (vii) for any sums expended by Holder in fulfilling the obligations of Exculpated Party, as lessor, under any leases of a Mortgaged Property and for which obligations either performance was due at the time of acceleration of the indebtedness by Holder or became due thereafter prior to foreclosure sale other than during possession of such Mortgaged Property by a receiver appointed in the foreclosure action or otherwise appointed at the request of Holder,
(viii) under the Hazardous Substances Remediation and Indemnification Agreement between Maker and Prudential of even date herewith and (ix) under any materially false representation and warranty by Exculpated Party delivered under Paragraph 6.E. of the Amended and Restated First Mortgage Loan Commitment between Maker and Prudential dated December 2, 1993 (the "Amended Commitment"). Notwithstanding the foregoing, this agreement not to pursue recourse liability SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event:

          (a) that there shall be any event occur (other than an involuntary lien or transfer made without Maker's consent) which entitled, and the Holder elected, to declare the entire Loan due and payable under the Due on Sale or Encumbrance provisions in
Article IV, Paragraph B of the Deeds of Trust and the Loan was not reinstated pursuant to the terms of such Paragraph; or

          (b) of any fraud or material misrepresentation by Maker in connection with any Mortgaged Property, the Loan Documents, the Amended Commitment, the Original Commitment, including the Application (as such terms are defined in the Amended Commitment), the Maker, or any other information furnished to Prudential at or before the Closing pursuant to the Amended Commitment, the Original Commitment (including the Application) or the Loan Documents; provided that as to reports containing a material misrepresentation where such reports were prepared by, and submitted to Prudential under the names of independent contractors (such as, but without limitation, surveyors and environmental consultants), it shall be deemed a material misrepresentation by Maker only if Maker was aware of, or was aware of facts or circumstances which would cause a reasonable person to determine the existence of, such material misrepresentation.

     19. Use of Terms. Maker acknowledges and agrees that, for Prudential's administrative purposes, the Loan is evidenced by a total of seven Promissory Notes: (i) Note A is actually represented by three Notes, "Note A-1" in the original principal amount of $108,350,000, "Note A-2" in the original principal amount of $98,350,000 and "Note A-3" in the original principal amount of $10,000,000 (all three of such promissory notes being hereafter referred to as Category A Notes), (ii) Note B is actually represented by two Notes, "Note B-1" in the original principal amount of $26,650,000 and "Note B-2" in the original principal amount of $26,650,000 (both of such promissory notes being hereafter referred to as Category B Notes), and (iii) Note C is actually represented by two Notes, "Note C-1" in the original principal amount of $5,000,000 and "Note C-2" in the original principal amount of $5,000,000 (both of such promissory notes being hereafter referred to as Category C Notes). The seven promissory notes described above bear interest at varying rates. Whenever in any of the Loan Documents Maker is required or permitted to make a payment or prepayment of principal and/or interest on any of Note A, Note B and/or Note C, such payment or prepayment shall be allocated by the Holder to all Notes within the same category in proportion to the outstanding principal balance of each Note in that category. By way of example and not by way of limitation, a prepayment of principal on Note A shall be allocated proportionately among Note A-1, Note A-2 and Note A-3.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered effective as of the date first written above.


                         MAKER:


                         CATELLUS DEVELOPMENT CORPORATION,
                         a Delaware corporation



                         By:

                         Name:  Douglas Stimpson

                         Title: Vice President Finance

                                EXHIBIT A

                          PREPAYMENT PRIVILEGE


      Subject to the provisions of the Loan Agreement, if all or any portion of this Note is prepaid for any reason, whether voluntarily or involuntarily, or after acceleration by Holder upon a default by Maker under the Loan Documents, Maker shall pay a prepayment premium equal to the greater of
  (1) or (2) (hereinafter called the "Prepayment Premium") where:

       (1) is the product of (a) one quarter of one percent (0.25%) of the Prepayment Amount multiplied by
  (b) the quotient of (i) the number of full months remaining to maturity of the Note as of the Prepayment Date divided by
  (ii) the number of full months comprising the term of the Note; and,

       (2) is an amount equal to the Present Value of the Note (as hereinafter defined) less the amount of principal being prepaid including accrued interest, if any, calculated as of the Prepayment Date.

       Holder shall notify Maker of the amount and basis of determination of the Prepayment Premium. On or before the Prepayment Date, Maker shall pay to Holder the Prepayment Premium together with the Prepayment Amount and all accrued interest and other sums due under the Loan. Holder shall not be obligated to accept any prepayment of the principal balance of this Note unless such prepayment is accompanied by the Prepayment Premium and all accrued interest and other sums due under the Loan.

       For the purposes of determining the Prepayment Premium, the following terms shall have the following meanings:

       The "Treasury Rate" is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining term of the Note, for the week prior to the Prepayment Date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates, conclusively determined by the Holder on the Prepayment Date. The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. (In the event Release H.15 is no longer published, Holder shall select a comparable publication to determine the Treasury Rate.)

       The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually.

       The "Present Value of the Note" shall be determined by discounting all scheduled payments of principal and interest remaining to maturity of the Note, attributed to the Prepayment Amount, at the Discount Rate. If prepayment occurs on a date other than a Monthly Due Date, the actual number of days remaining from the Prepayment Date to the Monthly Due Date will be used to discount within this period.

       Maker agrees that Holder shall not be obligated actually to reinvest the amount prepaid in any Treasury obligations as condition precedent to receiving the
    Prepayment Premium.

                                 EXHIBIT C-2

DO NOT DESTROY THIS NOTE:  When paid, this Note, and the Deeds of
Trust securing it, must be surrendered to the Trustee under the Deeds of Trust for cancellation before reconveyance will be made.

                               PROMISSORY NOTE

                                  (Note C-2)



 $5,000,000                               Los Angeles, California

 Loan No. 6100522                               February 16, 1994

          FOR VALUE RECEIVED, the undersigned, Catellus Development Corporation, a Delaware corporation ("Maker"), having an address at 201 Mission Street, 30th Floor, San Francisco, California 94105, PROMISES TO PAY TO THE ORDER OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential"), a New Jersey corporation authorized to do business in the State of California (Prudential and its successors and assigns who become holders of this Note are hereinafter collectively referred to as "Holder"), by Federal wire transfer to Prudential at Morgan Guaranty Trust Company, 23 Wall Street, New York, New York 10019, Account No. 050-54-493, referencing Loan
No. 6100522, or at such other place as Holder may from time to time designate, the principal sum of Five Million Dollars ($5,000,000), together with interest thereon from the date of this Note through the date paid at a rate per annum equal to the Interest Rate.

     1. Definitions. For the purpose of this Note, the following terms shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Deeds of Trust.

          (a) "Closing" means the date upon which the proceeds of the Loan are disbursed by Prudential to Maker.

          (b) "Deeds of Trust" means collectively those certain documents entitled "Deed of Trust, Security Agreement, Fixture Filing with Assignment of Rents," of even date herewith, executed by Maker as "Trustor" to the benefit of Prudential as "Beneficiary," and those certain documents entitled "Mortgage" of even date herewith, executed by Maker as "Mortgagor" to the benefit of Prudential as "Mortgagee," all as security for repayment of this Note.

          (c) "Event of Default" shall have the meaning given in the Loan Agreement.

          (d) "Interest Rate" means a rate of interest per annum of eight and sixty-five hundredths percent (8.65%).

          (e) "Late Charge(s)" means either the "Per Diem Late Charge" or the "Monthly Late Charge" (or both), as such terms are defined in Paragraph 4 below.

          (f) "Loan" means that certain loan from Prudential to Maker in the aggregate principal amount of $280,000,000 evidenced by this Note, a "Note A-1" in the original principal amount of $108,350,000, a "Note A-2" in the original principal amount of $98,350,000, a "Note A-3" in the original principal amount of $10,000,000, a "Note B-1" in the original principal amount of $26,650,000, a "Note B-2" in the original principal amount of $26,650,000, and a "Note C-1" in the original principal amount of $5,000,000.

          (g) "Loan Agreement" means that certain Loan Agreement between Maker and Prudential of even date herewith governing the terms of the Loan.

          (h) "Loan Documents" means this Note, the Deeds of Trust, all of the Assignments of Lessor's Interest in Leases, the Security Agreement and all other documents now or hereafter governing, securing or executed in connection with the Loan.

          (i)     "Maturity Date" means July 1, 1997.

          (j) "Prepayment Amount" means the amount of the Principal Balance prepaid on a Prepayment Date.

          (k) "Prepayment Date" means any date, prior to the Maturity Date, upon which all or any portion of the Principal
Balance is prepaid.

          (l) "Prepayment Premium" shall have the meaning set forth in Paragraph 6(a).

          (m) "Principal Balance" means the principal balance of this Note from time to time outstanding.

          (n) "Secondary Interest Rate" means a rate of interest per annum of thirteen and seven-tenths percent (13.7%).

     2. Payments. On the first day of April 1994 and continuing on the first day of each calendar month thereafter through and including the first day of June 1997 (each such first day of the month being referred to herein as a "Monthly Due Date"), monthly installments of principal and interest in the amount of $144,332.53 shall be due and payable, with the entire unpaid Principal Balance plus accrued interest and all other amounts payable under the Loan Documents being due and payable in full on the Maturity Date. In the event the Loan closes prior to March 1, 1994, then the amount of interest accruing on this Note from the date of disbursement through and including February 28, 1994 shall be paid to Lender on April 1, 1994, which interest shall be paid in addition to the first regular monthly installment of principal and interest on this Note due on April 1, 1994.

     3. Treatment of Payments. All payments due under this Note or the Loan Documents shall be paid by Maker in lawful money of the United States of America by wire transfer on the date such payment is due. All such payments shall be made without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings (other than U.S., state or local income taxes assessed or levied against or payable by Holder based upon Holder's net income), which amounts shall be paid by Maker. Payments from Maker to Holder under this Note shall be applied first to any expense reimbursements under the Loan Documents, then to any Late Charges, then to accrued and unpaid interest and the balance to the Principal Balance and any Prepayment Premium due thereon.

     4.     Late Charges and Secondary Interest.

          (a) If any monthly principal and/or interest payment is not paid in full on or before the Monthly Due Date for such payment, then a daily late charge calculated by multiplying the amount of the monthly payment by a fraction, the numerator of which is 25% and the denominator of which is 365 (the "Per Diem Late Charge") shall be assessed for each day that such payment is not paid from (and including) the first day after such Monthly Due Date to (and including) the date upon which such payment is made; provided, however, that if any such monthly principal and/or interest payment, together with all accrued Per Diem Late Charges, is not made in full on or before the fifteenth day immediately following such Monthly Due Date, a late charge equal to 4% of the monthly principal and/or interest payment (the "Monthly Late Charge") shall be deemed to be immediately assessed and shall be immediately due and payable. The Monthly Late Charge shall be payable in lieu of and not in addition to any Per Diem Late Charges that shall have accrued during the two-week period immediately preceding the assessment of the Monthly Late Charge.

          (b) Maker acknowledges and agrees that its failure to make timely payments will result in Holder incurring additional expense in servicing the Loan, and that it is extremely difficult and impractical to ascertain the extent of such damages and that the Late Charge represents a fair and reasonable estimate, considering all of the circumstances existing on the date of the execution of this Note, of the costs that Holder will incur by reason of such late payment. Acceptance of any Late Charge shall not constitute a waiver of the default with respect to the late payment, and shall not prevent Holder from exercising any of the other rights or remedies available hereunder or at law or in equity.

          (c) Maker further acknowledges and agrees that during the time that any payment of principal, interest or other amount due under this Note shall be delinquent, Holder will incur additional costs and expenses attributable to its loss of use of the money due and to the adverse impact on Holder's ability to meet its other obligations and avail itself of other opportunities. Maker agrees that it is extremely difficult and impractical to ascertain the extent of such expenses, and Maker therefore agrees that, upon five
(5) days after written notice of such delinquency has been given by Prudential to Maker, interest at the Secondary Interest Rate shall accrue on any delinquent payments of principal, interest or other amounts due under this Note or any Loan Document from the date such payments were due and for so long as non-payment continues, regardless of whether or not there has been an acceleration of the maturity of the Loan.

     5. Event of Default and Secondary Interest. The occurrence of an "Event of Default" under any Loan Document shall constitute an Event of Default under this Note. Upon the occurrence of an Event of Default (including without limitation the failure of the Maker to observe the provisions of Article IV, Paragraph B of the Deeds of Trust), Holder, at its option may elect to declare the Principal Balance together with all unpaid accrued interest, any Prepayment Premium and any other sums evidenced or secured by this Note or any Loan Document, to be immediately due and payable, without further presentment, demand, protest or notice of any kind, by so notifying Maker in writing, and if Holder so elects the outstanding principal balance of this Note shall commence to bear interest at the Secondary Interest Rate from the date of such election until paid in full.

     6.     Prepayment.

          (a) If for any reason the Principal Balance or any portion thereof is prepaid (whether by operation of law, acceleration or otherwise) on a date prior to the Maturity Date, Maker shall pay to Holder as liquidated damages, immediately upon demand, together with the subject Prepayment Amount and any unpaid accrued interest, a Prepayment Premium calculated in accordance with Exhibit A attached hereto.

          (b) Maker shall have the right voluntarily to prepay all or any portion of the Principal Balance, together with accrued interest thereon, provided that Maker gives Holder not less than thirty (30) days prior written notice of its intention to prepay, and delivers to Holder, on or before the Prepayment Date, the Prepayment Premium as required above, together with the Prepayment Amount and all accrued interest and other sums due under the Loan Documents. In the event Borrower makes a partial prepayment as permitted herein, the outstanding principal balance following such prepayment shall be reamortized, and the monthly payment under this Note recalculated, by Lender in its reasonable discretion, based upon an amortization period equal to 40 months minus the number of whole calendar months which have elapsed from the date of disbursement of the Loan through and including the date of prepayment. By way of example and not by way of limitation, if a prepayment is made on July 15, 1996, the outstanding principal balance following such prepayment shall be reamortized over 12 months. In no event shall the Maturity Date be affected by any such prepayment, reamortization and change in monthly payment.

          (c) Maker agrees that (i) the Prepayment Premium represents the reasonable estimate of Holder and Maker of a fair average compensation for the loss that may be sustained by Holder due to the payment of any of the Principal Balance prior to the Maturity Date; (ii) the Prepayment Premium shall be paid without prejudice to the right of Holder to collect any other amounts provided to be paid hereunder; and (iii) Holder shall not be obligated to actually reinvest the Prepayment Amount in any Treasury or other specific obligations as a condition to receiving the Prepayment Premium.

          (d) Maker hereby expressly waives any right it may have under California Civil Code 2954.10 to prepay this Note, in whole or in part, without prepayment charge, upon acceleration of the Maturity Date of this Note, and agrees that if for any reason a prepayment of any or all of this Note is made, whether voluntarily or following any acceleration of the Maturity Date of this Note by Holder, then Maker shall pay the Prepayment Premium calculated pursuant to Paragraph 6(a). By initialing this provision in the space provided below, Maker hereby declares that the Holder's agreement to make the Loan at the Interest Rate and for the term set forth in this Note constitutes adequate consideration, given individual weight by Maker, for this waiver and agreement.


                         INITIALS OF MAKER:  ____________________


     7. Security. This Note is secured, among other security, by the Deeds of Trust and the other Loan Documents, which contain provisions for the acceleration of the maturity of this Note upon the occurrence of certain described events.

     8. Holder's Rights; No Waiver by Holder. The rights, powers and remedies of Holder under this Note shall be in addition to all rights, powers and remedies given to Holder under the Loan Documents and any other agreement or document securing or evidencing the Loan or by virtue of any statute or rule of law, including, but not limited to, the California Uniform Commercial Code. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently in Holder's sole discretion without impairing Holder's security interest, rights or available remedies. Any forbearance, failure or delay by Holder in exercising any right, power or remedy shall not preclude further exercise thereof, and every right, power or remedy of Holder shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Holder. Maker waives any right to require the Holder to proceed against any Person or to exhaust all or any part of the Property or to pursue any remedy in Holder's power.

     9.     Maker's Waivers.

          (a) Except as otherwise expressly provided in the Loan Agreement, Maker and any endorsers of this Note, and each of them, hereby waive diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Note, whether made to or in favor of Maker or any other person or persons. Maker and any endorsers of this Note expressly waive all right to the benefit of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, extension, redemption, or appraisement now or hereafter provided by the Constitution and the laws of the United States and of any state thereof, as a defense to any demand against Maker or any such endorsers, to the fullest extent permitted by law.

          (b) Maker hereby waives any right to trial by jury with respect to any action or proceeding brought by Holder or any other person relating to (i) the Loan, or (ii) the Loan Documents.

          (c) Maker hereby agrees that this Note constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631 and Maker does hereby constitute and appoint Holder its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Maker does hereby authorize and empower Holder, in the name, place and stead of Maker, to file this Note with the clerk or judge of any court of competent jurisdiction as statutory written consent to waiver of trial by jury.

     10. Transfers by Holder. This Note or any interest in this Note and the Loan Documents may be hypothecated, transferred or assigned by Holder only in accordance with Section 16(c) of the Loan Agreement.

     11. Amendment. This Note may be amended or modified only by an instrument in writing which by its express terms refers to this Note and which is duly executed by the party sought to be bound thereby.

     12. Successors and Assigns. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     13. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

     14. Time. Time is of the essence with respect to each and every term and provision of this Note.

     15. Usury. Notwithstanding any provision herein, the total liability for payments in the nature of interest shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws. If any payments in the nature of interest, additional interest, and other charges made hereunder are held to be in excess of the applicable limits imposed by any applicable state or federal laws, it is agreed that any such amount held to be in excess shall be considered payment of principal and the Principal Balance shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws in compliance with the desires of Holder and Maker.

     16. Notices. All notices, consents and other communications required or permitted by this Note shall be in writing and shall be given in the manner set forth in Section 16(i) of the Loan Agreement.

     17. Attorneys' Fees. The undersigned agrees to pay all costs, including reasonable attorneys' fees and expenses, incurred by Holder in enforcing payment or collection of this Note or the terms of any Loan Document, whether or not suit is filed.

     18.     Limitation on Personal Liabilities.

          In the event of an acceleration of the indebtedness evidenced by this Note upon an event of default thereunder or under the Deed of Trust, Holder shall not enforce any deficiency judgment against Maker (hereinafter referred to as the "Exculpated Party") with respect to any and all obligations evidenced by this Note, in excess of the amount realized upon foreclosure against (or sale, pursuant to power of sale, of) any and all security therefor; provided, however, that nothing contained herein or in any other Loan Document shall (a) limit Holder's other rights and remedies against the Exculpated Party hereunder or thereunder, either at law or in equity, or (b) relieve Exculpated Party from personal liability and responsibility (i) under the ERISA Section of the Deeds of Trust, including the indemnification provisions under said Section, (ii) for waste committed by Exculpated Party with respect to any Mortgaged Property (as such term is defined in the Deeds of Trust), (iii) for any security deposits of tenants not turned over to Holder upon foreclosure or sale pursuant to the power of sale contained in the Deeds of Trust, (iv) for insurance proceeds and condemnation awards received by Exculpated Party and not turned over to Holder or used by Exculpated Party for restoration or repair of the Mortgaged Property which was damaged or affected, (v) for any rents or other income from any Mortgaged Property received by Exculpated Party after an Event of Default or event which with notice or grace period, or both, would be an Event of Default under the Loan Documents and not applied to the fixed and operating expenses of such Mortgaged Property, (vi) for unpaid taxes, assessments, and/or utility charges with respect to a Mortgaged Property, (vii) for any sums expended by Holder in fulfilling the obligations of Exculpated Party, as lessor, under any leases of a Mortgaged Property and for which obligations either performance was due at the time of acceleration of the indebtedness by Holder or became due thereafter prior to foreclosure sale other than during possession of such Mortgaged Property by a receiver appointed in the foreclosure action or otherwise appointed at the request of Holder,
(viii) under the Hazardous Substances Remediation and Indemnification Agreement between Maker and Prudential of even date herewith and (ix) under any materially false representation and warranty by Exculpated Party delivered under Paragraph 6.E. of the Amended and Restated First Mortgage Loan Commitment between Maker and Prudential dated December 2, 1993 (the "Amended Commitment"). Notwithstanding the foregoing, this agreement not to pursue recourse liability SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event:

          (a) that there shall be any event occur (other than an involuntary lien or transfer made without Maker's consent) which entitled, and the Holder elected, to declare the entire Loan due and payable under the Due on Sale or Encumbrance provisions in
Article IV, Paragraph B of the Deeds of Trust and the Loan was not reinstated pursuant to the terms of such Paragraph; or

          (b) of any fraud or material misrepresentation by Maker in connection with any Mortgaged Property, the Loan Documents, the Amended Commitment, the Original Commitment, including the Application (as such terms are defined in the Amended Commitment), the Maker, or any other information furnished to Prudential at or before the Closing pursuant to the Amended Commitment, the Original Commitment (including the Application) or the Loan Documents; provided that as to reports containing a material misrepresentation where such reports were prepared by, and submitted to Prudential under the names of independent contractors (such as, but without limitation, surveyors and environmental consultants), it shall be deemed a material misrepresentation by Maker only if Maker was aware of, or was aware of facts or circumstances which would cause a reasonable person to determine the existence of, such material misrepresentation.

     19. Use of Terms. Maker acknowledges and agrees that, for Prudential's administrative purposes, the Loan is evidenced by a total of seven Promissory Notes: (i) Note A is actually represented by three Notes, "Note A-1" in the original principal amount of $108,350,000, "Note A-2" in the original principal amount of $98,350,000 and "Note A-3" in the original principal amount of $10,000,000 (all three of such promissory notes being hereafter referred to as Category A Notes), (ii) Note B is actually represented by two Notes, "Note B-1" in the original principal amount of $26,650,000 and "Note B-2" in the original principal amount of $26,650,000 (both of such promissory notes being hereafter referred to as Category B Notes), and (iii) Note C is actually represented by two Notes, "Note C-1" in the original principal amount of $5,000,000 and "Note C-2" in the original principal amount of $5,000,000 (both of such promissory notes being hereafter referred to as Category C Notes). The seven promissory notes described above bear interest at varying rates. Whenever in any of the Loan Documents Maker is required or permitted to make a payment or prepayment of principal and/or interest on any of Note A, Note B and/or Note C, such payment or prepayment shall be allocated by the Holder to all Notes within the same category in proportion to the outstanding principal balance of each Note in that category. By way of example and not by way of limitation, a prepayment of principal on Note A shall be allocated proportionately among Note A-1, Note A-2 and Note A-3.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered effective as of the date first written above.


                         MAKER:


                         CATELLUS DEVELOPMENT CORPORATION,
                         a Delaware corporation



                         By:

                         Name:  Douglas Stimpson

                         Title: Vice President Finance

                                EXHIBIT A

                          PREPAYMENT PRIVILEGE


      Subject to the provisions of the Loan Agreement, if all or any portion of this Note is prepaid for any reason, whether voluntarily or involuntarily, or after acceleration by Holder upon a default by Maker under the Loan Documents, Maker shall pay a prepayment premium equal to the greater of
  (1) or (2) (hereinafter called the "Prepayment Premium") where:

       (1) is the product of (a) one quarter of one percent (0.25%) of the Prepayment Amount multiplied by
  (b) the quotient of (i) the number of full months remaining to maturity of the Note as of the Prepayment Date divided by
  (ii) the number of full months comprising the term of the Note; and,

       (2) is an amount equal to the Present Value of the Note (as hereinafter defined) less the amount of principal being prepaid including accrued interest, if any, calculated as of the Prepayment Date.

       Holder shall notify Maker of the amount and basis of determination of the Prepayment Premium. On or before the Prepayment Date, Maker shall pay to Holder the Prepayment Premium together with the Prepayment Amount and all accrued interest and other sums due under the Loan. Holder shall not be obligated to accept any prepayment of the principal balance of this Note unless such prepayment is accompanied by the Prepayment Premium and all accrued interest and other sums due under the Loan.

       For the purposes of determining the Prepayment Premium, the following terms shall have the following meanings:

       The "Treasury Rate" is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining term of the Note, for the week prior to the Prepayment Date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates, conclusively determined by the Holder on the Prepayment Date. The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. (In the event Release H.15 is no longer published, Holder shall select a comparable publication to determine the Treasury Rate.)

       The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually.

       The "Present Value of the Note" shall be determined by discounting all scheduled payments of principal and interest remaining to maturity of the Note, attributed to the Prepayment Amount, at the Discount Rate. If prepayment occurs on a date other than a Monthly Due Date, the actual number of days remaining from the Prepayment Date to the Monthly Due Date will be used to discount within this period.

       Maker agrees that Holder shall not be obligated actually to reinvest the amount prepaid in any Treasury obligations as condition precedent to receiving the
    Prepayment Premium.

                               EXHIBIT D



                            OWNER'S AFFIDAVIT

           I, Douglas Stimpson, in my capacity as Vice
 President Finance of Catellus Development Corporation, a Delaware corporation ("Catellus"), hereby certify to The Prudential Insurance Company of America, a New Jersey corporation ("Prudential"), as required under Section 6.B. and 6.I. of that certain Amended and Restated First Mortgage Loan Commitment dated December 2, 1993 (the "Commitment"), that:

           1. Except as disclosed on Schedule 1 attached hereto and incorporated herein by this reference, all costs and expenses of all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full;

           2. Catellus has paid for and Catellus is the owner or lessee of all furniture, furnishings, fixtures and equipment (other than tenants' property) set forth on
 Schedule 2 attached hereto and incorporated herein by this reference, which Schedule describes the Personal Property (as defined in Paragraph 3.B. of the Commitment), free and clear of any security interests or liens;

           3. No bankruptcy or insolvency proceedings have been instituted by or against Catellus;

           4. Except for permitted non-conforming uses and violations previously disclosed by Catellus, Chicago Title Insurance Company or governmental entities in writing to and approved by Prudential in its sole discretion, each Mortgaged Property and the use thereof comply in all material respects with all applicable federal, state and local laws, ordinances, building codes, rules and regulations pertaining to zoning and building;

           5. There is no action or proceeding before any court, quasi-judicial body or administrative agency (i) in which Catellus is a party (and has been served) or, to the best knowledge of Catellus, with respect to which Catellus would be bound by the judgment or decision, and which, if adversely determined might materially adversely affect the financial condition of Catellus, or (ii) relating to the validity of the Loan or the proposed or actual use of each Mortgaged Property (except proceedings initiated by Catellus and seeking to increase the intensity of permitted uses for certain of the Mortgaged Properties) and all rights to appeal any decision rendered in any such action or proceeding have expired;

           6. Except as disclosed in writing by Catellus to Prudential prior to the date hereof, none of the Mortgaged Properties has suffered any unrepaired damage as a result of any casualty or is subject to any pending or, to the best knowledge of Catellus, threatened condemnation;

           7. With respect to each Lease, to the best knowledge of Catellus, and except as disclosed in Schedule C, the statements made in each of the Tenant Estoppel Certificates delivered to Prudential are and remain true and correct as though executed on the date of Closing, and, to the best knowledge of Catellus, after due inquiry of Catellus asset managers, there is no bankruptcy or insolvency proceeding pending by or against any Major Tenant; and

           8. There has been no change in the condition of any Mortgaged Property from that reflected in the Surveys delivered to and approved by Prudential under Paragraph 4.A of the Commitment.

           All capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Commitment.

           IN WITNESS WHEREOF, the undersigned officer of Catellus signed this Owner's Affidavit as of the 16th day of February, 1994.

                               ____________________________
                               Douglas Stimpson
                                Vice President Finance

     SCHEDULE 1

      Outstanding Costs and Expenses for Labor, Materials, Supplies
                              and Equipment

                               SCHEDULE 2

                            Personal Property

                                EXHIBIT E

                           SURVEY REQUIREMENTS

           The Survey shall be prepared for and certified to Prudential by a registered land surveyor approved by Prudential. The Survey shall comply with the minimum detail requirements for land title surveys as adopted by the American Land Title Association and American Congress on Surveying and Mapping, adopted in 1986, and shall show the following items, whether covered by the foregoing minimum detail requirements or not:

            1. All courses and distances of the boundaries of the Property.

            2. The location of all improvements on the Property with the dimensions in relation to lot and building lines. If recorded covenants or restrictions, recorded plats or zoning ordinances require a building to be set back specified distances from street or property lines, the Survey must show measured distances from said building to said line.

            3.     Locations of all rights-of-way, water
  courses, drains, sewers, utility easements, driveways and roads which serve the Property or to which the Property are subject, and all other easements listed in the title insurance policy to be provided pursuant to this Commitment.

            4. The names and widths of streets, with the distance from the nearest corner to the beginning point of the Property.

            5. The names of adjoining owners on all sides of the Property.

            6. The total acreage or square foot area of the Property and the paved parking area and the total number of all parking spaces.

            7.     Interior lines and facts sufficient to
  insure contiguity if the Property is composed of several parcels.

            8.     Certification by the surveyor that the
  Property, as described in the survey, does not constitute an illegal subdivision of land under applicable state, county or municipal laws or ordinances.

            9. Certification as to whether or not the Property lies within a flood zone as determined by the United States Department of Housing and Urban Development. If the Property lies within a flood zone, the certification should reflect the flood zone classification.

            10. The political subdivision, county and such other notations as will accurately locate the property surveyed.

            11.     The following form of survey
  certification:

                     FORM OF SURVEY CERTIFICATION

            I hereby state to The Prudential Insurance Company of America (or subsidiary if applicable), its successors and assigns and (Name of Title Insurance Co.), that this is a
  true and correct survey of                  (Land lot, etc.
  and street address) and shows the true and correct location of the buildings and improvements situated on such land and all easements, rights-of-way, setback lines, and similar restrictions of record. The buildings and improvements do not overhang or encroach upon any easements or rights-of-way of others, and there are no encroachments either way across the property lines. The property surveyed contains acres and is not located within a flood plain area as determined by the United States Department of Housing and Urban Development. The property surveyed does not constitute an illegal subdivision of land under applicable state, county or municipal law or ordinance.

            I hereby state that this Survey was prepared by
  (State name of surveyor and qualification)             and
  was made in accordance with "minimum detail requirements for ALTA/ACSM Land Title Surveys," jointly established and adopted by ALTA and ACSM in 1986; and meets the accuracy requirements of a Class Survey, as defined therein.

            By:  _______________________________

            (Seal)


            Registration No.____________________

              Dated:_________________________

                       EXHIBIT F

               GUIDELINES FOR HAZARDOUS MATERIALS REPORT

                             SCOPE OF WORK

            The Real Estate Security will be surveyed by an environmental consultant approved by Prudential. The objective of the survey is to determine whether there is any environmental contamination present on the Real Estate Security, or whether such contamination is likely to occur in the future because of on-site or nearby activities or problems. The survey should indicate the extent of any problems and describe possible remedial measures. In addition, the consultant shall acknowledge in its report that The Prudential Insurance Company of America will be relying on the survey in consideration of financing the Real Estate Security.

            PHASE I - SITE INVESTIGATION

            A.     Historical Review

            Identify any prior uses or activities at or near the site which might have created any environmental problems. Sources of information and supporting documentation may include, but are not necessarily limited to:

            1.     Area Plat Book

            2.     Title Search or assessor records

            3.     Topographic Maps

            4.     Aerial Photos

            5.     Construction Documents

            6.     Environmental Inquiries

                   a.     Federal, State and Local
  Environmental Authorities

                   -     record of environmental permits
  (owner and tenants)

                   -     record of environmental violations or
  other incidents

                   -     status of any past or present
  environmental issues or remedial plans

                   -     record of all of the above for all
  abutting properties

                   -     groundwater sampling data near the
  project site

                   -     location of sites undergoing or
  otherwise subject to remediation programs within one mile of the subject site. This shall include reference to the Federal CERCLIS and NPL lists, and appropriate state lists.

                   -     environmental regulations or
  requirements that may be relevant to this transaction (e.g., ECRA in New Jersey)

                   -     locations of nearby landfill or
  hazardous waste disposal sites

                   -     general groundwater flow direction
  and condition in the vicinity of the sites.

                   Identify any "regional" groundwater
  problems.

                   -     possible environmental constraints on
  the use of the property including but not limited to:

                   wetlands

                   floodplain

                   coastal zone

                   sole source aquifer

                   aquifer recharge area

                   nearby environmentally sensitive sites

                   b.    Local Fire Officials

                   -     record of underground tank
  installation, removals, ruptures, leaks or other incidents

                   -     record of fires involving toxic
  substances

                   c.    Local Health Authorities

                   -     record of any health-related
  environmental issues pertaining to the property

                   d.    OSHA

                   -     record of any worker or
  workplace-related environmental incidents

                   e.    Local Water and Sewer Authorities

                   -     source of water for the Property

                   -     location of nearby water supply wells
  indicate whether the groundwater is used as a source of potable water.

                   -     record of any drinking water
  contamination problems, either at the Property or the immediate vicinity

                   -     method of sewage disposal

            B.     Site Inspection

            1. Interview Property owner, Property manager, maintenance personnel and tenants, and review available files for:

                   a.     any past or present environmental
  incidents, violation notices, or environmental litigation.

                   b.     any past or present use, storage,
  handling and disposal of any hazardous materials including petroleum, chemicals, pesticides and asbestos. Provide a copy of the "right to know" (hazard communication) and SARA Title III filings.

                   c.     record of required environmental
  permits by owner and/or tenants.

                   d.     waste generated and disposal methods
  used.

                   e.     waste water generated and disposal
  methods used. Specify the presence of sanitary sewer connections, septic systems, dry wells etc.

            2.     Visual Inspection for:

                   a.     storage or handling of hazardous
  materials in tanks, drums or containers.

                   b.     evidence of illegal dumping of
  hazardous materials, debris or construction materials.

                   c.     extensive use of fill from source of
  unknown origin.

                   d.     evidence of soil, surface water
  and/or groundwater contamination (e.g., staining, distressed vegetation).

                   e.     potential for contaminated storm
  water drainage from adjacent properties.

                   f.     evidence of underground waste
  disposal (sumps, floor drains).

                   g.     any environmental concerns surfaced
  as the result of the Historical Review.

                   h.     any environmental concerns resulting
  from the handling of hazardous materials of nearby properties (e.g., gas stations, manufacturing plants) - consider at least a 1/4 mile radius.

            3. Underground and Above-Ground Storage Tanks and Other Equipment

                   a.     Provide an inventory of all storage
  tanks, including size, location, installation date, contents, tank material, etc.

                   b.     Provide a record of any tank leak
  tests and results.

                   c.     Verify all tank permits and
  registrations.

                   d.     Conduct physical inspection of above
  ground tanks, process equipment and piping systems to the extent possible.

                   e.     Document the presence of any
  cathodic protection system, leak detection system or other means of equipment protection, and compare with regulatory requirements.

                   f.     Describe and evaluate any  spill
  prevention or containment measures including SPCC plan if available.

                   g.     Determine all prior tank removals or
  repairs. Explain the reasons for the removal or repair, and whether or not any contaminated soil or groundwater was removed or remediated. The absence of post-excavation sampling may require a phase II investigation.

                   h.     Indicate any plans for future tank
  removals or repairs.

                   i.     Tank testing or subsurface
  investigation may be required at Prudential's discretion, based on available data.

            4.     Polychlorinated Biphenyls (PCBs)

                   a.     Document the location and owner of
  all transformers or capacitors that contain PCBs.

                   b.     Verify that all PCB equipment (i.e.,
  contains any PCBs) including all transformers present on the property, is in compliance with all federal, state and local laws and regulations.

                   c.     Visually inspect PCB equipment and
  determine whether there are any leaks or other hazards.

                   d.     Determine whether all oil-filled
  transformers have been classified by PCB testing (mandatory for non-utility owned transformers) or other acceptable alternative.

                   e.     Verify that the PCB transformers
  located near (provide distance) commercial buildings have been properly registered with the building owner and are subject to an appropriate inspection program.

            5.     Radon

            Conduct radon testing at all residential properties. Test other properties as appropriate, determined by the type of property, and the likelihood
  (regional experience) of the presence of radon.

            6.     Abutting and/or Nearby Upgradient
  Properties

            To the extent feasible and possible, consider the potential that current or prior off-site activities may result in an environmental impact. This shall include:

                   a.     abutting properties.  The presence
  of a gasoline service station or facility handling a significant quantity of hazardous materials adjacent to the property shall normally constitute a basis for a phase II investigation.

                   b.     nearby (at least within 1/4 mile)
  upgradient properties handling hazardous materials.

                   c.     properties with known problems
  within one mile upgradient of the property.

            7.     Asbestos

                   a.     Determine whether the presence of
  asbestos is suspected or confirmed at the Property (evaluate any available asbestos survey).

                   b.     Examine available building records
  for an indication of the presence of asbestos.

                   c.     Determine whether there is an
  Operations and Maintenance plan (O&M) in effect.

                   d.     If an asbestos bulk survey is
  required it shall be conducted consistent with the Prudential Realty Group Asbestos Bulk Survey Scope of Work.
  A "phase I" or "limited" survey is not acceptable.

            C.     Report Requirements

            1.     The consultant shall acknowledge that
  Prudential will be relying on this report in consideration of financing of the subject property. Alternatively, the survey report shall be addressed to Prudential, as well as the borrower.

            2. Upon completion of Phase I, an evaluation of the environmental issues associated with the Property and a recommendation regarding the need for a subsurface investigation shall be made by the consultant. Conclusions and recommendations shall be summarized in an executive summary at the front of the report.

            3. The consultant's final phase I report shall also include but not be limited to:

                   a.     narrative description of the
  Property and the surrounding area

                   b.     site plans and location maps
  indicating all referenced locations

                   c.     site photographs

                   d.     a discussion of all environmental
  issues identified

                   e.     a description of all applicable
  state and local regulatory requirements

                   f.     limitations of the report with
  explanations (e.g., limited access)

            4.     Any recommendation for a subsurface
  investigation shall include, as a minimum:

                   a.     reasons leading to the
  recommendation

                   b.     recommended method(s) of subsurface
  exploration

                   c.     number, depth, and location of
  borings and wells required

                   d.     any remote sensing techniques (i.e.,
  soil gas survey, ground penetrating radar, etc.) to be utilized, and potential limitations of results so obtained

                   e.     substances and parameters to be
  tested for by laboratory analysis and the rationale for this decision (e.g., products handled on this or adjacent property)

                   f.     projected time schedule for
  submission of the phase II results

                   g.     cost estimate for all work
  recommended

            PHASE II - SUBSURFACE INVESTIGATION

            A.     General Comments

            1.     The requirement for a subsurface
  investigation shall be established by Prudential A&E staff.

            2. The subsurface investigation will normally include at least three monitoring wells so that the direction of groundwater flow can be identified. If it is concluded that the direction of flow can be determined by other means (e.g., existing data on a nearby site), or is not necessary for the analysis, then this requirement can be removed or reduced.

            3. Analysis of groundwater samples shall be based on the phase I results, but at least one sample shall normally be analyzed for priority pollutants with additional library search unless waived by A&E staff.

            4. All analyses of metals will provide both total and dissolved results unless otherwise authorized by A&E staff.

            5.     The use of composite sampling must be
  specifically authorized by A&E staff.

            6.     The laboratory used for sample analysis
  shall be certified by any regulatory agency having jurisdiction, if applicable.

            7. All residual materials from the subsurface investigation shall be disposed of by the consultant in an appropriate manner, consistent with all regulatory requirements.

            B.     The consultant's final Phase II report
  shall include:

            1. conclusions about environmental condition of the site.

            2. site plans and location maps indicating all referenced locations, including soil boring and monitoring wells

            3.     site photographs if not provided in the
  Phase I report

            4.     documentation and support data

            5.     evolution of all data.  This shall be
  related to state and local regulatory requirements and any actual, "suggested," or "guidance" action levels for reporting or cleaning up soil and groundwater contamination. Any state groundwater quality standards must be specifically referenced.

            6.     groundwater level and direction of flow

            7.     uncertainties relating to available data

            8.     recommendations for additional site
  investigation with projected costs

            9. recommendations for remedial measures, if required

            10.     estimated length of time and cost of
  remediation

                               EXHIBIT G

                     HAZARD INSURANCE INSTRUCTIONS

            A.     A duplicate original insurance policy
  delivered prior to Closing shall meet the following minimum requirements:

            1.     The Applicant must be named as the Insured;

            2.     The Property must be identified as the
  insured property;

            3. The proper amount(s) of coverage must be indicated;

            4.     Prudential must be named as lender/loss
  payee under a standard noncontributory clause at the address designated in subparagraph 5(c) below; and

            5. The policy must be endorsed to include the following provisions:

                   (a)     Relating to typical waiver
  provisions in commercial leases:

                   "This Company may require from the Insured an assignment of all rights of recovery against any party for loss to the extent that payment therefor is made by this Company, but this Company shall not acquire any rights of recovery which the Insured has expressly waived prior to loss, nor shall such waiver affect the Insured's rights under this policy"; and

                   (b)     "This policy contains a replacement
  cost provision with waiver of depreciation, all as more particularly set forth in Section ___ on Page ____ hereof";
  and

                   (c)     "It is hereby understood and agreed
  that this Company will give THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, Deed of Trust Loan Insurance and Tax Division, P.O. Box 10082, Van Nuys, California 91410-0082, with a copy to The Prudential Realty Group, 2029 Century Park East, Suite 3600, Los Angeles, California 90067, Attention: Law Department, at least 30 days' written notice prior to material change in/or cancellation of this policy."

            B. If the policy involved is a Blanket Policy, then Prudential must receive a certificate of insurance providing the following:

                   1.     A copy of the policy certified to be
  a true copy by an authorized signatory of the insurance company; and

                   2.     An original Certificate of
  Insurance, addressed to Prudential covering the same information as is required in Section A above.

                       EXHIBIT H

              GUIDELINES FOR ENGINEERING REPORT

            The third-party engineer should conduct a comprehensive structural evaluation of the Mortgaged
  Properties including, but not just limited to:

            1. Reviewing the soil investigation report in general, and analyze the liquefaction potential in particular.

            2.     Reviewing the design loan calculations
  ascertaining all concurrent vertical (dead and live) and horizontal (earthquake or wind, whichever is greater) loads are considered.

            3. Preparing an opinion of probable maximum loss (PML) to the project building in the event of a major earthquake based on the following factors: type and quality of construction; configuration, age and condition of the building; structural design; local geology, seismicity and site earthquake history.

            4. Advising the borrower as well as the lender under which/what building code the building was designed; if the project building was not designed to the latest Uniform Building Code, please advise how to structurally upgrade together with associated cost estimate.

            5. Preparing a dynamic analysis for buildings over 240 feet in height, regardless of the age of the project building.

            6. Preparing a detailed review of anchoring system for non-structural items, such as exterior wall
  (stone, glass, aluminum, etc.), major mechanical equipment, piping, etc.

            7. Performing a general engineering inspection and review of the project building, including roofing, pavement, mechanical, electrical, plumbing and life safety systems, etc.

                                EXHIBIT I

                       THE PRUDENTIAL REALTY GROUP

                          ASBESTOS BULK SURVEY

                             SURVEY OF WORK

           The Real Estate Security will be surveyed by a qualified asbestos consultant approved by Prudential. The objective of the survey is to determine whether there are any asbestos-containing materials present on the Real Estate Security. The survey should indicate the extent of any such materials and describe possible remedial measures. In addition, the consultant shall acknowledge in its report that The Prudential Insurance Company of America will be relying on the survey in consideration of financing the Real Estate Security.

           I.     SAMPLING

           A. The inspector conducting the sampling shall be identified, and the details of his training and experience shall be submitted to Prudential. The inspector must be accredited by all agencies asserting jurisdiction.

           B. Define homogeneous areas for purposes of sampling. In defining a homogeneous area, uniformity in color and texture are key criteria. The consultant may consider functional space as criteria but this may not always be necessary or appropriate. Discretion shall be exercised when defining homogenous areas, giving consideration to all factors which could reduce the number of samples required. This might include construction practices utilized, available building specifications and as-built drawings, and the type of materials under consideration.

           C. Areas of specific items not accessible for bulk sampling because of limited access or requirement for destructive sampling shall be explained in the survey report.

           D. Surfacing material (including sprayed on fireproofing and textured paint) shall be sampled in a statistically random manner, that is representative of each homogeneous area, as follows:

           1. At least 3 bulk samples shall be collected from each homogeneous area that is 1,000 sq. ft. or less.

           2. At least 5 bulk samples shall be collected from each homogeneous area that is greater than 1,000 sq. ft.
 but less than or equal to 5,000 sq. ft.

           3. At least 7 bulk samples shall be collected from each homogeneous area that is greater than 5,000 sq. ft.

           E. Thermal system insulation shall be sampled as follows:

           1. Except as provided in paragraphs 2 through 4 below, collect, in a randomly distributed manner, at least three bulk samples from each homogeneous area of thermal system insulation.

           2. Collect at least one bulk sample from each homogeneous area of patched thermal system insulation if the patched section is less than 6 linear or square feet (patched areas greater than 6 feet should be treated as separate homogeneous areas).

           3. In a manner sufficient to determine whether the material is ACM or not ACM, collect bulk samples from each insulated mechanical system where cement or plaster is used on fittings such as tees elbows or valves.

           4. Bulk samples are not required to be collected from any homogeneous area where the accredited inspector has determined that the thermal system insulation is fiberglass, rubber or other material which does not contain asbestos.

           F.     Miscellaneous material suspected of
 containing asbestos shall be sampled as follows:

           In a manner sufficient to determine whether material is ACM or not ACM, collect bulk samples from each homogeneous area of miscellaneous material suspected of containing asbestos. The sampling protocol used must be justified.

           G.     If it is anticipated that more than 250
 samples will be required, the sampling plan must be reviewed with Prudential A&E.

           H.     If there is evidence of significant
 disturbance to suspected ACM, or if ACM is located in the air handling system, representative airborne asbestos concentrations may be required after consultation with the Property owner and Prudential A&E staff.

           I. Unless specifically directed by Prudential, sampling of roofing material is not included in this scope of work.

           II.     ANALYSIS

           A. If the project schedule allows, a portion of the samples can be retained for a second round of analysis to reduce costs. This should only be done if the material within a homogeneous area is expected to be ACM. A final determination that any material is not ACM requires analysis of all samples.

           B. Bulk samples shall be analyzed for asbestos using NVLAP certified laboratories. AIHA certification is recommended.

           C.     Bulk samples shall be analyzed by PLM
 (polarized light microscopy), using the "Interim Method for the Determination of Asbestos in Bulk Insulation Samples" found at Appendix A to Subpart F in 40 CFR Part 763. Samples shall not be composited for analysis.

           D. Use TEM analysis for 10% (but at least one) of the samples from each homogeneous area of vinyl tile if otherwise indicated by PLM not to contain greater than 1% asbestos. The analysis of vinyl tile shall be done using the Chatfield method currently under consideration by ASTM. No other bulk sampling shall be conducted by TEM or SEM without the approval of the A&E staff of the Prudential Realty Group.

           E. Provide quantitative results of analyses for samples found to be ACM (i.e., greater than one percent asbestos by weight). Results of analyses for other samples shall be reported as "less than one percent" unless the state or local regulatory requirements in the project area require otherwise.

           F.     The name and address of each laboratory
 performing an analysis, the date of analysis, and the name and signature of the person performing the analysis shall be submitted.

           III.     ASSESSMENT

           Provide a written assessment of all ACM on the property indicating:

           A. Location, description and results of all samples and the assumptions made regarding homogeneous areas.

           B. Delineation of survey limitations, including inaccessible areas, and an evaluation of the significance of these uncertainties to the overall assessment.

           C. Location, type and amount of the asbestos containing materials.

           D.     Condition of the materials, specifying:

           1.     Friability

           2. Type of damage (e.g., flaking, blistering, water damage or other signs of physical damage)

           3. Severity of damage (e.g., major flaking, severely torn jackets, as opposed to occasional flaking, minor tears to jackets)

           4. Extent or spread of damage over large areas or large percentage or the homogeneous area

           E.     Whether the material is accessible for
 removal.

           F.     The potential that the material may be
 disturbed. If possible, this should reference a discussion with building management regarding maintenance practices and possible renovations.

           G. Known or suspected causes of damage (e.g., air erosion, vandalism, vibration, water).

           H. Preventive measures which might eliminate the reasonable likelihood that undamaged ACM might become damaged.

           I.     Any immediate hazard presented by the ACM.

           J.     Any hazards that might result from the
 continued presence of any ACM in a building.

           K.     Results of air sampling if available.

           L.     The estimated costs for removal and an
 Operation and Maintenance (O&M) plan. For properties that have ACM and are proposed to be subject to a program of encapsulation, enclosure or other acceptable form of abatement, the cost of that program should also be provided.
 Cost estimates should be qualified with regard to the level of detail and margin of error.

           M.     Estimated costs should also be provided
 (separately) for restoration to pre-removal conditions. Cost estimates should be qualified with regard to the level of detail and margin of error.

           N.     Estimated time required for abatement.

           O. State or local asbestos requirement affecting decisions regarding abatement.

           IV.     DEVIATIONS

           All deviations from this scope of work must have prior approval from the Prudential Realty Group Architects and
  Engineers.

                                 EXHIBIT J

 RECORDING REQUESTED BY:



 WHEN RECORDED MAIL TO:

 The Prudential Insurance Company of America
 2029 Century Park East, Suite 3700
 Los Angeles, California 90067
 Attention:  Regional Counsel


                    SPECIFIC ASSIGNMENT, SUBORDINATION
                 NON-DISTURBANCE AND ATTORNMENT AGREEMENT



      THIS  AGREEMENT  is  entered  into  this              day
 of               , 1991, by and among
 , a                ("Tenant"),              , ("Borrower") and
 THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a corporation organized and existing under the laws of the State of New Jersey ("Lender").


                                 RECITALS



      A.     Tenant is the lessee and Borrower is the current
 lessor under that certain lease dated                 by and
 between                        , as landlord, and Tenant, as
 tenant, as amended (said lease as so amended hereinafter referred to as the "Lease") demising certain premises more particularly described in the Lease.

      B. Lender has made, or will make, to Borrower a loan (the "Loan") evidenced by a Note Secured by Deed of Trust in the
 face amount of                 ($          ) (the "Note") and
 secured by, among other things, a certain Deed of Trust to be executed by Borrower for the benefit of Lender (the "Deed of Trust") which will encumber Borrower's interest in certain real
 property located in          County,               and more
 particularly described in Exhibit "A" attached hereto and incorporated herein by reference thereto (the ("Property"). The Property includes the premises covered by the Lease.

      C. Lender has required the execution of this Agreement by Borrower and Tenant as a condition precedent to Lender making the Loan.

      D. Tenant acknowledges, as its consideration for entering into this Agreement, that Tenant will benefit by Lender making the Loan to Borrower and that Tenant will benefit by entering into an agreement with Lender concerning their relationship in the event of foreclosure of the Deed of Trust by
  Lender.

                          AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to make the Loan, Tenant, Borrower, and Lender hereby agree and covenant as follows:

      1. Borrower does hereby absolutely and presently grant, transfer, and assign to Lender the Lease and all existing and future rents and other sums payable under the Lease and any separate guarantees of the Lease or any obligations thereunder.

      2. Until written demand is made by Lender to Tenant, all rents and other sums payable under the Lease shall be paid to Borrower.

      3. Tenant and Borrower agree for the benefit of Lender that:

             (a) Tenant shall not pay and Borrower shall not accept, any rent or additional rent more than one month in advance of the regular rental installment date; and

             (b) Tenant and Borrower will not enter into any agreement for the cancellation, surrender, termination, amendment or modification of the Lease without Lender's prior written consent.

      4. Tenant and Lender hereby agree that upon recordation of the Deed of Trust on the Property for the benefit of Lender the Lease and all the provisions of the Lease, [including without limitation, Tenant's [purchase option] [and] [right of first
 refusal] contained in Paragraph [s.]       of the Lease,] shall
 automatically thereafter be subject and subordinate in all respects to the Deed of Trust and to all renewals, modifications, replacements, substitutions, rearrangements and or extensions thereof.

      5. If the interests of Borrower in the Property are acquired by Lender or other party ("Purchaser") by foreclosure, deed in lieu of foreclosure or any other method in connection with the enforcement of the Deed of Trust:

             (a) If Tenant shall not then be in default in the payment of rent or other sums due under the Lease or be otherwise in default under the Lease, Lender agrees that the Lease and the possessory rights of Tenant thereunder shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the terms of the Lease or this Agreement;

             (b)     Tenant agrees to attorn to Lender (or
 Purchaser) as its lessor; Tenant shall be bound under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, including any renewal options which are exercised in accordance with the terms of the Lease;

             (c) The interests so acquired shall not merge with any other interests of Lender in the Property if such merger would result in termination of the Lease; and

             (d)     Tenant agrees that its [right of first
 refusal] [and] [option to purchase] shall be of no further force and effect.

 The provisions of this paragraph 5 shall be effective and self-operative without the execution of any other instrument.

      6. If the interests of Borrower in the Property are acquired by Lender (or Purchaser) by foreclosure, deed in lieu of foreclosure or any other method, Lender (or Purchaser) shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, and Tenant shall, from and after Lender's (or Purchaser's) acquisition of the interests of Borrower in the Property, have the same remedies against Lender (or Purchaser) for the breach of the Lease the Tenant would have had under the Lease against Borrower if Lender (or Purchaser) had not succeeded to the interests of Borrower; provided however, that Lender (or Purchaser) shall not be:

             (a) liable for any misrepresentation, act or omission of any prior landlord (including the Borrower); or

             (b) subject to any offsets or defenses which the Tenant might have against any prior landlord (including the Borrower); or

             (c) liable to Tenant for any security deposit paid to any prior landlord (including the Borrower) which security deposit was not transferred to Lender or Purchaser; or

             (d) bound by any rent or additional rent which the Tenant might have paid for more than the current month to any prior landlord (including the Borrower); or

             (e) bound by any material amendment or material modification of the Lease made without its consent; or

             (f) bound by any obligation by Borrower to third parties, whether under an assignment of lease, sublease or other agreement (including the Lease), which obligations were assumed by Borrower as an inducement to or in consideration of Tenant's leasing space in the Property.

 Borrower agrees that it will remain liable to Tenant and Tenant agrees to look solely to Borrower for all Lease obligations, duties or liabilities which are not expressly assumed by Lender pursuant to this Paragraph 6.

      7. This Agreement shall inure to the benefit of and be binding upon the parties hereto, any Purchaser, and their respective heirs, successors and assigns. Upon recording the full reconveyance of the Deed of Trust, this Agreement shall become null and void and be of no further effect.

      8. Any notice, request, demand, instruction or other communication to be given to any party hereunder shall be in writing and shall be delivered by hand, or sent by certified mail, postage prepaid, return receipt requested, as follows:

      To Tenant:



      To Borrower:



      To Lender:          The Prudential Insurance Company
                          of America
                          The Prudential Realty Group
                          2029 Century Park East, Suite 3700
                          Los Angeles, CA 90067
                          Attention:  Regional Counsel

 The addresses and addressees for the purpose of this paragraph may be changed by giving written notice of such change in the manner herein provided for giving notice.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                     [Tenant]                                   ,



                                    By:




                     [Borrower]                                 ,



                                    By:




                     [Lender]       THE PRUDENTIAL INSURANCE
                                    COMPANY OF AMERICA

                                    By:

 TRANCHE A PROPERTIES     01/26/94     SCHEDULE A
                         06:09 PM

- -A- OFFICE PROPERTIES

                                                                  ALLOCATED
                                                                       LOAN
    CATELLUS    PROPERTY                                       NRA   AMOUNT
#   PARCEL NO.  NAME & ADDRESS         CITY          STATE  (SQFT)  (000'S)

1   CA0592501   Commercenter I, II     NewportBeach  CA      45542     1035
2   CA0591451   1801 Edinger           Santa Ana     CA      50394      660

                Southern CA/Orange Cty Subtotals             95936     1695

1   CA0374803,  9121,9131,9201,9211
    04,05,& 06  Oakdale                Northridge    CA     216945    14000
1   CA0670021,
    22,23       Discovery Park         Sacramento    CA      43405      960
2   CA0670020   Point West Plaza       Sacramento    CA      52375     2080

                Sacramento Subtotals                         95780     3040

1   OR0510001   Raleighwest Executive
                Building               Portland      OR      55380     1520

                Subtotal Office Tranche A                   464041    20255

    -A- INDUSTRIAL PROPERTIES
                                                                  ALLOCATED
                                                                       LOAN
    CATELLUS    PROPERTY                                       NRA   AMOUNT
#   PARCEL NO.  NAME & ADDRESS         CITY          STATE  (SQFT)  (000'S)

1   AZ0131001   7821 East Acoma        Phoenix       AZ      12043      300
2   AZ0130901   3315 Buckeye Rd.       Phoenix       AZ     123427     1125
3   AZ0130701   302 E. University      Phoenix       AZ      77406     1200
4   AZ0131307   402 N. 44th Ave.       Phoenix       AZ     221327     2060
5   AZ0131403   2404 S. Wilson         Tempe         AZ      93366     1300
6   AZ0131406   Broadway Ind. Park     Tempe         AZ     133291     2475

                Arizona Subtotals                           660860     8460

1   CA0591052   E. Hunter              Anaheim       CA     173056     5100
2   CA0590551   2100 E. Valencia Dr.   Fullerton     CA     268254     6750
3   CA0591252   Mailing & Marketing    Orange        CA      38793     1350
4   CA0591251   230 W. Blueridge       Orange        CA     106302     3030
5   CA0591402,
    439 & 440   McFadden Center        Santa Ana     CA     182355     6200
6   CA0591553   CALIF.CONNECTION
                (WAS US PLYWOOD)       Tustin        CA      39440      675
7   CA0592601   14352 Franklin         Tustin        CA      65910     1650

                Southern CA/Orange Cty Subtotals            874110    24755

1   CA0373101   16400 Trojan Way       La Mirada     CA     220000     4575
2   CA0370130   Greenleaf & Busch      SantaFe Sprg  CA     165606     4125
3   CA0372060   455l&4575 Loma Vista   Vernon        CA     106059     2550
4   CA0372062   4530 Loma Vista        Vernon        CA      47000     1500
5   CA0372079   CMD Ind. Park          Vernon        CA     222656     4900
6   CA0713526   Jurupa Road            Ontario       CA     405864     7820

                Southern CA/LA Cty Subtotals               1167185    25470

1   CA0010526   Spec. Warehouse        Livermore     CA      76800     1500
2   CA0010527   Transwestern           Livermore     CA      92022     1800
3   CA0010511,
    12 & 13     29995, 59 & 0001
                Ahern Street           Union City    CA     220109     4950
4   CA0010510   2900 Faber St.         Union City    CA     126144     3700

                Northern CA Subtotals                       515075    11950

1   CA0732101   Kearny Mesa            San Diego     CA     193009     5180
2   CA0730451
    & 19        8820-9050 Kenmar       San Diego     CA     198070     5925

                San Diego Subtotals                         391079    11105

1   KS1770151   Fleming Warehouse      Topeka        KS      70266      450

1   OK1090551
    & 352       Oklahoma City Ware.    OklahomaCity  OK     210829     1350

                Subtotal Industrial Tranche A              3889404    83540



TRANCHE A PROPERTIES     01/26/94     SCHEDULE A
                         06:09 PM
- -A- R & D PROPERTIES

                                                                  ALLOCATED
                                                                       LOAN
    CATELLUS    PROPERTY                                      NRA    AMOUNT
#   PARCEL NO.  NAME & ADDRESS         CITY          STATE  (SQFT)  (000'S)

1   AZ0131002   Redfield/Gelding       Scottsdale    AZ      50300     1125

1   CA0591504   Spec. R & D/3M         Tustin        CA      69763     3000
2   CA0591552   1361 E. Valencia       Tustin        CA      75900     2625
3   CA0592101   Beckman #1 & 2         Fullerton     CA     164280     5365
4   CA0592153   Beckman #3             Fullerton     CA      50000     1200

                Southern CA/Orange Cty Subtotals            359943    12190

1   CA0670024   Commerce Circle        Sacramento    CA     110500     1500

                Subtotal R & D Tranche A                    520743    14815


- -A- RETAIL PROPERTIES
                                                                  ALLOCATED
                                                                       LOAN
    CATELLUS    PROPERTY                                       NRA   AMOUNT
#   PARCEL NO.  NAME & ADDRESS         CITY          STATE  (SQFT)  (000'S)

1   CA0010251   Berkeley Depot Bldg    Berkeley        CA     3695      525
2   CA0374301   Topanga-Erwin S.C.     Woodland Hills  CA    83862     5250

                Subtotal Retail Tranche A                    87557     5775



- -A- MISCELLANEOUS PROPERTIES
                                                                  ALLOCATED
                                                                       LOAN
    CATELLUS    PROPERTY                                     NRA     AMOUNT
#   PARCEL NO.  NAME & ADDRESS         CITY          STATE  (SQFT)  (000'S)

1   CA0371952   3060 E. 44th St.       Vernon        CA      50000      600
2   CA0372055   4330 District Blvd.    Vernon        CA      15288      150
3   CA0372057   4350 District Blvd.    Vernon        CA      14014       75
4   CA0372059   4410 District Blvd.    Vernon        CA       4600      150
5   CA0372070   4700 Dist. St.         Vernon        CA      10600      300
6   CA0372074   5035 Gifford Ave.      Vernon        CA      76560      825
7   CA0372075   5030 Gifford Ave.      Vernon        CA      19950      300
8   CA0372076   4801 E. 50th St.       Vernon        CA      48315      375

                Vernon Subtotals                            239327     2775

1   CA0731752   1020 Kettner (1)      San Diego      CA      43637      700

                Subtotal Misc. Tranche A                    282964     3475


NOTES:     (1)  For the purposes of a partial release of the Baggage
Building pursuant to Section 6(h) of the Loan Agreement, the Allocated Loan Amount for the Baggage Building shall be 0 and and the entire Allocated Loan Amount shall be deemed to apply to the remaining portion of this parcel (i.e. the Depot Building)

TRANCHE A PROPERTIES     01/26/94     SCHEDULE A
                         06:47 PM

- -A- GROUND LEASE PROPERTIES
                                                           GROSS  ALLOCATED
                                                           LAND        LOAN
    CATELLUS    PROPERTY                                   AREA      AMOUNT
#   PARCEL NO.  NAME & ADDRESS         CITY         STATE  (ACRES)  (000'S)

1   CA0370225   Greenleaf & Busch      SantaFe Sprg    CA     3.04      795

1   CA0374801   Jrass Corporation      Northridge      CA     2.02      975
2   CA0374802   N & K Dem              Northridge      CA     1.56     1100
3   CA0374813   Western System         Northridge      CA     3.19     2015
4   CA0374814   Oakdale Assoc.         Northridge      CA     3.23     1940
5   CA0374815   Valley Assoc.          Northridge      CA     3.5      2480
6   CA0374816   W & K Investment       Northridge      CA     3.82     1535
7   CA0374823   W & K Investment       Northridge      CA     0.68       80
8   CA0374824   W & K Investment       Northridge      CA     1.13      210
9   CA0374825
    & 26        Katell Properties      Northridge      CA     1.36      250
10  CA0374827
    & 28        W & K Investment       Northridge      CA     1.66      310
11  CA0374829   W & K Investment       Northridge      CA     1.11      190
12  CA0374830   W & K Investment       Northridge      CA     1.34      165
13  CA0374831   W & K Investment       Northridge      CA     1.34      165
14  CA0374832   W & K Investment       Northridge      CA     1.11      140
15  CA0374833
    & 34        W & K Investment       Northridge      CA     2.1       825
16  CA0374835,
    36 & 37     W & K Investment       Northridge      CA     2.47      540
17  CA0374838   W & K Investment       Northridge      CA     0.99      125
18  CA0374839   W & K Investment       Northridge      CA     5.57     2055
19  CA0374840   W & K Investment       Northridge      CA     5.28     1830
20  CA0374841   W & K Investment       Northridge      CA     5.62     1525

                Northridge Subtotals                         49.08    18455

1   CA0731705,
    06,07,
    12&51       Misc. Parcels (1)      San Diego       CA     5.55     9100
2   CA0731704
    & 29        Bennet/Misc. (2)       San Diego       CA     1.03     2875
3   CA0731701   Ace Parking            San Diego       CA     1.56     2825
4   CA0731703   Travelodge             San Diego       CA     0.11      175
5   CA0731714   Ace Parking            San Diego       CA     1.6      2825
6   CA0731901   Ace Parking            San Diego       CA     0.69     1500

                San Diego Subtotals                          10.54    19300

                Subtotal Tranche A Ground Leases             62.66    38550

NOTES:    (1) CA0731706 is a non-ground leased parcel owned in fee and consists of a 938 sf bldg. CA0731751 is a non-ground leased parcel owned in fee and consists of a 5,950 sf bldg.
          (2) CA0731704 is a non-ground leased parcel owned in fee and consists of a 5,950 sf bldg.

TRANCHE B PROPERTIES     01/26/94     SCHEDULE A
                         06:09 PM

- -B- OFFICE PROPERTIES
                                                                  ALLOCATED
                                                                       LOAN
    CATELLUS    PROPERTY                                      NRA    AMOUNT
#   PARCEL NO.  NAME & ADDRESS         CITY          STATE  (SQFT)  (000'S)

1   CA0591151   Global Van Lines       Orange        CA      40000     2000
2   CA0591152   Global Van Lines       Orange        CA      35000     1075
3   CA0850025,
    26,27,28
    29&30       South Bay Center       San Jose      CA     424192    42650
4   IL0311251   Santa Fe Center        Chicago       IL     374700    20650

                Office Subtotal                             873892    66375

- -B- INDUSTRIAL PROPERTIES
                                                                  ALLOCATED
                                                                       LOAN
    CATELLUS    PROPERTY                                       NRA   AMOUNT
#   PARCEL NO.  NAME & ADDRESS         CITY          STATE  (SQFT)  (000'S)

1   AZ0131405   Microage Building      Tempe         AZ     111337     1940

- -B- RETAIL PROPERTIES
                                                                  ALLOCATED
                                                                       LOAN
    CATELLUS    PROPERTY                                       NRA   AMOUNT
#   PARCEL NO.  NAME & ADDRESS         CITY          STATE  (SQFT)  (000'S)

1   CA0010195   Granada Shop. Ctr.     Livermore     CA      66342     3665
2   CO0310101   Belcaro Shop. Ctr.     Denver        CO     100223     5200

                Retail Subtotals                            166565     8865
TRANCHE B PROPERTIES     01/26/94     SCHEDULE A
                         06:47 PM
- -B- GROUND LEASE PROPERTIES
                                                            GROSS ALLOCATED
                                                             LAND      LOAN
    CATELLUS    PROPERTY                                     AREA    AMOUNT
#   PARCEL NO.  NAME & ADDRESS         CITY          STATE (ACRES)  (000'S)

1   CA0010173   Storage Investor       Oakland        CA      2.27      825
2   CA0010194   Pacific Racing
                GOLDEN GATE FIELDS     Albany         CA    125.00     9150
3   CA0130001   Macerich N.W.Ass.      Walnut Creek   CA      2.06      925
4   CA0850017   Murphy Square          Sunnyvale      CA      1.45      435
5   CA0850031   O'Donnell, Brigham     San Jose       CA      7.99      830
6   CA0850032   O'Donnell, Brigham     San Jose       CA      4.94      715
7   CA0850042   Orchard # 703          San Jose       CA     15.84      830
8   CA0850043   Orchard # 702          San Jose       CA     16.71      915
9   CA0850044   Orchard # 701          San Jose       CA     24.29     1560

                Northern CA Tranche B GL Subtotals          200.55    16185

1   CA0370011   Wickes/
                Midtown Shopping       Los Angeles    CA     12.97     3955
2   CA0370050   Donald Miller          Pomona         CA      3.52      675
3   CA0370051   A&M Investment         Pasadena       CA      0.78      355
4   CA0370052   Ambrose Properties     Long Beach     CA      6.98     3225
5   CA0370059   McMillan Funeral       Gardena        CA      0.42      225
6   CA0370146   Shoemaker Assoc.       Cerritos       CA     18.24     5000
7   CA0590020   Yorba Investors        Yorba Linda    CA      6.21     1100
8   CA0590125   Griffith Brothers/
                VILLA PARK             Orange         CA      2.02      750
9   CA0592102   Imperial Bonita        Fullerton      CA      4.25     1245
10  CA0592103   U.S. Life Insurance/
                PLAZA IMPERIAL         Fullerton      CA      3.49      800
11  CA0650127   Elsinore Investment    Lake Elsinore  CA      0.76      145
12  CA0650801   B.C. Systems           Blythe         CA    13.079      200
13  CA0710214,
    1518 &
    1544-49     Lockheed               S.Bernardino   CA   5139.55     1275
14  CA0710625   Bank of S.Bernardino   S.Bernardino   CA      1.37      525
15  CA0730002   Harris Farms Inc./
                CA MULTIMODAL          San Diego      CA      7.54      750

                Southern CA Tranche B GL Subtotals         221.179    20225

                Tranche B Ground Lease Subtotals          5421.729    36410

                Aggregate Tranche A & B Totals                       280000
                                   SCHEDULE B



                                                                  15-Feb-94

    CATELLUS      PROPERTY                                YEAR       NRA
#   PARCEL NO.    NAME & ADDRESS       CITY       STATE   BUILT    (SQFT)

1   CA0371952     3060 E. 44th Street  Vernon     CA      1951     50,000
2   CA0372055,56  4330 District Blvd.  Vernon     CA      1938     15,288
3   CA0372057     4350 District Blvd.  Vernon     CA      1937     14,014
4   CA0372059     4410 District Blvd.  Vernon     CA      1980      4,600
5   CA0372070     4700 Dist. St.       Vernon     Ca      1980     10,600
6   CA0372074     5035 Gifford Ave.    Vernon     CA      1942     76,560
7   CA0372075     5030 Gifford Ave.    Vernon     CA      1948     19,950
8   CA0372076     4801 E. 50th St.     Vernon     CA      1937     48,315
9   CA0731704     820 West A. St.      San Diego  CA      1945     10,000
10  CA0731706     1302 Kettner Blvd    San Diego  CA      1940        938
11  CA0731751     1256-68 Kettner      San Diego  CA      1960      5,000
12  CA0731752     1020 Kettner         San Diego  CA      1915     43,637
13  CA0591553     Calif. Connection/
                  U.S. Plywood         Tustin     CA      1966     39,440


GROUND LEASE PROPERTIES
                                                                   GROSS
                                                                   LAND
    CATELLUS       PROPERTY                              YEAR      AREA
#   PARCEL NO.     NAME & ADDRESS     CITY     STATE     BUILT    (ACRES)

1   CA0731703,     Additional San
    05,07,12,29     Diego Parcels     San Diego     CA    N/A      4.74

2   CA0731701,     Ace Parking &
    14,901          Familian Corp     San Diego     CA    N/A      3.45
                                   SCHEDULE C



                               MAJOR TENANT LIST
                                                                LEASE
                                               LEASED AREA   EXPIRATION
     #      PARCEL NUMBER  TENANT NAME                (SF)       DATE

     1      AZ0130701      Leprino Foods            54,027      10/94
     2      AZ0130901      Thakco                   56,617      10/93
     3      AZ0131307      Total Warehousing       171,193       8/95
     4      CA0010510      Winterlia Inc.          126,144       6/02
     5      CA0010512      Advo Systems Inc.        86,496       5/95
     6      CA0010527      Transwestern             92,022       2/98
     7      CA0370130      Bradshaw Int'l           94,850       7/95
     8      CA0370130      CA Business Int'l        70,756      12/93
     9      CA0372062      Michael Caruso           47,000      12/99
     10     CA0372076      Griffith Micro           48,315       6/94
     11     CA0373101      Tuftex Carpet           220,000       2/96
     12     CA0374805      St. Ives Labs            53,292       7/02
     13     CA0590551      North American Phillip  143,904       4/96
     14     CA0590551      Sunclipse Inc.           57,000       4/96
     15     CA0590551      Biz E Associates         59,616      11/95
     16     CA0591251      Apace Moving            106,302       4/96
     17     CA0591252      Mailing & Marketing      38,793       8/96
     18     CA0591504      MN Mining & Mtg.         69,763       8/96
     19     CA0591552      Scan Tron Corp           75,226       2/96
     20     CA0591553      California Connection    39,440      12/94
     21     CA0592153      Creative Products        50,000       7/97
     22     CA0592101      Beckman Industries       64,280       5/00
     23     CA0713526      Brokowsky               405,864       3/99
     24     KS1770151      Graphic Promotion        70,366      12/96
     25     OK1090551      Commercial Warehouse    207,229       9/94
     26     CA0010195      Lucky Stores             28,498      11/99
     27     AZ0131405      Microage Computer       111,337       6/95
     28     CA0591151      Global Van Lines         40,000       2/96
     29     CA0591152      Global Van Lines         35,000       2/96
     30     CA0850026,27,
             28,30         BT Tymnet               282,514       4/97
     31     IL0311251      Sara Lea Bakery          80,550       5/01



MAJOR GROUND LEASE TENANTS
                    LEASED AREA     LEASE TERM
     #     PARCEL NUMBER   TENANT NAME               (ACRES)     (YEARS)

     1      CA0010194      Ladbroke Racing Corp.        234.00      27
     2      CA0370052      Ambrose                        6.98      53
     3      CA0370146      Alondra Shoemaker             11.25      45
     4      CA0374813      Western System Fin.            3.19      55
     5      CA0374814      Oakdale Assoc.                 3.23      55
     6      CA0374815      Valley Assoc.                  3.49      55
     7      CA0374816      Lot 17 Assoc.                  3.82      55
     8      CA0710214      Lockheed Calif. Co.        5,139.00      50
     9      CA0850042      Orchard Invest. Prop.         15.84      55
     10     CA0850043      Orchard Invest. Prop.         16.71      55
     11     CA0850044      Orchard Invest. Prop.         24.29      55




                                   SCHEDULE D

                               OPTION PROPERTIES

CATELLUS
PARCEL NO.          LEASE NO.          TENANT

AZ0131405          1304               Microage Computer Centers

CA0010527          1607               Transwestern Polymers

CA0372074          90957              Academy Tent and Canvas

CA0592101          3701               Beckman Industrial Corporation

CA0731703          3477               Travelodge

CA0591251          3709               Apace